Exhibit 10.39
EXECUTION VERSION

PURCHASE AGREEMENT
among
TERREMARK WORLDWIDE, INC., as Issuer,
The Guarantors named herein,
The Agent named herein
and
The Purchasers named herein
Dated as of January 5, 2007
Relating to:
$10,000,000 Aggregate Principal Amount of
Senior Subordinated Secured Notes due 2009
$4,000,000 Aggregate Principal Amount of
Subordinated Convertible Notes due 2009

EXECUTION VERSION

EXHIBITS

Exhibit A	–	Form of Class A Note
Exhibit B	–	Form of Subsidiary Guarantee
Exhibit C	–	Form of Supplemental Agreement
Exhibit D	–	Form of Subordination and Intercreditor Agreement
Exhibit E	–	Form of Indenture
Exhibit F	–	Form of Registration Rights
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Form of Landlord Access Agreement
Exhibit I	–	Form of Mortgage
Exhibit J–1	–	Form of Perfection Certificate
Exhibit J–2	–	Form of Perfection Certificate Supplement
Exhibit K	–	Form of Security Agreement
Exhibit L	–	Form of Confidentiality Agreement
Exhibit M	–	Form of Series B Subordination Agreement
Exhibit 3.03(a)	–	Form of Officers’ Certificate
Exhibit 3.03(b)	–	Form of Secretary’s Certificate
Exhibit 3.04(a)(i)	–	Form of Company Counsel Opinion

SCHEDULES

Schedule A	–	Information Relating to Purchasers
Schedule B	–	Assets to be Transferred to NAP Madrid
Schedule C	–	List of Certain Property
Schedule 3.04	–	Local Counsel
Schedule 3.06	–	Adverse Events
Schedule 4.02	–	Capitalization
Schedule 4.03(a)	–	Equity Interests
Schedule 4.03(b)	–	Consents
Schedule 4.05	–	Authorizations and Approvals
Schedule 4.06	–	Financial Statements
Schedule 4.07(a)	–	Liabilities
Schedule 4.07(b)	–	Changes in Business
Schedule 4.08	–	Legal and Governmental Actions
Schedule 4.09(c)	–	Special Flood Hazards
Schedule 4.10(a)	–	Intellectual Property — Claims
Schedule 4.10(c)	–	Intellectual Property — Violations
Schedule 4.11	–	Taxes
Schedule 4.12	–	Retiree Health and Life Benefits
Schedule 4.18	–	Indebtedness
Schedule 4.19	–	Compliance with Laws; Permits; Environmental Matters
Schedule 4.21(a)	–	Affiliate Transactions
Schedule 4.22	–	Material Contracts
Schedule 4.25	–	Transaction Fees
Schedule 4.26	–	Brokerage Fees

7

Schedule 4.27	–	Documents and Procedures
Schedule 4.28	–	Labor Disputes
Schedule 8.07(c)	–	Liens

EXECUTION VERSION
PURCHASE AGREEMENT
          PURCHASE AGREEMENT, dated as of January 5, 2007, by and among TERREMARK WORLDWIDE, INC., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (each a “Guarantor” and, collectively, the “Guarantors,” and together with the Company, the “Issuers”), the Agent (defined below) and each of the purchasers listed on Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”).
RECITALS
          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers, and the Purchasers, acting severally and not jointly, have agreed to purchase from the Company, an aggregate of (i) $10.0 million aggregate principal amount of the Company’s Senior Subordinated Secured Notes due 2009 in the form of Exhibit A hereto (the “Series A Notes”) and (ii) $4.0 million aggregate principal amount of the Company’s Subordinated Convertible Notes due 2009 in the form attached to the Indenture (defined below) (the “Series B Notes,” together with the Series A Notes, the “Notes”);
          WHEREAS the obligations of the Company under this Agreement pertaining to the Series A Notes and the Series A Notes will be guaranteed (the “Subsidiary Guarantees”) by the Guarantors, such Subsidiary Guarantees to be in the form of Exhibit B hereto;
          WHEREAS the Company desires to secure all of its obligations under the Basic Documents (as hereinafter defined) by granting to the Agent, for the benefit of the Agent and the Series A Noteholders, a security interest in and lien upon substantially all of its personal and real property (including a pledge of all of the Capital Stock (as hereinafter defined) of its Subsidiaries (as hereinafter defined)) other than the Excluded Property (as defined in the Security Agreement);
          WHEREAS each of the Guarantors (which excludes the SPV) is willing to grant to the Agent, for the benefit of the Agent and the Series A Noteholders, a security interest in and lien upon substantially all of its personal and real property to secure such guaranty other than the Excluded Property (as defined in the Security Agreement);
          WHEREAS the Issuers have duly authorized the creation and issuance of the Notes and the Subsidiary Guarantees, and the execution and delivery of this Agreement and the other Basic Documents; and
          WHEREAS all things necessary to make this Agreement, the Notes (when issued and delivered hereunder), the Subsidiary Guarantees (when validly endorsed on the Series A Notes), and each other Basic Document valid and binding obligations of each applicable Issuer in accordance with their respective terms have been done;
          NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:
          “Accredited Investor” means any Person that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
          “Acquired Indebtedness” means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.
          “Affiliate” means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means Credit Suisse, Cayman Islands Branch. in its capacity as Agent for the Series A Noteholders or its successor appointed pursuant to Section 14.07.
          “Agreement” is defined in Section 15.04.
          “Applicable Law” means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to the Company, any of its Subsidiaries or any of their property or operations.
          “Applicable Rate” is defined in Exhibit A.
          “Asset Acquisition” means (i) an Investment by the Company or any Subsidiary in any other Person pursuant to which such Person will become a Subsidiary or will be merged or consolidated with or into the Company or any Subsidiary or (ii) the acquisition by the Company or any Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.
          “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (a) that is governed by the provisions described under Section 8.10; provided, however, that any transaction consummated in compliance with Section 8.10 involving a transfer of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company that are not so transferred in such transaction, (b) that is by the Company to any Wholly Owned Subsidiary that is a Guarantor, or by any Subsidiary to the Company or any Wholly Owned Subsidiary that is a Guarantor in accordance with the terms of this Agreement, (c) that is of obsolete equipment in the ordinary course of business, (d) the Fair Market Value of which in the aggregate does not exceed $1,000,000 or (e) that is Excluded Real Property.
          “Asset Sale Offer” is defined in Section 7.09(a).
          “Asset Sale Offer Payment Date” is defined in Section 7.09(b).
          “Audit Date” is defined in Section 4.06(b).
          “Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
          “Bailee Letter” shall have the meaning assigned thereto in the Security Agreement.
          “Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.
          “Basic Documents” means, collectively, this Agreement, the Notes, the Guarantees, the Security Documents, the Subordination Agreement, the Registration Rights Agreement, the Indenture, the Post-Closing Letter, the Series B Subordination Agreement and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

          “Board of Directors” means the Board of Directors of the Company or a Subsidiary of the Company, as the case may be, or any authorized committee of such Board of Directors.
          “Business Day” means any day other than a Legal Holiday.
          “Buy-Out Offer” is defined in Section 7.17(a).
          “Buy-Out Payment” is defined in Section 7.17(a).
          “Buy-Out Offer Payment Date” is defined in Section 7.17(b)(ii).
          “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and (iii) any rights, warrants or options exchangeable for or convertible into any of the foregoing.
          “Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.
          “Cash Equivalents” means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A1 by Standard & Poor’s Corporation or at least P1 by Moody’s Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.
          “Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Company or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. § 9601 et seq.
          “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
          “Change of Control” means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d3 and 13d5 under the Exchange Act), directly or indirectly, of 331/3% or more of the total voting or economic power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary solely to reflect a change in the jurisdiction of incorporation of the Company or where (A) no “person” or “group,” other than Permitted Holders, owns immediately after such transaction, directly or indirectly, 331/3% or more of the total voting or economic power of the Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting and economic power of the Voting Stock of the surviving or transferee corporation immediately after such transaction); or (iv) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.
          “Change of Control Offer” is defined in Section 7.08(a).
          “Change of Control Payment” is defined in Section 7.08(a).
          “Change of Control Payment Date” is defined in Section 7.08(b)(ii).
          “Closing Time” is defined in Section 2.03.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
          “Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.
          “Common Stock” has the meaning specified in the third recital to this Agreement.
          “Company” shall have the meaning assigned to such term in the preamble to this Agreement and its successors and permitted assigns.
          “Company Filings” means any filings or reports, including exhibits, annexes and any amendments thereto, filed by the Company or any of its Subsidiaries with the Commission.
          “Company Financial Statements” is defined in Section 4.06(a).
          “Company Party” is defined in Section 4.04(c).
          “Company Reports” is defined in Section 4.06(b).
          “Compliance Certificate” is defined in Section 6.01(f).
          “Consolidated” or “consolidated” (including the correlative term “consolidating”) or on a “consolidated basis,” when used with reference to any financial term in this Agreement (but not when used with respect to any Tax Return or Tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with intercompany items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.
          “Consolidated EBITDA” means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Noncash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and (d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.
          “Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Interest Expense” means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net cost under or otherwise associated with Hedging Obligations (in each case, including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (v)

all capitalized interest and all accrued interest, and (b) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Subsidiaries during such period and as determined on a consolidated basis. Consolidated Interest Expense shall be calculated on a Pro forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Asset Acquisitions and Asset Sales as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.
          “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions are actually received by the Company or a Subsidiary, (iii) income of the Company and the Subsidiaries derived from or in respect of Investments in Persons other than Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Company or a Subsidiary, (iv) net income (or loss) of any Person combined with the Company or any of the Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) any gain or loss realized upon the termination of any employee pension benefit plan, (vi) gains (but not losses), net of all fees and expenses relating thereto, in respect of any Asset Sales by the Company or a Subsidiary, (vii) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (viii) any restoration to income of any contingency reserve except to the extent provision for such reserve was made out of income accrued at any time following the Closing Time, (ix) any gain, arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the Company and (x) the net gain resulting from any prepayment or redemption premiums incurred with respect to Indebtedness repaid with the proceeds of the issuance of the Notes in accordance with this Agreement.
          “Contemplated Lease Financing” means, with respect to each of Property 1 and Property 2, respectively, the capital lease transaction entered into in connection with the financing of the acquisition of such respective property in accordance with the terms of the commitment letter delivered pursuant to Section 3.18; and “Contemplated Lease Financings” shall be a collective reference to both such financing transactions together.
          “Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (e) and (f) of Section 8.07, the following conditions:
        (a) the Company shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

        (b) at the option and at the request of the Agent or the Required Series A Noteholders, to the extent such Lien is in an amount in excess of $500,000, the appropriate Issuer shall maintain cash reserves in an amount sufficient to pay and discharge such Lien or obtain a bond over such Lien and, in either case, the Issuer’s reasonable estimate of all interest and penalties related thereto; and
        (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.
          “Contract” is defined in Section 4.05.
          “Controlling Person” is defined in Section 13.02(a).
          “Custodian” is defined in Section 10.01.
          “Default” means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute an Event of Default.
          “Designation” has the meaning assigned to such term in Section 7.15.
          “Designation Amount” has the meaning assigned to such term in Section 7.15.
          “Disclosure Schedule” means all numbered Schedules to this Agreement.
          “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
          “Enforceability Exceptions” means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).
          “Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
          “Environmental Action” means (a) any action, suit, written demand, written claim, written notice of noncompliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Permit or Hazardous Material, including, without limitation, (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (ii) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief and (b) any investigation, monitoring, removal or remediation activities undertaken by or on behalf of the Company or any of its Subsidiaries, whether or not such activities are carried out voluntarily.
          “Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or written agency interpretation, policy or guidance that has the force and effect of law relating to pollution or protection of the environment, public health and safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
          “ERISA” is defined in Section 4.12(a).
          “ERISA Affiliate” is defined in Section 4.12(b).
          “Eurocurrency Reserve Requirements” is defined in Exhibit A.
          “Eurodollar Base Rate” is defined in Exhibit A.
          “Eurodollar Rate” is defined in Exhibit A.
          “Event of Default” is defined in Section 10.01.
          “Excess Proceeds” is defined in Section 8.05(b).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
          “Excluded Properties” means both Property 1 and Property 2, to the extent (but only to the extent) the acquisition of such respective property was financed with the proceeds of a Contemplated Lease Financing.
          “Existing Lien” is defined in Section 8.07(c).
          “Facility” means the 750,000 square foot telecommunications building in which NAP of the Americas, Inc., a Wholly Owned Subsidiary, is housed as one of the tenants in Miami, Florida.
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company or the applicable Subsidiary of the Company acting in good faith evidenced by a board resolution thereof delivered to the Noteholders.
          “Falcon Purchase Agreement” means the purchase agreement, dated as of December 31, 2004, by and among the Company, the guarantors named therein, the agent named therein and the purchasers named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time.
          “Fiscal Year” means the Fiscal Year of the Company and its Subsidiaries ending on March 31 of each calendar year, except with respect to NAP Madrid and Terremark Latin America (Brasil) Ltda., for which “Fiscal Year” means the Fiscal Year ending on December 31 of each calendar year unless and until such Subsidiary adopts March 31 of each calendar year as its Fiscal Year.
          “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.
          “GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.
          “Governmental Authority” means (a) the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.
          “guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.
          “Guarantors” means the Subsidiaries listed on the signature pages hereto as guarantors to this Agreement and any other Subsidiary which is a guarantor of the Series A Notes, including any Person that executes or is required after the Closing Time to execute a guarantee of the Series A Notes pursuant to the covenant described under Section 7.12 until a successor replaces such party pursuant to the applicable provisions of this Agreement and, thereafter, shall mean such successor.

          “Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or is reasonably expected to become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.
          “Hedging Obligations” means, with respect to any Person, the net payment obligations of such Person under (a) Interest Rate Agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.
          “incur” is defined in Section 8.04(a).
          “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred or arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all guarantees of Indebtedness by such Person, (vii) all Redeemable Capital Stock issued by such Person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends), (viii) all Hedging obligations of such Person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          “Indenture” means the Indenture between the Company and The Bank of New York, as trustee, dated as of the date hereof relating to the Series B Notes.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm which is nationally recognized within the United States of America (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
          “Institutional Investor” means (a) any original Purchaser of a Note and any transferee that is an Affiliate of any original Purchaser, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form organized under the laws of the United States or a State thereof, with capital and surplus in excess of $50,000,000.
          “Insurance Policies” means the insurance policies and coverages required to be maintained by each Issuer which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 7.07 and all renewals and extensions thereof.
          “Insurance Requirements” means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Issuer which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
          “Intellectual Property” means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.
          “Interest Payment Date” is defined in Exhibit A.

          “Interest Period” is defined in Exhibit A.
          “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
          “Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any Hedging Obligation or similar agreement shall constitute an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Capital Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.
          “Issuers” shall have the meaning assigned to such term in the preamble of this Agreement and their successors and assigns.
          “Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit I, or such other form as may reasonably be acceptable to the Agent and the Required Series A Noteholders.
          “Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal

Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
          “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
          “Material Adverse Effect” means a material adverse effect on (a) the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Basic Documents, or (c) the validity or enforceability of any Basic Document.
          “Material Contracts” means any agreements, contracts or arrangements between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are included in any of the Company Filings.
          “Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).
          “Maturity Date Extension Option” is defined in Exhibit A.
          “Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit I or other form reasonably satisfactory to the Agent and the Required Series A Noteholders, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
          “Mortgaged Property” shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated the Closing Time to the extent that such landlord consents to such Mortgage and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Time pursuant to Section 7.12(c) and the Post-Closing Letter.
          “Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) of ERISA.
          “NAP Madrid” means NAP de las Americas Madrid S.A.

               “Net Cash Proceeds” means
        (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and
        (b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs, expenses and taxes incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.
               “Noteholder” means a Person in whose name a Note is registered on the Note Register from time to time.
               “Note Register” has the meaning given to such term in Section 9.06(a).
               “Notes” has the meaning specified in the recitals to this Agreement.
               “NPL” means the National Priorities List under CERCLA.
               “Obligations” means (i) any principal, premium and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Series A Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the other Issuers under this Agreement and the other Basic Documents pertaining to the Series A Notes, Subsidiary Guarantees or Security Documents and other documents related thereto executed in connection therewith and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the other Issuers under or pursuant to this Agreement and the other Basic Documents pertaining to the Series A Notes, Subsidiary Guarantees or Security Documents and other documents related thereto executed in connection therewith.
          “Offer Amount” is defined in Section 7.09(b)(ii).
          “Officer” means, with respect to any Person, the President, Chief Executive Officer or the Chief Financial Officer of such Person.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officers making or giving such Officers’ Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement at to whether, in the opinion of the signers, such condition has been complied with.
          “Operating Lease” means all leases other than Capitalized Lease Obligations.
          “outstanding,” when used with respect to the Series A Notes, means, as of the date of determination, all Series A Notes theretofore executed and delivered under this Agreement, except:
       (i) Series A Notes theretofore cancelled by the Company or delivered to the Company for cancellation;
       (ii) Series A Notes for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such Series A Notes; provided that if such Series A Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and
       (iii) Series A Notes which have been paid pursuant to Section 9.08 or in exchange for or in lieu of which other Series A Notes have been executed and delivered pursuant to this Agreement, other than any such Series A Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Series A Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Noteholders of the requisite principal amount of the outstanding Series A Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Series A Notes owned by the Company or any other obligor upon the Series A Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Series A Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required Series A Noteholders the pledgee’s right so to act with respect to such Series A Notes and that the pledgee is not the Company or any other obligor upon the Series A Notes or any Affiliate of the Company or of such other obligor.

          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 10756, as amended.
          “Payment Default” is defined in Section 10.01(f).
          “Pension Plan” is defined in Section 4.12(b).
          “Perfection Certificate” shall mean a certificate in the form of Exhibit J-1 or any other form approved by the Agent and the Required Series A Noteholders, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
          “Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit J-2 or any other form approved by the Agent and the Required Series A Noteholders.
          “Permits” means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.
          “Permitted Collateral Liens” means (i) Contested Liens (as defined in the Security Agreement), (ii) the Liens described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q) and (r) of Section 8.07 and (iii) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (b), (d), (e), (g), (l) and (q) of Section 8.07; provided, however, on the Closing Time or upon the date of delivery of each additional Mortgage under Section 7.12 or 7.13, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B to the applicable Mortgage.
          “Permitted Holder” means (i) Manuel D. Medina, (ii) Francis Lee and (iii) any “controlled” (as such term is defined in the definition of Affiliate) Affiliate of Manuel D. Medina and/or Francis Lee.
          “Permitted Indebtedness” is defined in Section 8.04.
          “Permitted Investments” means (a) any Investment by the Company or any Subsidiary of the Company in the Company, a Wholly Owned Subsidiary that is a Guarantor or, to the extent no Default or Event of Default shall have occurred and be continuing at such time and after giving effect to such Investment, Terremark Latin America (Brasil) Ltda. or any future Wholly Owned Subsidiary that is a Foreign Subsidiary; (b) any Investment in cash and Cash Equivalents; (c) subject to the proviso in clause (a) above, any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 8.05 hereof; (e) other Investments in any Person (other than a Wholly Owned Subsidiary that is a Guarantor or, to the extent no Default or Event of Default shall have occurred and be continuing at such time and after giving effect to such Investment, Terremark Latin America (Brasil) Ltda. or any future Wholly Owned Subsidiary that is a Foreign Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $10.0 million excluding the Fair Market Value of any Common Stock used as consideration for such Investments; provided that to the extent such Investments are made in a non-Wholly Owned Subsidiary or Unrestricted Subsidiary of the Company, the Capital Stock of such non-Wholly Owned Subsidiary or Unrestricted Subsidiary owned directly or indirectly by the Company shall become Collateral contemporaneously with the Investment in accordance with the requirements of Section 7.12(b) to the extent required by Section 7.12(b); (f) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (g) Investments represented by Hedging Obligations; provided that such Hedging Obligations are otherwise incurred in compliance with the terms of this Agreement; (h) Investments existing at the Closing Time after giving effect to the Transaction and (i) the transfer by TerraNAP Data Centers, Inc. of the assets listed on Schedule B to NAP Madrid in exchange for Preferred Stock of NAP Madrid.
          “Permitted Liens” is defined in Section 8.07.
          “Permitted Payment” is defined in Section 8.02(b).
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Plan” is defined in Section 4.12(a).
          “Post-Closing Letter” means the Post-Closing Letter to be executed by the Issuer as it may be amended, supplemented or otherwise modified from time to time.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.
          “Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.
          “principal amount” means, when used with respect to any particular Note, the principal amount of such Note at its Stated Maturity.
          “Pro forma Basis” shall mean on a basis in accordance with GAAP and Regulation SX.
          “Property 1” means the parcel of real property described on Schedule C.
          “Property 2” means the parcel of real property described on Schedule C.

          “Pro Rata Share” means with respect to all payments, computations and other matters, (i) for purposes of the Series A Notes, the percentage obtained by dividing (a) the aggregate principal amount of the Series A Notes held by that Series A Noteholder by (b) the aggregate outstanding principal amount of all Series A Notes held by the Series A Noteholders and (ii) for purposes of the Series B Notes, the percentage obtained by dividing (a) the aggregate principal amount of the Series B Notes held by that Series B Noteholder by (b) the aggregate outstanding principal amount of all Series B Notes held by the Series B Noteholders.
          “property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
          “Property Material Adverse Effect” shall have the meaning assigned thereto in the Mortgage.
          “Purchase Money Obligation” means Indebtedness of a Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of any property.
          “Purchase Price” is defined in Section 2.02.
          “Purchased Security” means, individually, any of the Notes and the Subsidiary Guarantees; “Purchased Securities” means, collectively, the Notes and the Subsidiary Guarantees.
          “Purchaser Indemnified Person” is defined in Section 13.02(a).
          “Purchasers” is defined in the preamble to this Agreement.
          “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
          “Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of Rule 144A.
          “Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
          “Redeemable Capital Stock” means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.
          “refinancing” is defined in Section 8.04(a)(xiii).
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and between the Issuer and Credit Suisse, International.
          “Regular Record Date” is defined in Section 9.05.
          “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into or through the Environment.
          “Required Series A Noteholders” means the Series A Noteholders holding more than 50% of the aggregate principal amount of outstanding Series A Notes at any time.
          “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.
          “Restricted Payments” is defined in Section 8.02(a).
          “Revocation” has the meaning assigned to such term in Section 7.15.
          “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
          “sale” is defined in Section 9.07(a).
          “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.
          “Secured Obligations” shall mean the Obligations for the Series A Notes.
          “Secured Parties” shall mean, collectively, the Agent and the Series A Noteholders.

          “Securities Act” mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
          “Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.
          “Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit K among the Issuers and Agent for the benefit of the Secured Parties.
          “Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered (a) on the Closing Time or (b) thereafter pursuant to Section 7.12.
          “Security Documents” shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.
          “Senior Indebtedness” has the meaning given to such term in the Subordination Agreement.
          “Series A Noteholders” means the holders from time to time of the Series A Notes.
          “Series B Noteholders” means the holders from time to time of the Series B Notes.
          “Series A Notes” has the meaning specified in the first recital to this Agreement.
          “Series B Notes” has the meaning specified in the first recital to this Agreement.
          “Series B Subordination Agreement” means the Subordination Agreement dated as of the date hereof by and between the Senior Creditors named therein, FMP Agency Services, LLC, the Issuers and the Purchaser of the Series B Notes.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 102 of Regulation SX, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
          “Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of such Person’s assets is greater than the amount of its liabilities (including contingent and unliquidated liabilities), (b) the present fair saleable value of such Person’s assets is not less than the amount that will be required to pay the probable liability on such Person’s debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPV” means Technology Center of the Americas, LLC.
          “SPV Financing Agreement” means the financing agreement, dated as of December 31, 2004, by and among Technology Center of the Americas, LLC, as borrower, Citigroup Global Markets Realty Corp. (“Citigroup”), as administrative agent for the lenders named therein and the lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time.
          “Standard Rate” is defined in Exhibit A.
          “Stated Maturity” means, with respect to any Series A Note or any installment of interest thereon, the dates specified in such Series A Note as the fixed date on which the principal of such Series A Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.
          “Subordinated Indebtedness” means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Series A Notes or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor and which is subject to a subordination agreement which contains subordination provisions substantially similar to those contained in the Subordination Agreement.
          “Subordination Agreement” means the Subordination and Intercreditor Agreement dated as of the date hereof by and between the Senior Creditors named therein, FMP Agency Services, LLC, the Issuers, the Purchaser of the Series A Notes and the Agent.
          “Subsidiary” means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Stock are at the time, directly or indirectly, owned by such first named Person. For purposes of this Agreement, an

“Unrestricted Subsidiary” of the Company shall be deemed not to be a “Subsidiary” of the Company.
          “Subsidiary Guarantees” is defined in the fourth recital to this Agreement.
          “Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Agent) to the Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 3.19(c) or (b) otherwise acceptable to the Agent.
          “Tax Returns” means all original, amended and estimated reports, returns, information statements and related documentation required to be filed with respect to the Taxes of the Company or its Subsidiaries including, without limitation, consolidated federal income tax returns of the Company and its Subsidiaries.
          “Taxes” means (i) all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, estimated or other taxes imposed on the income, properties or operations of the Company and its Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and (ii) all transferee, successor, joint and several (including pursuant to Treasury Regulation Section 1.15026 or any similar provision of state, local or foreign law), contractual or other liability for any item described in clause (i) above.
          “Title Company” shall mean any title insurance company as shall be retained by the Company and reasonably acceptable to the Agent and the Required Series A Noteholders.
          “Title Policy” shall have the meaning assigned to such term in the Post-Closing Letter.
          “Transactions” means the transactions provided for in, or contemplated by, the Basic Documents.
          “United States” shall have the meaning assigned to such term in Regulation S.

          “Unrestricted Subsidiary” means each Subsidiary of the Company designated as such pursuant to and in compliance with Section 7.15. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Series A Noteholders, subject to the provisions of such Section 7.15.
          “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
          “Wholly Owned Subsidiary” means any Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly Owned Subsidiary. For purposes of this definition, any directors’ qualifying shares shall be disregarded in determining the ownership of a Subsidiary.
          SECTION 1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
          SECTION 1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided by, and be construed in accordance with, GAAP.
SECTION 2
AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES
          SECTION 2.01. Authorization of Issue. The Company has authorized the issue and sale of (i) $10.0 million aggregate principal amount of Series A Notes, each such Note to be in the form of Exhibit A hereto, (ii) $4.0 million aggregate principal amount of Series B Notes to be issued under the Indenture, each such Note to be in the form attached to the Indenture. Each Guarantor has authorized the issue of its Subsidiary Guarantee of the Series A Notes, each such Subsidiary Guarantee to be in the form of Exhibit B hereto.
          SECTION 2.02. Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Series A Notes and the Series B Notes, as applicable, as set forth in Schedule A opposite the name of such Purchaser at 100% of the principal amount thereof in the case of the Notes, (the “Purchase Price”). Unless otherwise required by Applicable Law, the parties shall not take any position inconsistent with the foregoing allocation for any income tax purposes.
          SECTION 2.03. Closing. The purchase and sale of the Purchased Securities pursuant to this Agreement shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY, at 9:00 a.m., New York City time, on January 5, 2007, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the “Closing Time”). At the Closing Time, the Company will deliver to each Purchaser certificates for the Purchased Securities to be purchased by such Purchaser at the Closing Time, in such denominations (in the case of the Notes any integral multiple of $1,000 principal amount) as such Purchaser may request at least two Business Days prior to the Closing Time, dated the Closing Time and registered in such Purchaser’s name, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.
SECTION 3
CONDITIONS TO CLOSING
          Each Purchaser’s several obligation to purchase and pay for the Purchased Securities to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3:
          SECTION 3.01. Representations and Warranties. Each of the representations and warranties of the Issuers in this Agreement and in each of the other Basic Documents shall be true and correct in all material respects (except that any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct) when made and at and as of the Closing Time as if made at and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct) as of such earlier date).
          SECTION 3.02. Performance; No Default Under Other Agreements. The Issuers and each of their respective Subsidiaries, to the extent parties hereto or thereto, shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Basic Documents required to be performed or complied with by any of them prior to or at the Closing Time and, after giving effect to the issue and sale of the Purchased Securities and the other Transactions (and the application of the proceeds thereof as contemplated by Section 4.17 hereof and the other Basic Documents), no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Basic Documents.
          SECTION 3.03. Compliance Certificates.
          (a) Officers’ Certificate. Each of the Issuers shall have delivered to the Purchasers an Officers’ Certificate, dated the Closing Time, in the form of Exhibit 3.03(a) hereto, certifying that the conditions specified in Sections 3.01, 3.02, 3.05, 3.06 and 3.07 have been fulfilled.

          (b) Secretary’s Certificate. Each of the Issuers shall have delivered to the Purchasers a certificate in the form of Exhibit 3.03(b) hereto certifying as to such Issuer’s certificate of incorporation, bylaws and resolutions attached thereto, the incumbency and signatures of certain officers of such Issuer, and other corporate proceedings of such Issuer relating to the authorization, execution and delivery of the Purchased Securities, as applicable to such Issuer, this Agreement and the other Basic Documents to which such Issuer is a party.
          SECTION 3.04. Opinions of Counsel. Such Purchaser shall have received the favorable opinions in form and substance satisfactory to it, dated the Closing Time, from Greenberg Traurig LLP, counsel for the Issuers, substantially in the form set forth in Exhibit 3.04(a)(i) and as to such other matters as such Purchaser may reasonably request.
          SECTION 3.05. Changes in Corporate Structure. None of the Issuers nor any of their respective Subsidiaries shall have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time following the Audit Date and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company.
          SECTION 3.06. No Adverse Events. (i) None of the Issuers nor any of their respective Subsidiaries shall have sustained since the Audit Date any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) except as set forth in the Company Reports or in Schedule 3.06, since the Audit Date there shall not have been any change in the capital stock or long-term debt of any Issuer or any of their Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries, in the case of clauses (i) and (ii) above, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.07. Financial Information; Capital Structure. Such Purchaser shall have received (i) a pro forma consolidated balance sheet for the Company and its Subsidiaries as of the Closing Time after giving effect to the Transactions, including the issuance of the Purchased Securities and the use of the proceeds thereof, which have been certified by the Chief Financial Officer of the Company and which are in form and substance satisfactory to such Purchaser and (ii) each of the consolidated financial projections (including an operating budget and a cash flow budget) of the Company pursuant to Section 4.06, each of which is in form and substance satisfactory to such Purchaser. The pro forma consolidated capital structure of the Company, after giving effect to the Transactions (including all adjustments permitted by Regulation SX under the Securities Act), shall be consistent in all material respects with the projections provided to such Purchaser prior to the Closing Time and the capital structure contemplated herein.
          SECTION 3.08. Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and the other transactions contemplated by this

Agreement and the other Basic Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and the Purchaser’s special counsel, and such Purchaser and the Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter) as it or they may reasonably request.
          SECTION 3.09. Purchase Permitted by Applicable Law, etc. At the Closing Time, such Purchaser’s purchase of the Purchased Securities shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.
          SECTION 3.10. Basic Documents in Force and Effect; Information.
          (a) Basic Documents. The Purchasers shall have received true and correct copies of all Basic Documents (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter) and (i) such documents (A) shall have been duly executed and delivered by the parties thereto, (B) shall be in form and substance reasonably satisfactory to the Purchasers and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions, and (ii) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
          (b) Accuracy of Information. All written information (other than projections) furnished by the Issuers and their respective representatives to the Purchasers on or prior to the Closing Time with respect to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Issuers and their respective Subsidiaries shall be accurate and complete in all material respects.
          SECTION 3.11. No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc.
          (a) The consummation by the Issuers and their respective Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect.
          (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each of the Issuers and their respective Subsidiaries of the Basic Documents (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter) to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure of which to obtain or make, individually or in the aggregate, does not and would not have a Material Adverse Effect.

          (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against any Issuer or any of its Subsidiaries or any of the Purchasers as a result of the Transactions, including the issuance of the Notes, or (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser or (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Basic Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Purchased Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Basic Documents.
          SECTION 3.12. Consummation of the Transactions.
          The Transactions shall be consummated concurrently with the issuance and sale by the Company of the Purchased Securities hereunder, in each case in accordance with the terms of the applicable Basic Documents (without any amendment thereto or waiver thereunder unless consented to by each Purchaser).
          SECTION 3.13. Fees. The Company shall have paid all fees, costs and expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation due and payable to each Purchaser at the Closing Time, including, but not limited to, the delivery on or prior to the Closing Time of the share certificates representing 145,985 shares of Common Stock of the Company.
          SECTION 3.14. CUSIP Numbers. At or prior to the Closing Time, the Company shall have requested and received from S&P a CUSIP number for each of the Notes.
          SECTION 3.15. Simultaneous Purchase. Each of the Purchasers shall have simultaneously purchased the Purchased Securities to be purchased by such Purchaser.
          SECTION 3.16. Delivery of Documents. The Company shall have delivered to each Purchaser such other certificates, documents and agreements as the Purchasers may reasonably request.
          SECTION 3.17. Personal Property Requirements. The Agent shall have received:
     (a) all certificates, agreements or instruments representing or evidencing the Securities Collateral (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter) accompanied by instruments of transfer and stock powers undated and endorsed in blank, such certificates, agreements or instruments to be held by the agent under the Falcon Purchase Agreement as bailee for the Agent pursuant to and in accordance with the terms of the Subordination Agreement;

     (b) all other certificates, agreements, including control agreements, or instruments necessary to perfect the Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Issuer (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement) such certificates, agreements or instruments to be held by the agent under the Falcon Purchase Agreement as bailee for the Agent pursuant to and in accordance with the terms of the Subordination Agreement;
     (c) UCC financing statements in appropriate form for filing under the UCC, filings in appropriate form for filing with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter);
     (d) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Issuer as debtor and that are filed in those state and county jurisdictions in which any property of any Issuer is located and the state and county jurisdictions in which any Issuer is organized or maintains its principal place of business and such other searches that the Agent or the Required Series A Noteholders deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Agent); and
     (e) evidence acceptable to the Agent of payment or arrangements for payment by the Issuers of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents (other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter).
          SECTION 3.18. Financing Commitment. The Company shall have received a commitment providing for the financing of the acquisition of each of the Excluded Properties on terms and conditions satisfactory to the Purchasers, and such commitment shall have been accepted in writing by the Company.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE ISSUERS
          Each Issuer, acting jointly and severally, represents and warrants to each Purchaser as of the date hereof and as of the Closing Time that:
          SECTION 4.01. Due Incorporation; Power and Authority. Each of the Company and each of its Subsidiaries (a) is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (c) has all requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has all requisite corporate power and authority to enter into and perform its obligations under each of the Basic Documents to which it is a party.
          SECTION 4.02. Capitalization. As of the date of this Agreement the authorized Capital Stock of the Company consists solely of 100,000,000 shares of its Common Stock, of which 44,658,162 shares were issued and outstanding and 323 shares of its Series I Preferred Stock, all of which were issued and outstanding. Except as provided on Schedule 4.02, no shares of the Common Stock of the Company were held by the Company in its treasury or by the Company’s Subsidiaries. Except as set forth on Schedule 4.02, since the Audit Date, the Company (i) has not issued any shares of any class of its Capital Stock and (ii) has not split, combined or reclassified any of its shares of any class of its Capital Stock. All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights. Except as set forth in the Company Filings, there are no securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for shares of any Capital Stock of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of, or other interests in, the Company or any of its Subsidiaries. Except as set forth in the Company Filings, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards. Except as set forth in the Company Filings, after the Closing Time, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of Capital Stock of the Company or its Subsidiaries. Except as set forth on Schedule 4.02, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 4.02, as of the date hereof, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities (other than the Common Stock) that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.
          SECTION 4.03. Equity Interests and Subsidiaries.
          (a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Closing Time set forth a list of (i) all the Subsidiaries of the Company and their jurisdictions of organization as of the Closing Time and (ii) the number of each class of its Capital Stock authorized, and the number outstanding, at the Closing Time and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Time. Except as set forth on Schedule 4.03(a), all outstanding shares of Capital Stock of each Subsidiary of the Company are duly and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through Wholly Owned Subsidiaries. Except as set forth on Schedule 4.03(a), each Issuer is the record and beneficial owner of, and has good and marketable title to, the Capital Stock pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Capital Stock.
          (b) No Consent of Third Parties Required. Except as set forth on Schedule 4.03(b), no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary (from the perspective of a secured party) in connection with the creation, perfection or second priority status of the security interest of the Agent in any Capital Stock pledged to the Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.
          SECTION 4.04. Due Authorization, Execution and Delivery.
          (a) Agreement. This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes a valid and legally binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, subject to the Enforceability Exceptions.
          (b) Notes and Subsidiary Guarantees. The Notes to be purchased by the Purchasers from the Company are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. The Subsidiary Guarantees endorsed on the Series A Notes are in the form contemplated by this Agreement, have each been duly authorized for issuance pursuant to this Agreement by each of the Guarantors and, when the Series A Notes are executed by the Company, and delivered to the Purchasers as provided for herein, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.
          (c) Other Basic Documents. Each Basic Document (other than those referred to in paragraphs (a) and (b) of this Section 4.04 and other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter) to which any Issuer or any of its respective Subsidiaries is a party (each such party, a “Company Party”) (i) has been duly authorized, executed and delivered by each Company Party and (ii) constitutes a valid and legally binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject to the Enforceability Exceptions.
          SECTION 4.05. Non-Contravention; Authorizations and Approvals. Except as set forth on Schedule 4.05, neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or comparable constituent or governing documents) or (ii) in default (or, with the giving of notice, lapse of time or both, would be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties or assets is bound (including, without limitation, the SPV Financing Agreement), or under which the Company or any of its Subsidiaries or any of its properties or assets is entitled to a benefit (each, a “Contract”), except for any such defaults that, individually or in the aggregate, have not had and would not have a Material Adverse Effect. Except as set forth on Schedule 4.05, none of (a) the execution and delivery by the Company or any of its Subsidiaries of any of the Basic Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Purchased Securities hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (or comparable constituent or governing documents) of the Company or any of its Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of the Company or any of its Subsidiaries under, or result in their being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, individually or in the aggregate, have not had and would not have a Material Adverse Effect; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure of which to obtain or make, individually or in the aggregate, have not had and would not have a Material Adverse Effect; or (iv) violate any Applicable Laws applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect.
          SECTION 4.06. Company Financial Statements; Company Reports.
          (a) Company Financial Statements. The Company has delivered to the Purchasers (collectively, the “Company Financial Statements”) (i) complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2005, 2004 and 2003 and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, including the footnotes thereto, certified by the Company’s independent certified public accountants and (ii) complete and correct copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2005

and September 30, 2005 and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the quarter then ended. Each of the consolidated balance sheets contained in the Company Financial Statements fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders’ equity and cash flows included in the Company Financial Statements fairly presents the consolidated results of operations and income, retained earnings and stockholders’ equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal yearend adjustments that will not be material in amount or effect), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein. All projections provided by the Company to the Purchasers in connection with the Transactions have been prepared in good faith based on assumptions believed by management of the Company to be reasonable and subject to the reservations stated therein. Attached hereto as Schedule 4.06 are true, correct and complete copies of the Company Financial Statements and all projections delivered to the Purchasers at or prior to the Closing Time.
          (b) Company Reports. The Company has made available (including being made available on EDGAR) to the Purchasers each registration statement, report or information statement prepared by the Company since March 31, 2006 (the “Audit Date”), including (i) the Company’s Annual Report on Form 10K for the year ended March 31, 2006, and (ii) the Company’s Quarterly Reports on Form 10Q for the quarters ended June 30, 2006 and September 30, 2006, each in the form (including exhibits, annexes and any amendments thereto) filed with the Commission (collectively, including any such reports filed subsequent to the date hereof and as amended, the “Company Reports”). As of their respective dates (or, if amended, as of the date of such amendment) the Company Reports did not, and any Company Reports filed with the Commission subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders’ equity or cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations and income, retained earnings and stockholders’ equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of unaudited statements, to normal yearend audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
          SECTION 4.07. Absence of Undisclosed Liabilities or Events.
          (a) Except as set forth in Schedule 4.07(a), neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, contingent or otherwise, except for (i) liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet as of the Audit Date included in the Company Financial Statements or liabilities and obligations not required to be disclosed in the consolidated balance sheet in accordance with GAAP, or (ii) liabilities and obligations incurred in the ordinary course of business since the Audit Date which, individually or in the aggregate, have not had and would not have a Material Adverse Effect.
          (b) Except as set forth in Schedule 4.07(b), (i) since the Audit Date there has been no change in the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company or its Subsidiaries except for changes that, individually or in the aggregate, have not had or would not have a Material Adverse Effect and (ii) there are no facts known to the Company that have had or would have a Material Adverse Effect that have not been set forth herein or in the Disclosure Schedule.
          SECTION 4.08. No Actions or Proceedings. Except as set forth in Schedule 4.08, there are no legal or governmental actions, suits or proceedings pending or, to the best of each Issuer’s knowledge, threatened against or affecting the Company, any of its Subsidiaries, any of their respective directors or officers (in their capacities as such) or any of their respective properties or assets which, individually or in the aggregate, have had or would have a Material Adverse Effect or prohibit, delay or materially restrict the consummation of any of the Transactions or the other transactions contemplated by this Agreement and the other Basic Documents. To the knowledge of each Issuer, no Governmental Authority has notified the Company or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries, except for those investigations or reviews which, individually or in the aggregate, have not had or would not have a Material Adverse Effect.
          SECTION 4.09. Properties.
          (a) Generally. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Company and its Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Company and its Subsidiaries as presently conducted.
          (b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Time contain a true and complete list of each interest in Real Property (i) owned by the Company or any of its Subsidiaries (except the SPV) as of the date hereof and describe the type of interest therein held by the Company or such Subsidiary and whether owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by the Company or such Subsidiary, as lessee, sublessee, franchisee or licensee, as of the date hereof and describe the type of interest therein held by the Company or such Subsidiary and whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

          (c) No Casualty Event. Neither the Company nor any of its Subsidiaries has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. Except as noted on Schedule 4.09(c), no Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 7.07.
          (d) Collateral. The Company and each of its Subsidiaries owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to the Company’s or such Subsidiary’s business as currently conducted. The use by the Company and each of its Subsidiaries of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that the Company’s or any Subsidiary’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          SECTION 4.10. Intellectual Property.
          (a) Ownership/No Claims. Each of the Company and its Subsidiaries owns, or is licensed to use the Intellectual Property necessary for the conduct of its business as currently conducted, except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.10(a), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of the other Issuers know of any valid basis for any such claim. The use of such Intellectual Property by the Company or any of its Subsidiaries does not to the knowledge of the Company and its Subsidiaries infringe the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (b) Registrations. Except pursuant to licenses and other user agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business that are listed in Schedule 12(a) or 12(b) to the Perfection Certificate, on and as of the date hereof (i) each of the Company and its Subsidiaries owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreement) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect.
          (c) No Violations or Proceedings. To each of the Issuers’ knowledge, on and as of the date hereof, there is no material violation by others of any right of the Company or any of its Subsidiaries with respect to any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Issuer except as may be set forth on Schedule 4.10(c).

          SECTION 4.11. Taxes. Except as set forth in Schedule 4.11:
     (a) all Tax Returns that are required to be filed at or before the Closing Time by or with respect to the Company or any of its Subsidiaries, have been or will be timely filed at or before the Closing Time (taking into account all permitted extensions), and all such Tax Returns are or will be true and complete in all material respects;
     (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) and all other material Taxes due and payable through the Closing Time have been or will be timely paid in full;
     (c) adequate provision has been made (or prior to the Closing Time will be made) for the payment of Taxes for which the Company or any of its Subsidiaries may be liable that are due and payable after the Closing Time and which relate to periods (or portions thereof) ending prior to the Closing Time;
     (d) no examination or audit of any Tax Return is ongoing. No legal proceeding relating to such Tax Returns is pending or, to the knowledge of the Company, is being threatened by any relevant taxing authority against the Company or any Subsidiary in respect of any material Tax. There are no material unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company or any Subsidiary with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar documents which are being contested in good faith and with respect to which adequate reserves for payment have been established in accordance with GAAP);
     (e) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries;
     (f) none of the Company or any of its Subsidiaries will be required, as a result of (i) a change in accounting method to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period ending at or after the Closing Time, (ii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law) or (iii) any installment sale, receipt of prepaid income or open transaction, to include any item of income in or exclude any item of deduction from any Tax period ending at or after the Closing Time;
     (g) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;
     (h) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than a group of which the Company or one of its Subsidiaries is or was the common parent;

     (i) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries;
     (j) neither the Company nor any of its Subsidiaries or any predecessors to any of such entities has made any consent under Section 341(f) of the Code with respect to such Issuer or any such Subsidiary;
     (k) the Company and each of its Subsidiaries has complied in all material respects with its withholding obligations in respect of Taxes; and
     (l) neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or any predecessor regulation) or any “confidential corporate tax shelter” within the meaning of Treasury Regulation Section 301.6111-2 (or any predecessor regulation).
          SECTION 4.12. Employee Benefit Plans. Except as set forth on Schedule 4.12,
     (a) there has been no failure by any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes (each a “Plan”) to comply with the applicable requirements of ERISA and the Code other than any such failures that, individually or in the aggregate, have not had and would not have a Material Adverse Effect. There is no material pending or, to the knowledge of any Issuer threatened, litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA other than those that, individually or in the aggregate, have not had and would not have a Material Adverse Effect;
     (b) no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001 (a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). Neither the Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a Multiemployer Plan, at any time on or after September 26, 1980. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) or by any ERISA Affiliate within the 12-month period ending on the date hereof;

     (c) neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code;
     (d) under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year; and
     (e) neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as required by applicable law. The Company or the Subsidiaries, as applicable, may amend or terminate any such Plan at any time without incurring any liability thereunder.
          SECTION 4.13. Private Offering; No Integration or General Solicitation.
          (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Purchased Securities to the Purchasers in the manner contemplated by this Agreement to register the Purchased Securities under the Securities Act.
          (b) No Issuer has, directly or indirectly, offered, sold or solicited any offer to buy, and no Issuer will, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Purchased Securities and require the Purchased Securities to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Purchased Securities.
          SECTION 4.14. Eligibility for Resale Under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.
          SECTION 4.15. Status Under Certain Statutes. Neither the Company nor any of its Subsidiaries is or, after receipt of payment for the Purchased Securities and the consummation of the other transactions contemplated by the Basic Documents, will be (a) subject to regulation under the Federal Power Act or the Interstate Commerce Act, as amended or (b) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

          SECTION 4.16. Insurance. Each of the Company and its Subsidiaries is insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism.
          SECTION 4.17. Use of Proceeds; Margin Regulations. The Company will apply the proceeds from the sale of the Purchased Securities to pay for (i) certain infrastructure and equipment-related capital expenditures, (ii) fees and expenses incurred in connection with the Transactions and (iii) development expenses, including architects’ fees and permitting expenses and certain marketing activities. No part of the proceeds from the sale of the Purchased Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U.
          SECTION 4.18. Existing Indebtedness; Future Liens. Schedule 4.18 sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries that will be outstanding immediately after the consummation of the Transactions except for any such Indebtedness not so scheduled which, in the aggregate, does not exceed $50,000. Neither the Company nor any Subsidiary of the Company is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary of the Company that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment. Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the first issuance of Notes.
          SECTION 4.19. Compliance with Laws; Permits; Environmental Matters. Except as provided in Schedule 4.19, (a) each of the Company and each of its Subsidiaries has complied, and is in compliance, in all material respects with all Applicable Laws and has all Permits material to, and necessary in, the conduct of its business as currently conducted and all such Permits are in full force and effect, (b) no violations have been recorded in respect of any such Permits, and no proceeding is pending or, to the best knowledge of the Issuers, threatened to revoke or limit any Permit, except for violations and proceedings which, individually or in the aggregate, have not and would not have a Material Adverse Effect, (c) all past Environmental Actions against the Company or any of its Subsidiaries or any of their properties have been resolved without ongoing obligations or costs, and no circumstances exist that could (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties or (ii) cause any such properties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (d) (i) none of the properties currently or, to the knowledge of the Issuers without inquiry, formerly owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there are no and, to the knowledge of the Issuers without inquiry, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Issuers without inquiry, on any property formerly owned or operated by the Company or any of its Subsidiaries, (iii) to the best knowledge of the Issuers without inquiry, there is no asbestos or asbestos-containing material on any property currently owned or operated by the Company or any of its Subsidiaries, and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the best knowledge of the Issuers without inquiry, formerly owned or operated by the Company or any of its Subsidiaries, and (e) all Hazardous Materials transported to or from any property currently or, to the best knowledge of the Issuers without inquiry, formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner not expected to result in any liability to the Company or any of its Subsidiaries. Schedule 4.19 sets forth a list of all such Permits and the expiration dates thereof.
          SECTION 4.20. Solvency. The Company and its Subsidiaries are, and after giving effect to the Transactions will be, Solvent.
          SECTION 4.21. Affiliate Transactions. Except as disclosed in Schedule 4.21(a) or, with respect to transactions occurring at or after the Closing Time, as permitted by Section 8.06 hereof: (a) there is no Indebtedness between the Company or any of its Subsidiaries, on the one hand, and any officer, stockholder, director or Affiliate (other than the Company or any of its Subsidiaries) of the Company, on the other, (b) no such officer, stockholder, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries, (c) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services, or facilities to any such officer, stockholder, director or Affiliate which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries, (d) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any investment in or issued by any such officer, director or Affiliate, and (e) no such officer, stockholder, director or Affiliate has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries competes or has a business relationship.
          SECTION 4.22. Material Contracts. Schedule 4.22 contains a true, correct and complete list of all Material Contracts in effect at the Closing Time. Except as described on Schedule 4.22, as of the Closing Time (a) each Material Contract is in full force and effect and no material defaults enforceable against the Company or any of its Subsidiaries currently exist thereunder and (b) neither the Company nor any of its Subsidiaries has received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract. To the best knowledge of the Company and its Subsidiaries, no party to any Material Contract is currently in default under, or intends to terminate, such Material Contract.
          SECTION 4.23. No Changes to Applicable Law. To the best knowledge of the Issuers, no changes to Applicable Law affecting the Company or any of its Subsidiaries have occurred since the Audit Date or are currently pending or threatened, in each case other than those which have not had and would not reasonably be expected to have a Material Adverse Effect and other than the currently proposed changes to GAAP for accounting of employee stock option consideration.
          SECTION 4.24. Indebtedness. At the Closing Time, after consummation of the Transactions, the consolidated Indebtedness of the Company and its Subsidiaries will not exceed $187.0 million.
          SECTION 4.25. Fees. All fees and other expenses payable in connection with the consummation of the Transactions by the Company or any of its Subsidiaries are disclosed in Schedule 4.25.
          SECTION 4.26. Brokerage Fees. Except as disclosed in Schedule 4.26, neither the Company nor any of its Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder’s fees in connection with the transactions contemplated hereby or by any other Basic Documents.
          SECTION 4.27. Documents and Procedures. Except as disclosed on Schedule 4.27, the agreements, instruments and documents used and the procedures followed by the Company and its Subsidiaries in the conduct of their business are sufficient to effect the transactions purported to be effected by such agreements, instruments and documents and to perfect the Liens or security interests purported to be created by such agreements, instruments and documents, except for failures to effect such transactions or perfect such security interests which, individually or in the aggregate, would not have a Material Adverse Effect.
          SECTION 4.28. Absence of Labor Dispute. Except as disclosed on Schedule 4.28, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Issuers, is imminent, and no Issuer is aware of any existing or imminent labor disturbance by the employees, principal suppliers, manufacturers, customers or contractors of the Company or any of its Subsidiaries, which, in any case, would have a Material Adverse Effect.
          SECTION 4.29. No Unrelated Liabilities. As of the Closing Time, neither the Company nor any of its Subsidiaries will have any liability unrelated to the business or operations conducted by the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has made, or will prior to the Closing Time make, any payment with respect to any such liability.
          SECTION 4.30. Full Disclosure. Each Issuer has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the representations or warranties made by any Issuer or any of its Affiliates in any Basic Document, and none of the statements contained in each exhibit, report, statement, certificate or other information furnished by or on behalf of any Issuer or any of its Affiliates to the Purchasers in connection with the purchase by the Purchasers of the Purchased Securities (including, without limitation, any offering and disclosure materials delivered by or on behalf of any Issuer to any Purchaser prior to the Closing Time) or delivered hereunder (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. From and after the date of effective delivery of written notice from the Agent in accordance with the provisions of Section 15.01, to the effect that the Purchasers have elected to not receive material nonpublic information regarding one or more of the Issuers , no Issuer shall disclose to any Noteholder material nonpublic information regarding any Issuer.
          SECTION 4.31. Assets Control Regulations and Anti-Money Laundering.
          (a) OFAC. None of the Company or any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
          (b) Patriot Act; Foreign Corrupt Practices Act. The Company and each of its Subsidiaries is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
          SECTION 4.32. Certain Other Representations and Warranties; Consummation of Transactions.
          (a) (i) Each of the representations and warranties contained in each of the other Basic Documents made by the Issuers and their respective Affiliates is true and correct in all material respects (except that any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct) when made and at and as of the Closing Time as if made at and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct) as of such earlier date) and (ii) to the knowledge of the Issuers without obligation for inquiry, each of the representations and warranties contained in the other Transaction Agreements made by Persons other than the Issuers and their Affiliates is true and correct in all material respects (except that any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct). The Issuers agree that, by this reference, such representations and warranties contained in the other Basic Documents delivered by any Issuer, without limiting any of the representations and warranties otherwise contained herein, hereby are incorporated herein, mutatis mutandis, for the benefit of the Purchasers.
          (b) All conditions precedent to the other Basic Documents other than those that are not required to be delivered by the Closing Time pursuant to the Post-Closing Letter (other than conditions related to this Agreement) have been fulfilled or (with the prior written consent of the Purchasers) waived, the other Basic Documents have not been amended or otherwise modified from the executed copies (or latest drafts received by the Purchasers in the case of draft documents), and there has been no breach of any material term or condition of the other Basic Documents.
          SECTION 4.33. Security Documents. (a) Security Agreement. The Security Agreement is effective to create in favor of the Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the agent under the Falcon Purchase Agreement as bailee for the Agent pursuant to and in accordance with the terms of the Subordination Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.
          (b) Copyright Office Filing. When the Security Agreement or a short form thereof is filed in the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Registered Copyrights and Registered Copyright Licenses (each as defined in such Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.
          (c) Valid Liens. Each Security Document delivered pursuant to Sections 7.12 and 7.13 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Issuers’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Issuers in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

          SECTION 4.34. Real Property Holding Corporation. The Company is not and after giving effect to the application of the proceeds from the sale of the Purchased Securities and the Transactions will not be a United States Real Property Holding Corporation (a “USRPHC”) within the meaning of Section 897(c)(2) the Code, and does not currently expect to become a USRPHC for the foreseeable future.
          SECTION 4.35. Activities of Certain Subsidiaries. None of Terremark Asia Company, Ltd., Terremark Latin America de Mexico or Terremark Latin America de Argentina, SA is engaged in any business or business activity other than the activities related to its existence. None of Terremark Asia Company, Ltd., Terremark Latin America de Mexico or Terremark Latin America de Argentina, SA has any assets, liabilities or obligations (other than the liabilities imposed by law, including Tax and other liabilities related to its existence).
SECTION 5
REPRESENTATIONS OF THE PURCHASERS
          Each Purchaser severally and not jointly represents and warrants to the Issuers as of the date hereof and as of the Closing Time as follows:
          SECTION 5.01. Purchase for Investment.
          (a) Such Purchaser is acquiring the Purchased Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.
          (b) Such Purchaser understands that (i) the Purchased Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and (ii) the Purchased Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.
          (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.
          (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.
          (e) Such Purchaser is an Accredited Investor and Qualified Institutional Buyer.
          (f) Such Purchaser has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Purchased Securities, and has been given the opportunity to obtain additional information necessary to verify the accuracy of the information contained in the Company Reports or such other information as it desired in order to evaluate its investment.
SECTION 6
COVENANTS TO PROVIDE INFORMATION
          Each Issuer covenants and agrees with each Series A Noteholder that until the principal amount of (and premium, if any, on) all the Series A Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:
          SECTION 6.01. Future Reports to Series A Noteholders. (a) Monthly Statements. As soon as available but in any event within thirty (30) days after the end of each month (except for any month that ends a quarter, in which case, the Company will have forty-five (45) days after the end of such month), the Company shall deliver to each Series A Noteholder (unless such Series A Noteholder has requested that it not receive) duplicate copies of:
     (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such month, and
     (ii) consolidated and consolidating statement of income, consolidated statements of stockholders’ equity and cash flows and consolidating schedule of investment activities for purchases of property and equipment of the Company and its Subsidiaries for such month and for the portion of the Fiscal Year ending with such month, in each case setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the corresponding figures for the consolidated plan and financial forecast to the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP (except with respect to the related footnotes), and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal yearend adjustments that will not be material in amount or effect, and accompanied by a certificate of the Chief Financial Officer of the Company to the foregoing effect.
          (b) Quarterly Statements. As soon as available, but in any event within forty-five (45) days after the end of each quarter, the Company shall deliver to each Series A Noteholder duplicate copies of:
     (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such quarter, and
     (ii) consolidated and consolidating statement of income, consolidated statements of stockholders’ equity and cash flows and consolidating schedule of investment activities for purchases of property and equipment of the Company and its

Subsidiaries, for such quarter and for the portion of the Fiscal Year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the corresponding figures for the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal yearend adjustments that will not be material in amount or effect, and accompanied by (x) a certificate of the Chief Financial Officer of the Company to the foregoing effect and (y) a narrative report (in the form of management’s discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act with respect to management’s discussion and analysis set forth in quarterly reports on Form 10Q) describing in reasonable detail the operations, cash flows and financial condition of the Company and its Subsidiaries prepared for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such quarter; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to each Series A Noteholder of a Quarterly Report on Form 10Q or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(b). The consolidating balance sheet and statements of income, stockholders’ equity and cash flows and consolidating schedule of investment activities for purchases of property and equipment required by this paragraph may be in the form contained in the notes to the financial statements included in the Company’s Form 10Q.
          (c) Annual Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Company, the Company shall deliver to each Series A Noteholder duplicate copies of:
     (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year, and
     (ii) consolidated and consolidating statement of income, consolidated statements of stockholders’ equity and cash flows and consolidating schedule of investment activities for purchases of property and equipment of the Company and its Subsidiaries for such year, in each case setting forth in comparative form the figures for the prior Fiscal Year and, commencing with Fiscal Year 2007, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by:
     (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion (i) shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, and (ii) shall not at any time following the second anniversary of the Closing Time contain a “going concern” or like qualification, or any exception or other qualification arising out of the scope of the audit,
     (B) a certificate of the Chief Financial Officer of the Company stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and
     (C) a narrative report (in the form of management’s discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act with respect to management’s discussion and analysis set forth in quarterly reports on Form 10Q) describing in reasonable detail the operations, cash flows and financial condition of the Company and its Subsidiaries prepared for such Fiscal Year, provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Series A Noteholder of an Annual Report on Form 10K or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(c). The consolidating balance sheet and statements of income, stockholders’ equity and cash flows and consolidating schedule of investment activities for purchases of property and equipment required by this paragraph may be in the form contained in the notes to the financial statements included in Company’s Form 10K.
          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clauses (b) and (c) above will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company; provided however that it is expressly understood that in order to comply with the requirements of this paragraph the Company need only provide a supplemental schedule to such Series A Noteholder with this information and need not actually include such information in any form filed with the Commission.
          (d) Forecasts. As soon as practicable but in any event no later than the last day of each Fiscal Year the Company shall prepare a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of income, cash flows and stockholders’ equity of the Company and its Subsidiaries and the consolidating balance sheet and the consolidating statements of income and cash flows of each of the Company and its Subsidiaries, together with an outline of the major assumptions upon which the forecast is based.
          (e) Telephonic Conference. Within five Business Days after the delivery of the financial statements referred to in paragraphs (a), (b), (c) and (d) above, the Chief Financial Officer of the Company shall participate in a telephonic conference with the Series A Noteholders upon the request of the Series A Noteholders holding not less than 25% of the then outstanding Series A Notes.
          (f) Chief Financial Officer Certificates. Concurrently with the delivery of the financial statements referred to in subsections (a) through (c) of this Section 6.01, the Company shall deliver to each Series A Noteholder a compliance certificate (“Compliance Certificate”) in the form of Exhibit G hereto and signed by the Chief Financial Officer of the Company stating that, to the best of such Chief Financial Officer’s knowledge after due inquiry, each of the Company and its Subsidiaries has observed or performed all of its covenants and other agreements, satisfied every condition, contained in this Agreement and the other Basic Documents to be observed, performed or satisfied by it, and that such Chief Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such Compliance Certificate.
          (g) Auditors’ Reports. Promptly upon receipt thereof, the Company shall deliver to each Series A Noteholder copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit.
          (h) Other Information. Promptly upon their becoming available, the Company shall deliver or make available to each Series A Noteholder (including by being made available on EDGAR; provided that the Company gives prompt notice of such filing with EDGAR to each such Series A Noteholders) copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, promptly upon request, such additional financial and other information as any Series A Noteholder may from time to time reasonably request. For the benefit of the Series A Noteholders and beneficial owners from time to time of any Series A Note, the Issuers shall, upon the request of any such Series A Noteholder, furnish, at the Issuers’ expense, to Series A Noteholders and beneficial owners of any Series A Note and prospective purchasers of such securities information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act.
          (i) Notice of Default or Event of Default. Promptly, but in any event within three (3) Business Days, after any officer of the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, the Company shall deliver a written notice thereof to the Series A Noteholders specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.
          (j) Additional Information to Series A Noteholders of Other Indebtedness. Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Subsidiaries, the Company shall deliver to each Series A Noteholder (i) copies of all other financial statements, reports or projections with respect to the Company or its Subsidiaries which are broader in scope or on a more frequent basis than the Company is required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be expected to have a Material Adverse Effect.
          (k) Changes to Indebtedness. At least 10 days prior thereto, written notice to the Series A Noteholders of any proposed extension, renewal, refinancing or modification of any indebtedness exceeding $500,000 of the Company or any of its Subsidiaries.
          (l) ERISA Matters. (a) As soon as possible and in any event within ten (10) days after any Issuer or any ERISA Affiliate thereof knows or has reason to know that (A) any Reportable Event with respect to any Employee Plan has occurred, (B) any other termination event with respect to any Employee Plan has occurred, or (C) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, an Officers’ Certificate of the Company setting forth the details of such occurrence and the action, if any, which such Issuer or such ERISA Affiliate proposes to take with respect thereto, (b) promptly and in any event within three (3) Business Days after receipt thereof by any Issuer or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Issuer or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (c) promptly and in any event within 10 days after any Issuer or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Benefit Plan, (d) promptly and in any event within three (3) Business Days after receipt thereof by any Issuer or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Issuer or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (e) promptly and in any event within 10 days after any Issuer sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Issuer.
          (m) Management Report. Promptly upon receipt thereof, each Issuer shall deliver to each Series A Noteholder copies of all detailed financial and management reports submitted to the Company or any of its Subsidiaries by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company or such Subsidiary.

          (n) Litigation and Other Material Events. Promptly after the commencement thereof, the Company shall deliver to each Series A Noteholder notice of (i) all actions, suits, investigations, litigation, arbitrations and proceedings known to the Issuers against or affecting the Company or any of its Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority or court of any kind not previously disclosed by the Company or any of its Subsidiaries that either individually or in the aggregate, would have a Material Adverse Effect, (ii) the occurrence of a Casualty Event; and (iii) (x) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or (y) the occurrence of any other event which could materially affect the value of the Collateral.
SECTION 7
OTHER AFFIRMATIVE COVENANTS
          Each Issuer further covenants and agrees with each Series A Noteholder that until the principal amount of (and premium, if any, on) all the Series A Notes, and all interest and other obligations (other than contingent indemnification obligations to the extent no claim has been asserted) hereunder in respect thereof, shall have been paid in full:
          SECTION 7.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any, on) and all interest on the Series A Notes in accordance with the terms of the Series A Notes and this Agreement.
          The Company shall pay interest on overdue principal (including post-petition interest on a proceeding under any Bankruptcy Law), and interest on overdue interest, to the extent lawful, at the rate specified in the Series A Notes.
          SECTION 7.02. Preservation of Corporate Existence and Franchises. Subject to Section 8.05 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if (i) the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and (ii) the loss thereof would not result in a Material Adverse Effect.
          SECTION 7.03. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if (i) the Board of Directors determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and (ii) such discontinuance would not result in a Material Adverse Effect and would not be adverse in any material respect to any Series A Noteholder.
          SECTION 7.04. Taxes.
          (a) Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings provided that appropriate reserves therefor are established in the Company’s consolidated financial statements in accordance with GAAP.
          (b) Tax Returns. The Company and its Subsidiaries shall timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Time and shall pay any Taxes due in respect of such Tax Returns.
          (c) Contest Provisions. The Company shall promptly notify the Series A Noteholders in writing upon receipt by the Company or any of its Subsidiaries or any of their Affiliates of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company.
          SECTION 7.05. Books, Records and Access. The Company, both with respect to itself and with respect to the Company and its Subsidiaries on a consolidated basis, and each Subsidiary shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves); provided that with respect to any Foreign Subsidiary, the immediately preceding reference to GAAP shall be deemed to be to generally accepted accounting principles in effect in such Foreign Subsidiary’s jurisdiction. To the extent reasonably required in connection with any resale of any of the Purchased Securities and upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, subject to compliance with Applicable Laws, execute, and each Series A Noteholder seeking to sell or transfer the Purchased Securities shall execute a confidentiality agreement substantially in the form set forth in Exhibit L or as otherwise mutually acceptable to the Company and the Agent. The Company and each of its Subsidiaries shall provide each Series A Noteholder that is not a competitor of the Company or any of its Subsidiaries in any material respect (and, in each case, any sales or placement agent or underwriter participating in such resale) and their authorized representatives reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the

Company and its Subsidiaries and their legal advisors, accountants and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the accountants’ work papers, permit each Series A Noteholder (and any such sales or placement agent or underwriter) to make such copies and inspections thereof as such Series A Noteholder may reasonably request and furnish such Series A Noteholder (and any such sales or placement agent or underwriter) with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Series A Noteholder (and any such sales or placement agent or underwriter) may from time to time reasonably request. Any such visits will be at the expense of such Series A Noteholder.
          SECTION 7.06. Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, comply with all Applicable Laws and shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such noncompliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not have a Material Adverse Effect.
          SECTION 7.07. Insurance.
          (a) Generally. The Company shall, and shall cause its Subsidiaries to, keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Company and its Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Series A Noteholders may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Required Series A Noteholders and the Agent); provided that with respect to physical hazard insurance, neither the Agent nor the Company or such Subsidiary shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of the Company or any Subsidiary shall be required during an Event of Default.
          (b) Requirements of Insurance. On or prior to the expiration of the time period set forth in the Post-Closing Letter, all such insurance in the name of any Issuer shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (ii) name the Agent as mortgagee (in the case of property insurance for Mortgaged Property) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance for Mortgaged Property), as applicable, (iii) if reasonably requested by the Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Agent.
          (c) Notice to Agent. The Company shall notify the Series A Noteholders and the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 7.07 is taken out by the Company or any of its subsidiaries; and promptly deliver to the Series A Noteholders and the Agent a duplicate original copy of such policy or policies.
          (d) Flood Insurance. The Company shall, and shall cause its Subsidiaries to, with respect to each Mortgaged Property, obtain flood insurance in such total amount as the Required Series A Noteholders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          (e) Broker’s Report. The Company shall deliver to the Agent and the Series A Noteholders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Required Series A Noteholders or the Agent may from time to time reasonably request.
          (f) Mortgaged Properties. No Issuer that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Issuer’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Issuer shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Issuer may, at its own expense and after written notice to the Series A Noteholders, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 7.07 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 7.07.
          SECTION 7.08. Offer to Repurchase upon Change of Control.
          (a) Subject to compliance with the Subordination Agreement, upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Series A Noteholder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Series A Noteholder’s Series A Notes at an offer price in cash equal to 100% of the principal amount thereof as of the Change of Control Payment Date plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (the “Change of Control Payment”). The Company shall comply with the requirements of Rule 14e1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Notes as a result of a Change of Control, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other Applicable Law.
          (b) Within five (5) Business Days following any Change of Control, the Company shall send, by first-class mail, a notice to each Series A Noteholder stating:
     (i) that the Change of Control Offer is being made pursuant to this Section 7.08 and that all Series A Notes tendered will be accepted for payment;
     (ii) the purchase price and the purchase date, the latter of which shall be at least 30 but no more than 45 days from the date on which the Company mails notice of the Change of Control (the “Change of Control Payment Date”);
     (iii) that any Series A Notes not tendered will continue to accrue interest;
     (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Series A Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
     (v) that Series A Noteholders electing to have any Series A Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Series A Notes, with the form entitled “Option of Noteholder to Elect Purchase” on the reverse of the Series A Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to 5:00 p.m. Eastern Time on the third Business Day preceding the Change of Control Payment Date;
     (vi) that Series A Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than 5:00 p.m. Eastern Time on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Series A Noteholder, the principal amount of Series A Notes delivered for purchase, and a statement that such Series A Noteholder is withdrawing his election to have the Series A Notes purchased; and
     (vii) that Series A Noteholders whose Series A Notes are being purchased only in part will be issued new Series A Notes equal in principal amount to the unpurchased portion of the Series A Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Series A Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) mail to each Series A Noteholder so tendered the Change of Control Payment for such Series A Notes plus all accrued and unpaid interest to the Change of Control Payment Date, and (iii) execute and mail to each Series A Noteholder a new Series A Note equal in principal amount to any unpurchased portion of the Series A Notes surrendered, if any; provided, however, that each such new Series A Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall inform the Series A Noteholders in writing of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          SECTION 7.09. Offer to Purchase by Application of Excess Proceeds. (a) Subject to compliance with the Subordination Agreement, in the event that, pursuant to Section 8.05 hereof, the Company shall be required to commence an offer to all Series A Noteholders to purchase Series A Notes (an “Asset Sale Offer”), it shall follow the procedures specified in this Section 7.09. The Company shall comply with the requirements of Rule 14e1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Notes pursuant to an Asset Sale Offer, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other Applicable Law.
          (b) Within five (5) Business Days following each date on which the Company’s obligation to make an Asset Sale Offer is triggered, the Company shall send, by first-class mail, a notice to each Series A Noteholder stating:
     (i) that the Asset Sale Offer is being made pursuant to this Section 7.09 and Section 8.05;
     (ii) that the Company shall purchase the principal amount of Series A Notes required to be purchased pursuant to Section 8.05 (the “Offer Amount”), the purchase price per Series A Note and the purchase date, which shall be at least 30 but no more than 45 days from the date on which the Company mails notice of the Asset Sale Offer (the “Asset Sale Offer Payment Date”);
     (iii) that any Series A Notes not tendered will continue to accrue interest;
     (iv) that, unless the Company defaults in payment of the Offer Amount on the Asset Sale Offer Payment Date, all Series A Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;
     (v) that Series A Noteholders electing to have any Series A Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Series A Notes, with the form entitled “Option of Noteholder to Elect Purchase” on the reverse of the Series A Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to 5:00 p.m. Eastern Time on the third Business Day preceding the Asset Sale Offer Payment Date;
     (vi) that Series A Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than 5:00 p.m. Eastern Time on the second Business Day preceding the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Series A Noteholder, the principal amount of Series A Notes delivered for purchase, and a statement that such Series A Noteholder is withdrawing his election to have the Series A Notes purchased;

     (vii) that, if the aggregate principal amount of Series A Notes surrendered by Series A Noteholders exceeds the Offer Amount, the Company shall select the Series A Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Series A Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
     (viii) that Series A Noteholders whose Series A Notes are being purchased only in part will be issued new Series A Notes equal in principal amount to the unpurchased portion of the Series A Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
          On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, all Series A Notes or portions thereof properly tendered pursuant to the Asset Sale Offer up to the principal amount of Series A Notes equal to the Offer Amount, or, if less than the Offer Amount has been tendered, all Series A Notes tendered, (ii) mail to each holder of a Series A Note so tendered the purchase price for such Series A Notes, plus all accrued and unpaid interest to the Asset Sale Offer Payment Date, (iii) execute and mail to each Series A Noteholder a new Series A Note equal in principal amount to any unpurchased portion of the Series A Notes surrendered, if any, and (iv) deliver to the Series A Noteholders an Officers’ Certificate stating that such Series A Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 7.09. The Company shall inform the Series A Noteholders in writing of the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Payment Date.
          SECTION 7.10. Affirmative Covenants with Respect to Leases. With respect to each Lease entered into by an Issuer relating to Real Property owned in fee by such Issuer, the respective Issuer shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
          SECTION 7.11. Further Assurances. The Company shall, upon the request of any Series A Noteholder, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.
          SECTION 7.12. Additional Collateral; Additional Guarantors.
          (a) Subject to this Section 7.12 and the Post-Closing Letter, with respect to any property acquired after the Closing Time by any Issuer that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, such Issuer shall promptly (and in any event within 30 Business Days after the acquisition thereof) (i) execute and deliver to the Series A Noteholders and the Agent such amendments or supplements to the relevant Security Documents or such other documents as the Required Series A Noteholders or the Agent shall deem necessary or advisable to grant to the Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Required Series A Noteholders. Borrower shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Required Series A Noteholders or the Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
          (b) With respect to any person that is or becomes a Wholly Owned Subsidiary after the Closing Time (and in any event within 30 Business Days after such person becomes a Wholly Owned Subsidiary), the Company shall and shall cause its Subsidiaries to promptly deliver to the agent under the Falcon Purchase Agreement, as bailee for the Agent pursuant to and in accordance with the terms of the Subordination Agreement, the certificates, if any, representing all of the Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Issuer together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Issuer and (ii) cause such new Subsidiary (A) to execute and deliver to the Series A Noteholders a Subsidiary Guarantee of the Series A Notes in the form of Exhibit B hereto and a supplemental agreement substantially in the form of Exhibit C hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Series A Notes on the terms set forth in such supplemental agreement and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Agent and (B) to take all actions necessary or advisable in the opinion of the Required Series A Noteholders or the Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Required Series A Noteholders or the Agent; provided, however, that the obligation of the Company to deliver or to cause any Subsidiary to comply with the requirements of this Section 7.12(b) shall be limited to the same extent that the Company and such Subsidiary are required to comply with provisions analogous to this Section 7.12(b) contained in the Falcon Purchase Agreement.
          (c) Each Issuer shall use its commercially reasonable efforts to promptly grant to the Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Issuer as is acquired by such Issuer after the Closing Time and that, together with any improvements thereon, individually has a fair market value based on the good faith estimate of the Company of at least $500,000, and (ii) unless the Required Series A Noteholders otherwise consent, each leased Real Property of such Issuer which lease individually has a fair market value based on the good faith estimate of the Company of at least $500,000, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 8.07). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Required Series A Noteholders and the Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Issuer shall otherwise use its commercially reasonable efforts to take such actions and execute and/or deliver to the Agent such documents as the Required Series A Noteholders or the Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Required Series A Noteholders and the Agent) in respect of such Mortgage).
          SECTION 7.13. Security Interests; Further Assurances. Promptly, upon the reasonable request of the Agent or any Required Series A Noteholders, at the Company’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Required Series A Noteholders or the Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Series A Noteholders and the Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Required Series A Noteholders and the Agent as the Required Series A Noteholders and the Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Agent or any Series A Noteholder of any power, right, privilege or remedy pursuant to any Basic Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Agent or such Series A Noteholder may require. If the Agent or the Required Series A Noteholders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Issuer constituting Collateral, the Company shall provide to the Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Required Series A Noteholders and the Agent.
          SECTION 7.14. Information Regarding Collateral.
          (a) The Company shall not and shall not permit any of its Subsidiaries to effect any change (i) in any Issuer’s legal name, (ii) in the location of any Issuer’s chief executive office, (iii) in any Issuer’s identity or organizational structure, (iv) in any Issuer’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Issuer’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Agent and the Series A Noteholders not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Agent or the Required Series A Noteholders may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Agent to maintain the perfection and priority of the security interest of the Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Issuer agrees to promptly provide the Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Issuer also agrees to promptly notify the Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.
          (b) Concurrently with the delivery of financial statements pursuant to Section 6.01(c), deliver to the Series A Noteholders and the Agent a Perfection Certificate Supplement.
          SECTION 7.15. Designations of Unrestricted Subsidiaries. The Company may designate after the Closing Time any Subsidiary created or acquired after the Closing Time (other than a Guarantor) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) only if
     (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and
     (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to clause (e) of the definition of “Permitted Investments” in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary on such date.
          The Company shall not, and shall not cause or permit any Subsidiary to, at any time (x) provide credit support (other than any such support which is Subordinated Indebtedness and not prohibited under the terms of this Agreement (including without limitation Section 8.04(a)(iii))) for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.
          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if
     (iii) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

     (iv) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement; and
     (v) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that is still outstanding, or otherwise could have a future adverse effect on such Subsidiary, at the time of Revocation, would be permitted by Section 8.06 hereof as if such transaction (or series of related transactions) had occurred at the time of such Revocation.
          All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company delivered to each Series A Noteholder certifying compliance with the foregoing provisions.
          Notwithstanding anything to the contrary herein, the Company may not designate any given Subsidiary as an Unrestricted Subsidiary more than once.
          SECTION 7.16. Casualty Event. Upon receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds from a Casualty Event, the Company or such Subsidiary shall apply such Net Cash Proceeds as if they were Net Cash Proceeds from an Asset Sale in accordance with Section 8.05(b); provided however, that Net Cash Proceeds from a Casualty Event in respect of either of the Excluded Properties shall not be so applied to the extent such Net Cash Proceeds are used to permanently reduce Indebtedness in respect of the Contemplated Lease Financing pertaining to such respective Excluded Property.
          SECTION 7.17. Offer to Repurchase under Contemplated Lease Financings.
          (a) Upon the occurrence under either of the Contemplated Lease Financings of the exercise by the lessee thereunder of any early buy-out option granted in connection therewith, the Company shall make an offer (a “Buy-Out Offer”) to each Series A Noteholder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Series A Noteholder’s Series A Notes at an offer price in cash equal to 100% of the principal amount thereof as of the Buy-Out Offer Payment Date (defined below) plus accrued and unpaid interest, if any, thereon to the Buy-Out Offer Payment Date (the “Buy-Out Payment”). The Company shall comply with the requirements of Rule 14e1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Notes as a result of a Buy-Out Offer, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other Applicable Law.
     (b) Within five (5) Business Days following the exercise of any early buy-out option under either of the Contemplated Lease Financings, the Company shall send, by first-class mail, a notice to each Series A Noteholder stating:
     (i) that the Buy-Out Offer is being made pursuant to this Section 7.17 and that all Series A Notes tendered will be accepted for payment;

     (ii) the purchase price and the purchase date, the latter of which shall be at least 30 but no more than 45 days from the date on which the Company mails notice of the Buy-Out Offer (the “Buy-Out Offer Payment Date”);
     (iii) that any Series A Notes not tendered will continue to accrue interest;
     (iv) that, unless the Company defaults in the payment of the Buy-Out Payment, all Series A Notes accepted for payment pursuant to the Buy-Out Offer shall cease to accrue interest after the Buy-Out Offer Payment Date;
     (v) that Series A Noteholders electing to have any Series A Notes purchased pursuant to a Buy-Out Offer shall be required to surrender the Series A Notes, with the form entitled “Option of Noteholder to Elect Purchase” on the reverse of the Series A Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to 5:00 p.m. Eastern Time on the third Business Day preceding the Buy-Out Offer Payment Date;
     (vi) that Series A Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than 5:00 p.m. Eastern Time on the second Business Day preceding the Buy-Out Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Series A Noteholder, the principal amount of Series A Notes delivered for purchase, and a statement that such Series A Noteholder is withdrawing his election to have the Series A Notes purchased; and
     (vii) that Series A Noteholders whose Series A Notes are being purchased only in part will be issued new Series A Notes equal in principal amount to the unpurchased portion of the Series A Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
          (c) On the Buy-Out Offer Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Series A Notes or portions thereof properly tendered pursuant to the Buy-Out Offer, (ii) mail to each Series A Noteholder so tendered the Buy-Out Payment for such Series A Notes plus all accrued and unpaid interest to the Buy-Out Offer Payment Date, and (iii) execute and mail to each Series A Noteholder a new Series A Note equal in principal amount to any unpurchased portion of the Series A Notes surrendered, if any; provided, however, that each such new Series A Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall inform the Series A Noteholders in writing of the results of the Buy-Out Offer on or as soon as practicable after the Buy-Out Offer Payment Date.
SECTION 8
NEGATIVE COVENANTS
          Each Issuer hereby covenants and agrees with each Series A Noteholder that until the principal amount of (and premium, if any, on) all the Series A Notes, and all interest and other obligations (other than contingent indemnification obligations to the extent no claim has been asserted) hereunder in respect thereof, shall have been paid in full:
          SECTION 8.01. Stay, Extension and Usury Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Series A Notes, the Subsidiary Guarantees or this Agreement, and each Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Series A Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.
          SECTION 8.02. Restricted Payments.
          (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);
     (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than any such Capital Stock owned by the Company or any Guarantor or as otherwise required by the organizational documents of NAP Madrid) or options, warrants or other rights to acquire such Capital Stock;
     (iii) make any payment or prepayment of principal, premium, if any, interest, or fees on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or a Guarantor); or
     (iv) make any Investment (other than any Permitted Investments) in any Person
(any of the foregoing actions described in clauses (i) through (iv), collectively, “Restricted Payments”).
          (b) Notwithstanding the foregoing, and, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, the foregoing provisions shall not prohibit dividend payments in cash on the Series I Preferred Stock of the Company, so long as the aggregate of such cash dividends, together with outstanding Investments permitted by clause (e) of the definition of Permitted Investments, does not exceed $12.0 million (a “Permitted Payment”).

          (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Series A Noteholders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary or on the date the obligation to pay such Restricted Payment was incurred, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Series A Noteholders an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 8.02 were computed, which calculations may, to the extent applicable, be based upon the Company’s latest available financial statements.
          SECTION 8.03. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary of the Company to (a)(i) pay dividends, in cash or otherwise, or make any other distributions to the Company or any of its Subsidiaries (A) on or in respect of its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make any Investment in the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) any encumbrance or restriction existing under any agreement in effect on the date of this Agreement, (ii) the SPV Financing Agreement as in effect as of the date of this Agreement, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the SPV Financing Agreement as in effect on the date of this Agreement, (iii) the Falcon Purchase Agreement as in effect as of the date of this Agreement, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Falcon Purchase Agreement as in effect on the date of this Agreement (iv) this Agreement, the Indenture, the Notes and the Subsidiary Guarantees, (v) customary nonassignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (vii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of this Agreement, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; provided, however, that such encumbrances and restrictions are not applicable to the Company or any other Subsidiary, or the properties or assets of the Company or any other Subsidiary, (viii) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided, however, that any such restriction relates only to the Capital

Stock or assets being sold pursuant to such agreement, (ix) the definitive documentation entered into in connection with the Contemplated Lease Financings and (x) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (ix), or in this clause (x), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.
          SECTION 8.04. Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Company shall not, and shall not cause or permit any of the Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to “incur”), the payment of, any Indebtedness (including any Acquired Indebtedness) or issue any Preferred Stock, provided, however, that the Company and, to the extent specifically set forth below, the Guarantors and the Subsidiaries may incur each and all of the following (collectively, “Permitted Indebtedness”):
     (i) Indebtedness of the Company or the SPV under the SPV Financing Agreement in an aggregate principal amount at any one time outstanding not to exceed $58.8 million, less (x) any mandatory prepayment made thereunder or scheduled payments made thereunder and (y) the amount of any such Indebtedness repaid with the Net Cash Proceeds of any Asset Sale or Casualty Event;
     (ii) Senior Indebtedness;
     (iii) Subordinated Indebtedness or Preferred Stock of the Company or any Guarantor in an aggregate principal amount or liquidation value at any one time outstanding not to exceed $12.0 million;
     (iv) Indebtedness of (i) the Company pursuant to the Series A Notes and Indebtedness of any Guarantor pursuant to a Subsidiary Guarantee of the Series A Notes and (ii) the Company pursuant to the Series B Notes;
     (v) Indebtedness of the Company or any Subsidiary outstanding at the Closing Time;
     (vi) Indebtedness of the Company owing to a Wholly Owned Subsidiary for so long as such Indebtedness is owing to a Wholly Owned Subsidiary; provided that any Indebtedness of the Company to any Wholly Owned Subsidiary is Subordinated Indebtedness, pursuant to a written agreement, to the Company’s obligations under this Agreement and the Series A Notes; provided, further, that disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (vi);
     (vii) Indebtedness of a Wholly Owned Subsidiary owing to and held by the Company or another Wholly Owned Subsidiary which is unsecured; provided that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vii), and (b) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (vii); provided, further, that if such Indebtedness is incurred by a non-Guarantor (other than Terremark Latin America (Brasil) Ltda. or any future Wholly Owned Subsidiary that is a Foreign Subsidiary) then such incurrence must also comply with clause (e) of the definition of “Permitted Investments”;
     (viii) the incurrence by the Company or any Subsidiary of the Company of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Subsidiary or the SPV Financing Agreement as in effect on the date hereof and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to (i) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation related and (ii) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (ix) Indebtedness of the Company or any Subsidiary represented by Capitalized Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal movable or immovable property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principal amount pursuant to this clause (ix) not to exceed $24.0 million at any one time outstanding; provided that no more than $3.0 million of such Indebtedness may be at any one time outstanding at Subsidiaries that are not Guarantors; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company or such Subsidiary in good faith, of the property to which it relates; provided, further, that any such Indebtedness permitted under this clause (ix) is either (A) Subordinated Indebtedness or (B) with respect to any real or personal property other than the specific property being financed or refinanced, secured by a Lien which is junior to the Liens granted pursuant to the Security Documents;
     (x) letters of credit to support workers compensation obligations and bankers acceptances and performance bonds, surety bonds and performance guarantees of the Company or any Guarantor, in each case, in the ordinary course of business consistent with past practice, not to exceed $3.0 million in the aggregate at any time outstanding;
     (xi) Preferred Stock of NAP Madrid issued to the Company or any Guarantor in consideration for the transfer of assets; provided that all shares of such Preferred Stock that are required to be pledged pursuant to Section 7.12(b) shall have been pledged as Collateral;
     (xii) the Company’s guarantee, in an amount not to exceed €570,000, of the lease to be transferred by TerreNAP Data Centers, Inc. to NAP Madrid; and
     (xiii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (i), (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or a Subsidiary of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is subordinated to the Series A Notes at least to the same extent as the Indebtedness being refinanced and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness.
          (b) For purposes of determining compliance with this Section 8.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) of the immediately preceding paragraph (a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 8.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses. Accrual of interest, accretion of accreted value and the payment of interest through the issuance of securities paid-in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.04.
          SECTION 8.05. Asset Sales.
          (a) The Company shall not, and shall not cause or permit any Subsidiary of the Company to, directly or indirectly, consummate an Asset Sale; unless (i) at least 85% of the consideration from such Asset Sale is received in cash and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided, however, that the amount of (x) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Series A Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may apply such Net Cash Proceeds (i) in the case of any Asset Sale of property or assets of the SPV only, to permanently reduce Indebtedness under the SPV Financing Agreement (and to correspondingly reduce commitments with respect thereto) or any Senior Indebtedness, (ii) to fund the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long term assets, in each case, in the same or a similar, related or ancillary line of business as the Company was engaged in on the date of this Agreement or (iii) in the case of any Asset Sale involving either of the Excluded Properties, to permanently reduce Indebtedness in respect of the Contemplated Lease Financing pertaining to such respective Excluded Property. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Proceeds.” Only in the event that there are no amounts outstanding under the Falcon Purchase Agreement, and any permitted refinancings thereof, or as otherwise consented to, at the request of the Company, by “Required Holders” in accordance with and as defined in the Falcon Purchase Agreement, when the aggregate amount of Excess Proceeds exceeds $500,000, the Company shall make an Asset Sale Offer pursuant to Section 7.09 hereof to purchase the maximum principal amount of Series A Notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 7.09 hereof. To the extent that the aggregate principal amount of Series A Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Subject to the terms of the Subordination Agreement, any Net Cash Proceeds from an Asset Sale involving Collateral shall, pending their application in accordance with the terms hereof, be deposited in a collateral account with the Agent in which the Agent shall be granted a perfected second priority security interest, and the terms of which shall be satisfactory to the Agent and the Required Series A Noteholders. Any property or assets acquired with the Net Cash Proceeds of an Asset Sale involving Collateral shall constitute Collateral under this Agreement and the Security Documents. If the aggregate principal amount of Series A Notes surrendered by Series A Noteholders thereof exceeds the amount of Excess Proceeds, the Company shall select the Series A Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.
          SECTION 8.06. Transactions with Affiliates         . The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of a Subsidiary (other than the Company or a Wholly Owned Subsidiary) or any beneficial holder of 10% or more of any class of Capital Stock of the Company or any officer, director or employee of the Company or any Subsidiary unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1.2 million, the Company delivers to each Series A Noteholder an Officers’ Certificate describing such transaction or transactions, certifying that such transaction or transactions have been approved by a majority of the Board of

Directors of the Company as well as a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, and certifying that such transaction or transactions complies with clause (a) above and (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $6.0 million, the Company delivers to each Series A Noteholder a written opinion of an Independent Financial Advisor stating that the transaction or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision shall not apply to (i) any transaction with an officer or director of the Company (acting in such capacity) entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans); provided that such transaction has been approved in the manner described in clause (b) above, and (ii) any Permitted Payment otherwise permitted by the terms of this Agreement and (iii) indemnification agreements for the benefit of officers, directors and employees entered into in the ordinary course of business.
          SECTION 8.07. Limitation on Liens. The Company shall not, and shall not cause or permit any Subsidiary of the Company to create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
     (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien (and for which adequate reserves have been established in accordance with GAAP), or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;
     (b) Liens in respect of property of the Company or any of its Subsidiaries imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Company and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

     (c) any Lien in existence on the Closing Time and set forth on Schedule 8.07(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Time and (ii) does not encumber any property other than the property subject thereto on the Closing Time (any such Lien, an “Existing Lien”);
     (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries at such Real Property;
     (e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;
     (f) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (f) shall not exceed $300,000 in the aggregate;
     (g) Leases of the properties of the Company or any of its Subsidiaries, in each case entered into in the ordinary course of the Company’s or such Subsidiary’s business and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;
     (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;
     (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
     (j) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any of its Subsidiaries to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;
     (k) Liens granted pursuant to the Security Documents to secure the Secured Obligations;
     (l) licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any of its Subsidiaries;
     (m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
     (n) Liens on property of the SPV or agreed to by Agent pursuant to the Subordination Agreement granted to secure the obligations under the SPV Financing Agreement as contemplated therein; provided, there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement without the prior written consent of the Agent; provided, further, that any increase in the scope of the collateral to which the Liens attach will be deemed material;
     (o) Liens securing Subordinated Indebtedness permitted by Section 8.04(a)(iii), so long as such Liens are junior to the Liens granted pursuant to the Security Documents;

     (p) Liens securing Indebtedness not to exceed €570,000 and permitted by Section 8.04(a)(xii);
     (q) Liens securing Indebtedness incurred in accordance with Section 8.04(a)(ix), so long as such Liens, to the extent covering any Collateral other than the specific property being financed or refinanced, are junior to the Liens granted pursuant to the Security Documents; and
     (r) Liens granted pursuant to the Falcon Purchase Agreement and in connection with any permitted refinancings thereof;
provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents, the Falcon Purchase Agreement and Liens granted pursuant to the SPV Financing Agreement at the Closing Time.
          SECTION 8.08. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company (a) shall not, and shall not cause or permit any Subsidiary of the Company to, transfer, convey, sell, lease, pledge or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary), unless (i) such transfer, conveyance, sale, lease, pledge or other disposition is of all the Capital Stock of such Subsidiary and (ii) the Net Cash Proceeds from such transfer, conveyance, sale, lease, pledge or other disposition are applied in accordance with the provisions of Section 8.05 hereof; provided, however, that this clause (a) shall not apply to the pledge of Capital Stock of the SPV securing Indebtedness under the SPV Financing Agreement, and (b) shall not cause or permit any Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares to the extent required by applicable law) to any Person other than to the Company or a Wholly Owned Subsidiary.
          SECTION 8.09. Payments for Consents. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Series A Noteholder in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Series A Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Series A Noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          SECTION 8.10. Merger, Consolidation, or Sale of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any

Person or any division or line of business of any Person (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of the Company’s or any of its Subsidiaries’ business) except:
     (i) any Subsidiary of the Company may be merged with or into the Company or any wholly owned Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly owned Guarantor; provided that (i) in the case of such a merger, the Company or such wholly owned Guarantor shall be the continuing or surviving Person and (ii) in the case of such a liquidation, winding-up or dissolution, all of the assets of such wholly owned Guarantor are transferred to the Company or a Guarantor that is wholly owned, directly or indirectly, by the Company or as otherwise expressly permitted under this Agreement;
     (ii) the Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof;
     (iii) the Company and its Subsidiaries may consummate one or more Asset Sales; provided that the Company or the applicable Subsidiary complies with the other applicable provisions of this Agreement; and
     (iv) the Company and its Subsidiaries may make Permitted Investments.
          SECTION 8.11. Conduct of Business. The Company and its Subsidiaries shall not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Subsidiaries are engaged in at the Closing Time after giving effect to the Transactions.
          SECTION 8.12. Limitation on Tax Consolidation. The Company shall not and shall not permit any of its Subsidiaries to become a party to a consolidated Federal income tax return with any Person other than the Company and its Subsidiaries if as a result thereof, as of any date, the aggregate amount of Federal income taxes which the Company and its Subsidiaries have then or theretofore paid or become obligated to pay (determined on a cumulative basis, taking into account net benefits received by the Company and its Subsidiaries and also giving effect to amounts payable under any applicable indemnity agreement from any other party to such consolidated returns) or will become obligated to pay in the future exceeds (or will exceed) the amount which the Company and its Subsidiaries would have been required to pay pursuant to a consolidated tax return solely of the Company and its Subsidiaries.
          SECTION 8.13. Public Disclosures. The Company shall not, and shall not permit any of its Subsidiaries to, disclose the name or identity of any Series A Noteholder as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless such disclosure is required by Applicable Law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Series A

Noteholder describing in reasonable detail the proposed content of such disclosure and shall permit such Series A Noteholder to review and comment upon the form and substance of such disclosure; provided, however, that each Series A Noteholder hereby expressly agrees to the filing of any Basic Document as an exhibit to the Company’s filings with the Commission and any description of the terms thereof in any such filings.
          SECTION 8.14. Limitation on Repurchases and other Repayments of Series A Notes. The Company shall not, and shall not permit any of its Subsidiaries to, prepay, repurchase, redeem or otherwise acquire or retire in whole or in part, directly or indirectly, any Series A Notes held by any Series A Noteholder unless the Company or such Subsidiary shall have offered to prepay, repurchase, redeem or otherwise acquire or retire, as the case may be, the same proportion of the aggregate principal amount of the Series A Notes held by each other Series A Noteholder at the time outstanding upon the same terms and conditions.
          SECTION 8.15. Limitation on Activities.
          (a) The SPV will not engage in any business or business activity other than the activities related to the ownership and operation of the Facility and its existence. The SPV will not own or acquire any assets (other than the Facility) or incur any liabilities or obligations (other than the liabilities imposed by law, including Tax and other liabilities related to its existence) or issue any Capital Stock other than to the Company or a Wholly Owned Subsidiary that is a Guarantor.
          (b) If at any time after the Closing Time any of Terremark Asia Company, Ltd., Terremark Latin America de Mexico or Terremark Latin America de Argentina, SA (i) engages in any business or business activity other than the activities related to its existence or (ii) owns or acquires any assets or incurs any liabilities or obligations (other than the liabilities imposed by law, including Tax and other liabilities related to its existence) or issues any Capital Stock other than to the Company or a Wholly Owned Subsidiary that is a Guarantor, such entity shall comply with the requirements of Section 7.12(b).
          SECTION 8.16. Limitation on Accounting Changes. The Company shall not and shall not permit any of its Subsidiaries to make any change in financial or Tax accounting policies or reporting practices, without the consent of the Required Series A Noteholders which consent shall not be unreasonably withheld, except changes that are required by GAAP or applicable Tax laws.
          SECTION 8.17. Fiscal Year. The Company shall not and shall not permit any of its Subsidiaries to change its Fiscal Yearend to a date other than March 31.
          SECTION 8.18. Amendments or Waivers of Certain Documents. The Company shall not, and shall not cause or permit any of its Subsidiaries to, amend or otherwise modify, or waive any rights, or suffer to occur any amendment or other modification or waiver, under (i) any Basic Document or (ii) any provisions of any agreement, instrument or document evidencing or securing any Subordinated Indebtedness, in each case, other than amendments, modifications and waivers not materially adverse to the interests of the Series A Noteholders as determined by the Required Series A Noteholders in their reasonable judgment.

          SECTION 8.19. Amendments to Charter Documents. The Company shall not, nor shall it cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which could be materially adverse to the interests of the Series A Noteholders.
          SECTION 8.20. No Integration. The Company shall not and (to the extent within its control) it shall cause its Affiliates not to make any offer or sale of securities of any class of the Company if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Series A Notes by the Company to the Purchasers) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.
SECTION 9
THE NOTES
          SECTION 9.01. Form and Execution. The Series A Notes shall be in the form of Exhibit A hereto and the Series B Notes shall be in the form attached in the Indenture. The Series A Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Series A Notes may be manual or facsimile.
          Series A Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Series A Notes or did not hold such offices at the date of such Notes.
          SECTION 9.02. Terms of the Notes. The terms of the Series A shall be as set forth in Exhibit A. Without limiting the foregoing:
     (a) Stated Maturity. The Stated Maturity of the principal of Series A Notes shall be as provided in Exhibit A.
     (b) Interest. The Series A Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A.
          SECTION 9.03. Denominations. The Series A Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof.
          SECTION 9.04. Form of Legend for the Notes(a) . Unless otherwise permitted by Section 9.07, every Series A Note issued and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JANUARY 5, 2007 (THE “PURCHASE AGREEMENT”), AMONG TERREMARK WORLDWIDE, INC. (THE “COMPANY”), THE GUARANTORS NAMED THEREIN, THE AGENT NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE NOTES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: 2601 S. BAYSHORE DRIVE, 9TH FLOOR, MIAMI, FLORIDA 33133.
THE SECURITY REPRESENTED BY THIS CERTIFICATE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY 5, 2007 AMONG TERREMARK WORLDWIDE, INC. AS THE ISSUER, THE SUBSIDIARY GUARANTORS NAMED THEREIN, FMP AGENCY SERVICES, LLC, AS THE SENIOR AGENT TO THE SENIOR CREDITORS NAMED THEREIN, CREDIT SUISSE, CAYMAN BRANCH, S THE SUBORDINATED AGENT TO THE SUBORDINATED CREDITORS NAMED THEREIN AND EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
          SECTION 9.05. Payments and Computations. All payments of interest on the Series A Notes shall be paid to the persons in whose names such Series A Notes are registered on the Note Register at the close of business on the date fifteen calendar days prior to the related Interest Payment Date (the “Regular Record Date”) and all payments of principal on the Series A Notes shall be paid to the persons in whose names such Series A Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Notwithstanding the foregoing, if a

Series A Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date. Principal and premium on any Series A Note shall be payable only against surrender therefor, while payments of interest on Series A Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the Note Register or, by wire transfer to such account as any Series A Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Series A Noteholder otherwise notifies the Company or such Series A Noteholder no longer is the registered owner of such Series A Note.
          SECTION 9.06. Registration; Registration of Transfer and Exchange.
          (a) Note Register. The Company shall maintain a register (the “Note Register”) for the registration or transfer of the Series A Notes. The name and address of the Series A Noteholder of each Series A Note, records of any transfers of the Series A Notes and the name and address of any transferee of a Series A Note shall be entered in the Note Register and the Company shall, promptly upon receipt thereof, update the Note Register to reflect all information received from a Series A Noteholder. There shall be no more than one Series A Noteholder for each Series A Note, including all beneficial interests therein.
          (b) Registration of Transfer. Upon surrender for registration of transfer of any Series A Note properly endorsed for transfer at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Series A Notes, of any authorized denominations and like aggregate principal amount.
          (c) Exchange. At the option of the Series A Noteholder, Series A Notes may be exchanged for other Series A Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Series A Notes to be exchanged at such office or agency. Whenever any Series A Notes are so surrendered for exchange, the Company shall execute and deliver the Series A Notes which the Series A Noteholder making the exchange is entitled to receive.
          (d) Effect of Registration of Transfer or Exchange. All Series A Notes issued upon any registration of transfer or exchange of Series A Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Series A Notes surrendered upon such registration of transfer or exchange.
          (e) Requirements; Charges. Every Series A Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Series A Noteholder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Series A Notes, but the Company may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Notes, other than exchanges pursuant to Section 8.10 not involving any transfer.
          (f) Certain Limitations. If the Series A Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Series A Note during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of any such Series A Notes selected for redemption under Section 11.02 and ending at the close of business on the Business Day of such mailing, or (ii) to register the transfer of or exchange any Series A Note so selected for redemption in whole or in part, except the unredeemed portion of any Series A Note being redeemed in part.
          SECTION 9.07. Transfer Restrictions.
          (a) No Series A Note may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a “sale”), except in compliance with this Section 9.07.
          (b) A Series A Noteholder may sell Series A Notes to a transferee that is an Accredited Investor or a Qualified Institutional Buyer; provided, however, that each of the following conditions is satisfied:
     (i) such Series A Noteholder or transferee represents that it is acquiring the Series A Note or Series A Notes for its own account and that it is not acquiring such Series A Note or Series A Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and
     (ii) such transferee agrees to be bound by the provisions of this Section 9.07 with respect to any resale of the Series A Notes.
          (c) A Series A Noteholder may sell its Series A Notes to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:
     (i) the offer of Series A Notes is not made to a person in the United States;
     (ii) either:
     (A) at the time the buy order is originated, the transferee is outside the United States or the Series A Noteholder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or
     (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the Series A Noteholder nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

     (iii) no directed selling efforts are made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and
     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          (d) In the event of a proposed exercise or sale that does not qualify under either Section 9.07(b) or 9.07(c) above, a Series A Noteholder may sell its Series A Notes only if:
     (i) such Series A Noteholder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Series A Noteholder, which counsel shall be reasonably satisfactory to the Company;
     (ii) counsel for the Series A Noteholder shall render an opinion to the effect that such proposed sale may be effected without registration under the Securities Act; and
     (iii) such Series A Noteholder or transferee complies with Sections 9.07(b)(i) and 9.07(b)(ii).
          SECTION 9.08. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Series A Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Series A Note of the same principal amount and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Series A Note and (b) such security or indemnity as may be required by the Company to save each of it and any agent harmless, then, in the absence of notice that such Series A Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Series A Note, a new Series A Note of a like principal amount and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Series A Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Series A Note, pay such Series A Note.
          Upon the issuance of any new Series A Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
          Every new Series A Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Series A Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Series A Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Series A Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Series A Notes.
          SECTION 9.09. Persons Deemed Owners. Prior to due presentment of a Series A Note for registration of transfer, the Company and any agent of the Company shall treat the Person in whose name such Series A Note is registered as the owner of such Series A Note for the purpose of receiving payment of principal of and interest on such Series A Note and for all other purposes whatsoever, whether or not such Series A Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.
          SECTION 9.10. Cancellation. All Series A Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Series A Notes previously issued and delivered hereunder which the Company may have reacquired.
          SECTION 9.11. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Series A Note, and notwithstanding anything contained in this Agreement or such Series A Note to the contrary, the Company will pay all sums becoming due on such Series A Note for principal, premium, if any, and interest by such method and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Series A Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Series A Note, such Purchaser shall surrender such Series A Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Series A Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Series A Note to the Company in exchange for a new Series A Note pursuant to Section 9.06. The Company will afford the benefits of this Section 9.11 to any Institutional Investor that is the direct or indirect transferee of any Series A Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Series A Note as such Purchaser made in this Section 9.11.
SECTION 10
EVENTS OF DEFAULT
          SECTION 10.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events with respect to the Series A Notes (and not, directly or indirectly, the Series B Notes) (each an “Event of Default”):
     (a) the Company defaults in the payment when due of interest on the Series A Notes and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Series A Notes when the same becomes due and payable at its Maturity;
     (c) the Company or any Subsidiary fails to comply with any of the provisions of Section 7.08, 7.09, 8.02, 8.04, 8.05, 8.06, 8.08, 8.10, 8.11, 8.12, 8.13, 8.14 or 8.15 and such failure is not remedied or waived within 30 days of the receipt by the Company of notice from the Required Series A Noteholders of such failure, which notice must specify the failure, demand that it be remedied and state that the notice is a “Notice of Default”;
     (d) the Company or any Subsidiary fails to observe or perform any other covenant, or other agreement in this Agreement, the Series A Notes or the Guarantees or any other Basic Document and such failure continues for a period of 60 days after the earlier of (x) the Company becoming aware of such failure and (y) the Company receiving a notice of such failure from any Series A Noteholder, which notice must specify the failure, demand that it be remedied and state that the notice is a “Notice of Default”;
     (e) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of any Issuer or by any officer of any Issuer in respect of any Basic Document or in any statement or certificate at any time given by or on behalf of any Issuer or by any officer of any Issuer in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;
     (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Agreement, or a default or early termination or other similar event occurs under a lease agreement entered into in connection with a Contemplated Lease Financing, which default (i) constitutes a failure to pay any portion of the principal of or premium, if any, or interest on such Indebtedness when due and payable after the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) shall have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,000,000 or more;
     (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 90 days, provided that the aggregate of all such undischarged judgments exceeds $2,000,000;

     (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case or proceeding,
     (ii) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,
     (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian of it or for all or any substantial part of its property,
     (iv) makes or consents to the making of a general assignment for the benefit of its creditors or
     (v) generally is not paying, or admits in writing that it is not able to pay, its debts as they become due;
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding;
     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or any substantial part of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or
     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or adjudges any of them a bankrupt or insolvent;
and any such order or decree remains unstayed and in effect for 90 consecutive days;
     (j) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Subsidiary Guarantee of a Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of a Subsidiary is found to be invalid or any Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Agreement);
     (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected second priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document)) in favor of the Agent, or shall be asserted by Company or any other Issuer not to be a valid, perfected, second priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby and such defect in such security interest or Lien continues for a period of 30 days after the earlier of (x) the Company becoming aware of such failure and (y) the Company receiving a notice of such defect from the Agent or any Series A Noteholder, which notice must specify the defect, demand that it be remedied and state that the notice is a “Notice of Default”;
     (l) any Basic Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Issuer or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Issuer shall repudiate or deny any portion of its liability or obligation for the Obligations; or
     (m) any agent or lender under the SPV Financing Agreement shall at any time seek to enforce the guaranty of the Company provided under the SPV Financing Agreement or the guaranty agreement between the Company and Citigroup dated the date hereof unless the Company shall cause a proceeding instituted contesting such enforcement to stay the enforcement of such guaranty.
          The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          SECTION 10.02. Remedies. If an Event of Default (other than an Event of Default specified in Section 10.01(h) or 10.01(i)) occurs and is continuing, then and in every such case, subject to the terms of the Subordination Agreement, the Series A Noteholders of 25% or more in principal amount of the then outstanding Series A Notes may declare the principal amount of all the Series A Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under Section 10.01(f) shall have occurred and prior to any acceleration under this Section 10.02 such Payment Default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 10.01(h) or 10.01(i) occurs and is continuing, the principal amount of and any accrued interest on the outstanding Series A Notes shall automatically, and without any declaration or other action on the part of any Series A Noteholder, become immediately due and payable. Notwithstanding the foregoing, the right of any Series A Noteholder to receive payment of principal of, premium, if any, or interest of any Series A Note held by such Series A Noteholder on or after the respective dates expressed in such Series A Note, or to bring suit for the enforcement of any such repayment on or after such respective date, is absolute and unconditional and shall not be impaired or affected without the consent of such Series A Noteholder.
          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Series A Noteholders, by written notice to the Company, may rescind and annul such declaration and its consequences if:
          (a) the Company has paid a sum sufficient to pay:
     (i) all overdue interest on all Series A Notes;
     (ii) the principal of (and premium, if any, on) any Series A Notes which have become due otherwise than by such declaration of acceleration (including any Series A Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest thereon at the rate borne by the Series A Notes; and
     (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Series A Notes; and
     (b) all Events of Default, other than the nonpayment of the principal amount of Series A Notes and interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 10.03.
          SECTION 10.03. Waiver of Past Defaults. The Required Series A Noteholders may on behalf of the Series A Noteholders waive any past default hereunder and its consequences, except a default:
     (a) in the payment of the principal (or premium, if any) or interest on any Series A Note (including any Series A Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or
     (b) in respect of a covenant or provision hereof which under Section 15.04 cannot be modified or amended without the consent of the Series A Noteholder of each outstanding Series A Note affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 11
REDEMPTION
          SECTION 11.01. Right of Redemption. Subject to the terms of the Subordination Agreement and the Series B Subordination Agreement, as applicable, the Notes may be redeemed at the election of the Company at any time prior to the Stated Maturity as specified in the form of Series A Note attached as Exhibit A hereto and Series B Note attached as an exhibit to the Indenture.
          SECTION 11.02. Partial Redemptions. In case the Company elects to redeem less than all of the Series A Notes, the Company shall redeem the Series A Notes pro rata from each Series A Noteholder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Series A Notes shall relate, in the case of any Series A Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Series A Note which has been or is to be redeemed.
          SECTION 11.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Series A Noteholder to be redeemed, at its address appearing in the Note Register.
          All notices of redemption shall state:
     (a) the Redemption Date,
     (b) the Redemption Price,
     (c) if less than all the outstanding Series A Notes are to be redeemed, the portion of each Note to be redeemed,
     (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Series A Note to be redeemed and that interest thereon will cease to accrue on and after said date, and
     (e) the place or places where such Series A Notes are to be surrendered for payment of the Redemption Price.
          Notice of redemption of Series A Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.
          SECTION 11.04. Notes Payable on Redemption Date. If notice of redemption shall have been given as provided above, the Series A Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Series A Notes shall not bear interest. Upon surrender of any such Series A Note for redemption in accordance with said notice, such Series A Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Series A Noteholders of such Series A Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.
          If any Series A Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Series A Note.
          SECTION 11.05. Notes Redeemed in Part. Any Series A Note which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Series A Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Series A Noteholder of such Series A Note without service charge, a new Series A Note or Series A Notes, of any authorized denomination as requested by such Series A Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Series A Note so surrendered.
SECTION 12
SUBSIDIARY GUARANTEES
          SECTION 12.01. Subsidiary Guarantees. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Series A Noteholder, irrespective of the validity and enforceability of this Agreement, the Series A Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Series A Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Series A Notes, if any, if lawful, and all other obligations of the Company to the Series A Noteholders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Series A Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Series A Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Series A Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Series A Notes and this Agreement.

          If any Series A Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Series A Noteholder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Series A Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Series A Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 10 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in Section 10, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Series A Noteholders under the Subsidiary Guarantees.
          SECTION 12.02. Execution and Delivery of Subsidiary Guarantees. To evidence its Subsidiary Guarantee set forth in Section 12.01, each Guarantor hereby agrees that this Agreement and a Subsidiary Guarantee in the form of Exhibit B hereto shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and, to the extent not a party to this Agreement on the date hereof, each Guarantor shall execute and deliver to the Series A Noteholders a Subsidiary Guarantee in the form of Exhibit B hereto and a supplemental agreement substantially in the form of Exhibit C hereto, pursuant to which such Subsidiary shall become a Guarantor under this Section 12 and shall guarantee the Obligations of the Company under this Agreement and the Series A Notes. Concurrently with the execution and delivery of such Subsidiary Guarantee and such supplemental agreement, such Guarantor shall deliver to the Series A Noteholders an opinion of counsel reasonably acceptable to the Purchasers that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor’s Subsidiary Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
          If an officer whose signature is on this Agreement or on a Subsidiary Guarantee no longer holds that office at the time the Company executes and delivers the Series A Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. The execution and delivery of any Series A Note by the Company shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Series A Note a notation of such Subsidiary Guarantee.
          SECTION 12.03. Guarantors May Consolidate, Etc. on Certain Terms. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) unless:

     (a) subject to the provisions of Section 12.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Series A Notes and this Agreement pursuant to a supplemental agreement, in the form of Exhibit C hereto; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default exists.
          Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 8.10 hereof.
          In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental agreement, executed and delivered to the Series A Noteholders and satisfactory in form to the Series A Noteholders, of the Subsidiary Guarantee endorsed upon the Series A Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Series A Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
          Except as set forth in Section 8 hereof, nothing contained in this Agreement or in any of the Series A Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.
          SECTION 12.04. Releases of Subsidiary Guarantees. In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise or (ii) a sale or other disposition of all of the Capital Stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 8.05 hereof. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Series A Notes and for the other obligations of any Guarantor under this Agreement as provided in this Section 12.

          SECTION 12.05. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Series A Notes, each Series A Noteholder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Series A Noteholders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Section 12 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 12, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
SECTION 13
EXPENSES, INDEMNIFICATION AND CONTRIBUTION, AND TERMINATION
          SECTION 13.01. Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all costs and expenses (including reasonable attorneys’, accountants’, advisors’, appraisers’ and consultants’ fees and disbursements) incurred by the Purchasers, the Agent or any Noteholder in connection with the Transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Basic Documents or the Purchased Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Purchasers’ reasonable out-of-pocket expenses in connection with the Purchasers’ examinations and appraisals of the Issuers’ properties, books and records, (b) the Purchasers’ reasonable out-of-pocket expenses in connection with the preparation, review, negotiation, execution and delivery of the Basic Documents and the consummation of the Transactions, (c) the costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Basic Documents or the Purchased Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Basic Documents or the Purchased Securities, or by reason of being a holder of any Purchased Securities, and (d) the costs and expenses, including reasonable and documented consultants’ and advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any workout or restructuring of the transactions contemplated hereby, by the other Basic Documents or by the Purchased Securities; provided however that compliance with the limitations on payment thereof imposed by Section 2.2 of the Subordination Agreement or Section 2.2 of the Series B Subordination Agreement, as the case may be, shall be deemed to not constitute a Default. The Company will pay, and will save the Purchasers, the Agent and each other holder of a Purchased Security harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions.

          SECTION 13.02. Indemnification.
          (a) Indemnification by the Issuers. Each Issuer, jointly and severally, agrees to indemnify and hold harmless (i) each Purchaser, (ii) each Agent, (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person referred to in clause (i) (any of the Persons referred to in this clause (iii) being referred to herein as a “Controlling Person”) and (iv) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause (i), (ii), (iii) or (iv), a “Purchaser Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part upon any inaccuracy in any of the representations and warranties of the Issuers contained herein, (ii) in whole or in part upon any failure of any Issuer to perform its obligations hereunder or under Applicable Law, or (iii) any change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries during the period from the Audit Date to the Closing Time, inclusive, that, individually or in the aggregate, has had or would have a Material Adverse Effect that has not been disclosed in writing to the Purchasers, and will reimburse each such Purchaser Indemnified Person for any legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. The indemnity agreement set forth in this Section 13.02(a) shall be in addition to any liabilities that the Issuers may otherwise have.
          (b) Notifications and Other Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Person of notice of the commencement of any action, such Purchaser Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 13.02(a), notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Purchaser Indemnified Person otherwise than under Section 13.02(a), or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Purchaser Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Purchaser Indemnified Person, and, after notice from the indemnifying party to such Purchaser Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Purchaser Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Purchaser Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Purchaser Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Indemnified Person unless (i) the Purchaser Indemnified Person shall have been advised by counsel that representation of the Purchaser Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Purchaser Indemnified Person, including situations in which there are one or more legal defenses available to the Purchaser Indemnified Person that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Purchaser Indemnified Person at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Purchaser Indemnified Person; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Purchaser Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Purchaser Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Purchaser Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Purchaser Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Purchaser Indemnified Person.
          SECTION 13.03. Contribution. If the indemnification provided for in Section 13.02 is unavailable to or insufficient to hold harmless a Purchaser Indemnified Person under paragraph (a) or (b) of Section 13.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Purchaser Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the (i) relative benefits received by the Issuers on the one hand and the Purchasers on the other hand from the issuance and sale of the Purchased Securities; or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the related benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the Purchaser Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other hand in connection with the sale of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total fees received by the Purchasers, bear to the aggregate initial sale price of the Purchased Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Purchaser Indemnified Person on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 13.03 were determined by pro rata allocation (even if the Purchaser Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13.03.

          The obligations of the Issuers under this Section 13.03 shall be in addition to any liability which the Issuers may otherwise have.
          SECTION 13.04. Survival. The obligations of the Issuers under this Section 13 will survive the payment or transfer of any Purchased Security, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.
          SECTION 13.05. Termination.
          (a) The Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the Audit Date, any material adverse change in the business, management, operations, affairs, condition (financial or otherwise) assets, property, prospects or results of operations of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions which, in each case, in the judgment of the Purchasers, could reasonably be expected to materially and adversely affect or impair the ability to sell or place securities such as the Purchased Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the American Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
          (b) Liabilities. If this Agreement is terminated pursuant to this Section 13.05, such termination shall be without liability of any party to any other party except as provided in Section 13.01 hereof, provided that Sections 1, 13.02, 13.03, 13.04, 14.08 and 14.12 shall survive such termination and remain in full force and effect.
SECTION 14
AGENT
          SECTION 14.01. Appointment. Each Series A Noteholder hereby designates and appoints Credit Suisse, Cayman Islands Branch as its agent (“the Agent”) under this Agreement, the Security Agreement and the other Basic Documents to which such Series A Noteholder is a party, and each Series A Noteholder hereby irrevocably authorizes the Agent to execute and deliver the Security Documents, the Subordination Agreement, any post-closing agreements and all other intercreditor agreements as the Agent deems appropriate and to take such action or to refrain from taking such action on its behalf under the provisions of such agreements, this Agreement and the other Basic Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Each Series A Noteholder agrees to be bound by the terms and conditions of each Basic Document entered into by the Agent on behalf of such Series A Noteholder. The Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Basic Documents on behalf of the Series A Noteholders subject to the requirement that certain of the Series A Noteholders’ consent be obtained in certain instances as provided in this Section 14.01 and Section 15.04. The provisions of this Section 14.01(a) are solely for the benefit of Agent and the Series A Noteholders and neither the Company nor any other Issuer shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Series A Noteholders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any other Issuer. The Agent may perform any of its duties hereunder, or under the Basic Documents, by or through its agents or employees.
          SECTION 14.02. Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Series A Noteholder. Nothing in this Agreement or any of the Basic Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Basic Documents except as expressly set forth herein or therein. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Series A Noteholder with any credit or other information with respect to the Issuers (other than as expressly required herein). If Agent seeks the consent or approval of any Series A Noteholders to the taking or refraining from taking of any action hereunder, then Agent shall send notice thereof to each Series A Noteholder. Agent shall promptly notify each Series A Noteholder any time that the Required Series A Noteholders have instructed Agent to act or refrain from acting pursuant hereto.
          SECTION 14.03. Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Series A Noteholder for any action taken or omitted by it hereunder or under any of the Basic Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final nonappealable order by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Series A Noteholder to whom payment was due but not made shall be to recover from other Series A Noteholders any payment in excess of the amount to which they are determined to be entitled (and such other Series A Noteholders hereby agree to return to such Series A Noteholder any such erroneous payments received by them). In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with transactions for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Series A Noteholder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Basic Documents or the transactions contemplated thereby, or for the financial condition of any Issuer. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Basic Documents or the financial condition of any Issuer, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from the Required Series A Noteholders or all affected Series A Noteholders with respect to any actions or approvals which by the terms of this Agreement or of any of the Basic Documents Agent is permitted or required to take or to grant. If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Basic Documents until it shall have received such instructions from the Required Series A Noteholders or such other portion of the Series A Noteholders as shall be prescribed by this Agreement. Without limiting the foregoing, no Series A Noteholder shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Basic Documents in accordance with the instructions of the Required Series A Noteholders or all affected Series A Noteholders, as applicable; and, notwithstanding the instructions of Required Series A Noteholders or all affected Series A Noteholders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 14.05.
          SECTION 14.04. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Basic Documents and its duties hereunder or thereunder, Agent shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.
          SECTION 14.05. Indemnification. The Series A Noteholders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any of the Basic Documents or any action taken or omitted by Agent under this Agreement or any of the Basic Documents, in proportion to each Series A Noteholder’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by the Company; provided, however, that no Series A Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a final nonappealable order by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Required Series A Noteholders or such other portion of the Series A Noteholders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of the Series A Noteholders under this Section 14.05 shall survive the payment in full of the Obligations and the termination of this Agreement.

          SECTION 14.06. Credit Suisse, Cayman Islands Branch Individually. With respect to its purchase of the Purchased Securities hereunder, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Series A Noteholder. The terms “Series A Noteholders,” “Required Series A Noteholders” or any similar terms shall, unless the context clearly otherwise indicates, include Credit Suisse, Cayman Islands Branch in its individual capacity as a Series A Noteholder or one of the Required Series A Noteholders. Agent, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Issuer as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Series A Noteholders. Agent, either directly or through strategic affiliations, may accept fees and other consideration from any Issuer for services in connection with this Agreement or otherwise without having to account for the same to Series A Noteholders.
          SECTION 14.07. Successor Agent.
          (a) Resignation. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and the Series A Noteholders. Such resignation shall take effect upon the acceptance by a successor agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.
          (b) Appointment of Successor. Upon any such notice of resignation pursuant to clause (a) above, the Required Series A Noteholders shall appoint a successor agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to the Company. If a successor agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (a) above, the retiring agent, upon notice to the Company, shall then appoint a successor agent who shall serve as agent until such time, if any, as the Required Series A Noteholders appoint a successor agent as provided above.
          (c) Successor Agent. Upon the acceptance of any appointment as agent under the Basic Documents by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under the Basic Documents. After any retiring agent’s resignation as agent, the provisions of this Section 14 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as agent.
          SECTION 14.08. Collateral Matters.
          (a) Release of Collateral. The Series A Noteholders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted), or (y) constituting property being sold or disposed of if the Company certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).

          (b) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Series A Noteholders (as set forth in Section 14.08(a)), each Series A Noteholder agrees to confirm in writing, upon request by Agent or the Company, the authority to release any Collateral conferred upon Agent under clauses (x), (y) and (z) of Section 14.08(a). Upon receipt by Agent of any required confirmation from the Required Series A Noteholders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by the Company, Agent shall (and is hereby irrevocably authorized by the Series A Noteholders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Issuer in respect of) all interests retained by any Issuer, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (c) Absence of Duty. Agent shall have no obligation whatsoever to any Series A Noteholder or any other Person to assure that the property covered by the Security Documents exists or is owned by the Company or any other Issuer or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 14.08(c) or in any of the Basic Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by the Security Documents as one of the Series A Noteholders and that Agent shall have no duty or liability whatsoever to any of the other Series A Noteholders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.
          SECTION 14.09. Agency for Perfection. Agent and each Series A Noteholder hereby appoint each other Series A Noteholder as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Series A Noteholder (other than Agent) obtain possession or control of any such assets, such Series A Noteholder shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Series A Noteholder agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Notes and the Guarantees unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.
          SECTION 14.10. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of the Series A Noteholders, unless Agent shall have received written notice from a Series A Noteholder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” Agent will use reasonable efforts to notify each Series A Noteholder of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Series A Noteholder of its receipt of such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Series A Noteholders in accordance with Section 10. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Series A Noteholders.
          SECTION 14.11. Series A Noteholder Actions Against Collateral. Each Series A Noteholder agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Notes and the Guarantees, against the Company or any Issuer hereunder or under the other Basic Documents or against any of the Real Property encumbered by Mortgages without the consent of the Required Series A Noteholders. With respect to any action by Agent to enforce the rights and remedies of Agent and the Series A Noteholders under this Agreement and the other Basic Documents, each Series A Noteholder hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Series A Noteholders under the Mortgages in accordance with the provisions hereof.
          SECTION 14.12. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Series A Noteholder is hereby authorized by the Company at any time or from time to time, with reasonably prompt subsequent notice to the Company (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Series A Noteholder at any of its offices for the account of the Company or any of its Subsidiaries (regardless of whether such balances are then due to the Company or its Subsidiaries), and (B) other property at any time held or owing by such Series A Noteholder to or for the credit or for the account of the Company or any of its Subsidiaries, against and on account of any of the Obligations; except that no Series A Noteholder shall exercise any such right without the prior written consent of Agent. Any Series A Noteholder exercising a right to set off shall purchase for cash (and the other Series A Noteholders shall sell) interests in each of such other Series A Noteholder’s Pro Rata Share of the Obligations as would be necessary to cause all Series A Noteholders to share the amount so set off with each other Series A Noteholder in accordance with their respective Pro Rata Shares. The Company agrees, to the fullest extent permitted by law, that any Series A Noteholder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Series A Noteholders in accordance with their Pro Rata Shares.
          SECTION 14.13. Withholding. Any Series A Noteholder that is entitled to an exemption from or reduction of United States backup withholding tax or withholding tax shall deliver to the Issuer (with a copy to the Agent), at least 30 days prior to the Stated Maturity of the Series A Notes, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without such withholding or at a reduced rate of withholding (which documentation in the case of a Series A Noteholder that is a United States person will generally be an IRS Form W-9, and in the case of a Series A Noteholder that is not a United States person, will generally be the applicable IRS Form W-8, together with any required supporting documentation); provided that such Series A Noteholder is legally entitled to complete, execute and deliver such documentation and in such Series A Noteholder’s judgment such completion, execution or delivery would not materially prejudice the legal position of such Series A Noteholder.
SECTION 15
MISCELLANEOUS
          SECTION 15.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:
     (i) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;
     (ii) if to any other Noteholder, to such Noteholder at the address of such Noteholder appearing in the Note Register or such other address as such other Noteholder shall have specified to the Company in writing;
     (iii) if the Agent, to the Agent at Eleven Madison Avenue, New York, NY 10010-3629, attention: Matthew Carter, RD Loan Servicing Group, or at such other address as the Agent shall have specified to the Company in writing;
     (iv) if to an Issuer, to the Company at 2601 S. Bayshore Drive, Miami, FL 33133, Attention: Chief Financial Officer, with a copy to: Greenberg Traurig at 1221 Brickell Avenue, 22nd Floor, Miami, FL 33133, Attention: Barbara Oikle, or at such other address as the Company shall have specified to such Noteholder in writing.
          SECTION 15.02. Benefit of Agreement; Assignments and Participations. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and registered assigns (including, without limitation, any subsequent holder of a Purchased Security) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder.

          Nothing in this Agreement or in the Purchased Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Purchased Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.
          SECTION 15.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Noteholder in exercising any right, power or privilege hereunder or under the Purchased Securities and no course of dealing between any Issuer and any other party or Noteholder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Purchased Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Purchased Securities are cumulative and not exclusive of any rights or remedies which the parties or Noteholders would otherwise have. No notice to or demand on any Issuer in any case shall entitle any Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Noteholders to any other or further action in any circumstances without notice or demand.
          SECTION 15.04. Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Series A Noteholders (or, if prior to the Closing Time, Purchasers who have agreed to purchase a majority in aggregate principal amount of the Series A Notes); provided, however, that no such amendment or waiver may, without the prior written consent of each Series A Noteholder affected thereby (or each Purchaser if prior to the Closing Time) (i) subject any Series A Noteholder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest on any Series A Note, (iii) postpone the date fixed for any payment of principal of (or premium, if any) or interest on any Series A Note, (iv) change the percentage of the aggregate principal amount of the Series A Notes the Series A Noteholders of which shall be required to consent or take any other action under this Section 15.04 or any other provision of this Agreement, (v) amend or waive the provisions of (a) Section 7.08 following the occurrence of a Change of Control or (b) Sections 7.09 or 8.05 following the maturity at the Company’s obligation to make an Asset Sale Offer and in the case of each of clauses (a) and (b), any of the definitions used in such Sections, (vi) change the time at which any Series A Note may be redeemed, (vii) impair the right of any Series A Noteholder to receive payment of principal, premium, if any, and interest on such Series A Noteholder’s Series A Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Series A Noteholder’s Series A Notes, (viii) adversely affect the ranking of the Series A Notes, (ix) change the currency in which amounts due under the Series A Notes are payable, (x) release any Guarantor from its Guarantee of the Series A Notes other than in accordance with the terms of this Agreement or (xi) except to the extent permitted or required by the terms of the Subordination Agreement, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Series A Noteholder. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. Without the consent of any other person, the applicable

Issuer or Issuers and the Agent may (in its or their respective sole discretion, or shall, to the extent required by any Basic Document) enter into any amendment or waiver of any Basic Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law. As used herein, the term this “Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
          SECTION 15.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
          SECTION 15.06. Reproduction. This Agreement, the other Basic Documents and all documents relating, hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing Time (except the Purchased Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each Issuer agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.06 shall not prohibit any Issuer, any other party hereto or any Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
          SECTION 15.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          SECTION 15.08. Governing Law; Submission to Jurisdiction; Venue.
          (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (b) If any action, proceeding or litigation shall be brought by any Purchaser or any Noteholder in order to enforce any right or remedy under this Agreement or any of the Purchased Securities, the Issuers hereby consent and will submit, and will cause each of their Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Issuers hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Issuers further agree that they shall not, and shall cause their Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Purchased Securities, the Subsidiary Guarantees or any other Basic Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.
          (c) The Issuers hereby irrevocably designate CT Corporation System at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Issuers to receive, for and on behalf of the Issuers, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Purchased Securities, the Subsidiary Guarantees or any of the other Basic Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the applicable Issuers at its address set forth opposite its signature below, but the failure of the applicable Issuers to have received such copy shall not affect in any way the service of such process. The applicable Issuers further irrevocably consent to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.
          (d) Nothing herein shall affect the right of any Noteholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers in any other jurisdiction. If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.
          (e) THE ISSUERS HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OF THE SECURITIES OR THE SUBSIDIARY GUARANTEES.
          SECTION 15.09. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
          SECTION 15.10. Entirety. This Agreement together with the other Basic Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Basic Documents or the transactions contemplated herein or therein.
          SECTION 15.11. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the Issuers herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Purchased Securities and the payment of principal of the Notes and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder that is Affiliated with the Purchasers. All statements contained in any certificate delivered by or on behalf of any Issuers pursuant to this Agreement shall be deemed representations and warranties of the Issuers under this Agreement.
          SECTION 15.12. Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.
          SECTION 15.13. Certain Rights and Obligations Among Noteholders. If, at any time or times, a Series A Noteholder shall not have received a payment in respect of the Series A Notes when due, then it shall notify the other Series A Noteholders of such fact, the amount of such nonpayment, the date or period to which it relates and such other Series A Noteholders which have received such payments (whether by voluntary payment, setoff or otherwise) shall remit to the unpaid Series A Noteholder such amount as is necessary to allocate the aggregate amount of such payments among all Series A Noteholders in accordance with their Pro Rata Share. The amount of any such remittance shall be credited on the Series A Note of the Series A Noteholder to whom it is remitted, and shall not be credited on the Series A Note of the remitting Series A Noteholder. The provisions of this Section are solely for the benefit of the Series A Noteholders, and neither the Issuers nor any other Person other than a Series A Noteholder shall have any rights with respect to or be entitled to enforce this Section.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE COMPANY: TERREMARK WORLDWIDE, INC.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

THE GUARANTORS:

NAP OF THE AMERICAS, INC.
NAP OF THE AMERICAS/WEST, INC.
PARK WEST TELECOMMUNICATIONS INVESTORS, INC.
SPECTRUM TELECOMMUNICATIONS CORP.
TECOTA SERVICES CORP.
TERREMARK EUROPE, INC.
TERREMARK FINANCIAL SERVICES, INC.
TERREMARK FORTUNE HOUSE #1, INC.
TERREMARK LATIN AMERICA, INC.
TERREMARK MANAGEMENT SERVICES, INC.
TERREMARK REALTY, INC.
TERREMARK TECHNOLOGY CONTRACTORS, INC.
TERREMARK TRADEMARK HOLDINGS, INC.
TERRENAP DATA CENTERS, INC.
TERRENAP SERVICES, INC.

By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

OPTICAL COMMUNICATIONS, INC.
By:	/s/ Manuel D. Medina
	Name:	Manuel D. Medina
Title:

TERREMARK FEDERAL GROUP, INC.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Treasurer & CFO

AGENT: CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:	/s/ Julia P. Kingsbury
	Name:	Julia P. Kingsbury
	Title:	Director

By:	/s/ Pilarcita V. Naval
	Name:	Pilarcita V. Naval
	Title:	Assistant Vice President

PURCHASER: CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:	/s/ Robert Nydegger
	Name:	Robert Nydegger
	Title:	Managing Director

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Director

PURCHASER: CREDIT SUISSE, INTERNATIONAL
By:	/s/ Robert Nydegger
	Name:	Robert Nydegger
	Title:	Managing Director

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Director

EXHIBIT A
[FORM OF NOTE]
THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JANUARY 5, 2007 (THE “PURCHASE AGREEMENT”), AMONG TERREMARK WORLDWIDE, INC. (THE “COMPANY”), THE GUARANTORS NAMED THEREIN, THE AGENT AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE NOTES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: 2601 S. BAYSHORE DRIVE, 9TH FLOOR, MIAMI, FLORIDA 33133.
THE SECURITY REPRESENTED BY THIS CERTIFICATE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY 5, 2007 AMONG TERREMARK WORLDWIDE, INC. AS THE ISSUER, THE SUBSIDIARY GUARANTORS NAMED THEREIN, FMP AGENCY SERVICES, LLC, AS THE SENIOR AGENT TO THE SENIOR CREDITORS NAMED THEREIN, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, THE SUBORDINATED AGENT TO THE SUBORDINATED CREDITORS NAMED THEREIN AND EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
Execution Copy

SENIOR SUBORDINATED SECURED NOTES DUE 2009
$
CUSIP: 881448 AD 6
No.
          Terremark Worldwide, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to [          ], or registered assigns, the principal sum of $[          ] Dollars (as such amount may be increased from time to time in accordance with Paragraph 2 on the reverse of this Note) on June 30, 2009 (the “Stated Maturity”).
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: January  , 2007

TERREMARK WORLDWIDE, INC.

By:

Name: Title:

[Form of Reverse of Note]
          1. General. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Subordinated Secured Notes due 2009 (herein called the “Notes”), limited in aggregate principal amount to the sum of (a) $10,000,000 and (b) the amount of interest which, in accordance with the terms of Paragraph 2 below, may be capitalized and added to the principal amount of the Notes, in each case, issued pursuant to the Purchase Agreement, dated as of January 5, 2007 (herein called the “Purchase Agreement”), among the Company, the Guarantors named therein, the Agent and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.
          Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.
          2. Interest. The Company promises to pay interest on the principal amount of this Note from the date of issuance of this Note (or any Predecessor Note), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears, on the last Business Day of each March, June, September and December in each year commencing March 30, 2007 (each, an “Interest Payment Date”) and at Stated Maturity at the Applicable Rate, until the principal hereof is paid. On each such Interest Payment Date the Company shall pay such interest by adding the amount thereof to the principal amount of this Note on such Interest Payment Date, and shall within five (5) Business Days of each relevant Interest Payment Date deliver to the Noteholder of this Note written notice stating the amount of interest so added to the principal of this Note and the new principal amount of this Note.
          “Applicable Rate” means the Eurodollar Rate plus 8.00%, provided that from and after January 1, 2009 through the Stated Maturity Date, the Applicable Rate shall be equal to the Eurodollar Rate plus 9.00%.
          “Eurocurrency Reserve Requirements” means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (or any successor) (the “Board”) or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          “Eurodollar Base Rate” means, with respect to each day during each Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
          “Eurodollar Rate” means, with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula:
Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements
          “Interest Payment Date” means the last day of each Interest Period.
          “Interest Period” means an interest period (i) initially, commencing on January 5, 2007 and ending on March 30, 2007; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires and ending on the immediately succeeding day that is the last Business Day of each March, June, September and December occurring thereafter.
          To the extent that the payment of such interest shall be legally enforceable, any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate of 2% per annum in excess of the rate of interest then borne by the Notes (“default interest”) from the date such amounts are due until they are paid, and the entire amount of such default interest shall be payable in cash.
          Interest on this Note shall be computed on the basis of the actual number of days elapsed over a year of 360 days.
          All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.
          3. Redemption. The Company may, at its option, redeem the Notes, in whole or in part at any time prior to the Stated Maturity, at the then outstanding balance of such Note (including interest that has accreted to principal) plus accrued but unaccreted interest.

          4. Procedures for Redemption. If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Noteholder.
          In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.
          5. Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.
          6. Offers to Purchase Notes. The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales, (ii) a Change of Control occurs, or (iii) if there is an exercise of an early buy-out option granted in connection with the Contemplated Lease Financings, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement.
          7. Amendments, Modifications and Waivers. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages in the aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          8. Registration of Transfer. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in denominations authorized under the Purchase Agreement. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any Tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
          9. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Subordination Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Purchase Agreement and Subordination Agreement with respect thereto. Each Noteholder, by accepting the same, agrees to and shall be bound by such provisions.
          10. Miscellaneous. All terms used in this Note which are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement. The Company and the Noteholder agree that, unless otherwise required by law or the good faith resolution of an examination or audit by the Internal Revenue Service, they shall treat the Notes as not subject to the provisions of Treasury Regulations 1.1275.4.
          THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Purchase Agreement, check the box:
☐
          If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Purchase Agreement, state the portion of such amount: $                    .

Dated:	Your Signature:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
FORM OF SUBSIDIARY GUARANTEE
          THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS SUBSIDIARY GUARANTEE AND THE PURCHASE AGREEMENT, DATED AS OF JANUARY 5, 2007, AMONG TERREMARK WORLDWIDE, INC., THE AGENT THE GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN (THE “PURCHASE AGREEMENT”) ARE EXPRESSLY SET FORTH IN SECTION 12 OF THE PURCHASE AGREEMENT, AND REFERENCE IS HEREBY MADE TO SUCH PURCHASE AGREEMENT FOR THE PRECISE TERMS OF THIS SUBSIDIARY GUARANTEE. THE TERMS OF SECTION 12 OF THE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.
          Subject to the terms and conditions of the Subordination Agreement, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Purchase Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 12 of the Purchase Agreement, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Purchase Agreement.
          The obligations of each Guarantor under this Guarantee are junior and subordinated to the Senior Indebtedness of such Guarantor to the extent and in the manner provided for in the Subordination Agreement.

          If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Noteholder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 10 of the Purchase Agreement for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in Section 10 of the Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Subsidiary Guarantees.
          Each Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Subsidiary Guarantee and Section 12 of the Purchase Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Section 12 of the Purchase Agreement, result in the obligations of such Guarantor under this Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
          This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Purchase Agreement until full and final payment of all of the Company’s obligations under the Notes and the Purchase Agreement and shall inure to the benefit of the Noteholders and their successors and assigns and, in the event of any transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Section 12 of the Purchase Agreement. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of Section 12.04 of the Purchase Agreement shall be released of its obligations hereunder.
          THIS SUBSIDIARY GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD

REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          Capitalized terms used herein have the same meanings given in the Purchase Agreement unless otherwise indicated.

[GUARANTOR]

By:

Name: Title:

EXHIBIT C
FORM OF SUPPLEMENTAL AGREEMENT
          SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”), dated as of [          ], by and between [          ] (the “New Guarantor”) and [          ] (the “Company”).
WITNESSETH:
          WHEREAS, the Company, the Guarantors named therein and the Purchasers named therein have each heretofore executed and delivered to each other a Purchase Agreement (the “Purchase Agreement”), dated as of January 5, 2007, providing for the issuance and sale by the Company to the Purchasers of an aggregate principal amount of up to $10.0 million of Senior Subordinated Secured Notes due 2009 (the “Notes”); and
          WHEREAS, Section 12.02 of the Purchase Agreement provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Holders a supplemental agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Noteholders as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.
          2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Section 12 of the Purchase Agreement and to be bound by all other applicable provisions of the Purchase Agreement.
          3. INTENDED THIRD-PARTY BENEFICIARIES. The Noteholders from time to time of the Notes are intended third-party beneficiaries of this Supplemental Agreement and the terms and provisions of this Supplemental Agreement may not be amended, modified exceptions provided for in the Purchase Agreement.
          4. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto.
          5. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT

C-1

WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
          6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[NEW GUARANTOR]

By:

Name: Title:

C-2

EXHIBIT D
FORM OF SUBORDINATION AND INTERCREDITOR AGREEMENT
See attached

D-1

EXHIBIT E
FORM OF INDENTURE
See attached.

E-1

EXHIBIT F
FORM OF REGISTRATION RIGHTS
See attached.

F-1

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
          THE UNDERSIGNED HEREBY CERTIFY THAT:
          I AM THE DULY ELECTED [TITLE] OF TERREMARK WORLDWIDE, INC., A DELAWARE CORPORATION (THE “COMPANY”);
          I HAVE REVIEWED THE TERMS OF THAT CERTAIN PURCHASE AGREEMENT DATED AS OF JANUARY 5, 2007, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO THE DATE HEREOF (SAID PURCHASE AGREEMENT, AS SO AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, BEING THE “PURCHASE AGREEMENT”, THE TERMS DEFINED THEREIN AND NOT OTHERWISE DEFINED IN THIS CERTIFICATE (INCLUDING ATTACHMENT NO. 1 ANNEXED HERETO AND MADE A PART HEREOF) BEING USED IN THIS CERTIFICATE AS THEREIN DEFINED), BY AND AMONG THE COMPANY, THE GUARANTORS LISTED THEREIN, THE AGENT AND THE PURCHASERS, AND THE TERMS OF THE OTHER BASIC DOCUMENTS;
          TO THE BEST OF MY KNOWLEDGE AFTER DUE INQUIRY, EACH OF THE COMPANY AND ITS RESPECTIVE SUBSIDIARIES HAS OBSERVED OR PERFORMED ALL OF ITS COVENANTS AND OTHER AGREEMENTS, AND SATISFIED EVERY CONDITION, CONTAINED IN THE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO BE OBSERVED, PERFORMED OR SATISFIED BY IT;
          [TO THE BEST OF MY KNOWLEDGE, NO DEFAULT OR EVENT OF DEFAULT EXISTS ON THE DATE HEREOF, OTHER THAN:                                          [IF NONE, SO STATE];]1 AND

TERREMARK WORLDWIDE, INC.

By:

Name: Title:

[1]	Only in connection with delivery of this certificate to Noteholders

G-1

EXHIBIT H
FORM OF LANDLORD ACCESS AGREEMENT
See attached.

H-1

EXHIBIT I
FORM OF MORTGAGE
LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
BY
NAP OF THE AMERICAS/WEST, INC.,
as Grantor,
TO
[          ]
as Trustee for the benefit of
[          ]
as Agent,
Beneficiary
Dated as of [          ], 200[          ]

Relating to Premises in:
Santa Clara County, California

This instrument was prepared in consultation with
counsel in the state in which the Trust Property is
located by the attorney named below and after
recording, please return to:
[          ]

Page
Article 13 LEASES	31

Section 13.1 Grantor’s Affirmative Covenants with Respect to Leases	31

Article 14 LOCAL LAW PROVISIONS	31

Section 14.1 Principles of Construction	31
Section 14.2 Fixture Filing	31
Section 14.3 Rights and Remedies	31

Article 15 Trustee’s Powers and Liabilities	32

Section 15.1 Trustee’s Powers and Liabilities 32

SIGNATURE ACKNOWLEDGMENTS
SCHEDULE A Legal Description
SCHEDULE B Prior Liens

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING
     LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Deed of Trust”), dated as of [     ], 200[  ], made by NAP OF THE AMERICAS/WEST, INC., a Florida corporation having an office at 2601 S Bayshore Drive, 9th Floor, Miami, FL 33133, as Grantor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Grantor”), in favor of [     ], a [     ] having an office at [     ], as trustee under this Deed of Trust (together with any successors in such capacities, the “Trustee”) for the benefit of [], a [     ] having an office at [     ]as agent for Secured Parties (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, the “Beneficiary”).
RECITALS:
     A. Pursuant to that certain purchase agreement, dated as of January 5, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among TERREMARK WORLDWIDE, INC., a Delaware corporation (the “Company”), the Grantor and the other Guarantors listed on the signature pages thereto (each a “Guarantor” and, collectively, the “Guarantors,” and together with the Company, the “Issuers”), the Agent and the Purchasers named therein, the Purchasers have agreed to purchase the Company’s senior subordinated secured notes due 2009 in the aggregate principal amount of $10,000,000 and the Company’s subordinated convertible notes due 2009 in the aggregate principal amount of $4,000,000 in accordance with the provisions thereof.
     B. The Company owns, directly or through its Subsidiaries, all of the issued and outstanding shares of the Grantor.
     C. The Grantor has, pursuant to Article XII of the Purchase Agreement and the Subsidiary Guarantee, among other things, guaranteed (the “Guarantee”) the obligations of the Company under the Purchase Agreement and the other Basic Documents.
     D. The Grantor will receive substantial benefits from the execution, delivery and performance of the Basic Documents and is, therefore, willing to enter into this Deed of Trust.
     E. It is a condition to (i) the obligations of the Purchasers to purchase the Purchased Securities under the Purchase Agreement and (ii) the performance of the obligations of the Secured Parties under the Basic Documents, if any, that the Grantor execute and deliver the applicable Basic Documents, including this Deed of Trust.
     F. This Deed of Trust is given by the Grantor in favor of the Beneficiary for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.

AGREEMENT:
     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby covenants and agrees with the Beneficiary as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
Section 1.1 Definitions.
          (a) Capitalized terms used but not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given to them in the Purchase Agreement, including the following:
     “Affiliate”; “Agent”; “Basic Documents”; “Event of Default”; “Governmental Authority”; “Guarantors”; “Holder”; “Issuer”; “Lien”; “Net Cash Proceeds”; “Notes”; “Person”; “Purchased Security”; “Purchasers”; “Secured Obligations”; “Secured Parties”; “Security Agreement”; “Security Documents”; “Shares”; “Subsidiary Guarantees”; and “Warrants”.
          (b) The following terms in this Deed of Trust shall have the following meanings:
     “Allocated Indebtedness” shall have the meaning assigned to such term in Section 11.13(i) hereof.
     “Allocation Notice” shall have the meaning assigned to such term in Section 11.13(i) hereof.
     “Beneficiary” shall have the meaning assigned to such term in the Preamble hereof.
     “Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking of the Trust Property (including but not limited to any taking of all or any part of the Trust Property in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of the Trust Property by any Governmental Authority, civil or military, or any settlement in lieu thereof).
     “Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’ Liens and other claims arising by operation of law) judgments or demands against, all or any portion of the Trust Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a lien on the Trust Property or which might result in foreclosure of all or any portion of the Trust Property.
     “Collateral” shall have the meaning assigned to such term in Section 11.13(i) hereof.

     “Contracts” shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all contracts and other general intangibles relating to the Trust Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.
     “Deed of Trust” shall have the meaning assigned to such term in the Preamble hereof.
     “Default Rate” shall mean the rate of interest payable during a default with respect to overdue interest as set forth in Section 9.02(b) of the Purchase Agreement
     “Fixtures” shall mean all of Grantor’s interest in machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are real property or fixtures under the UCC or any other applicable law including, without limitation, all HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, power, waste removal, elevators, maintenance or other systems or equipment, utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land.
     “Grantor” shall have the meaning assigned to such term in the Preamble hereof.
     “Grantor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.
     “Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all alterations now or hereafter located,’ attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.
     “Insurance Policies” means the insurance policies and coverages required to be maintained by the Grantor with respect to the Trust Property pursuant to the Purchase.
     “Land” shall mean the real property which is the subject of the Mortgaged Lease, which real property is described in Schedule A annexed to this Deed of Trust created by the Mortgaged Lease, together with all of the fee owner of such real property’s reversionary rights, if any, in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and together with any greater or additional estate therein as may be acquired by Grantor.
     “Landlord” shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.
     “Leases” shall mean, collectively, any and all interests of the Grantor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.
     “Mortgaged Lease” means that Net Premises Lease, 3030 Corvin Drive, Santa Clara, California, dated September 13, 2000, pursuant to which Grantor leases all or a portion of the Land from Rainbow Property Management, LLC, a California limited liability company, a memorandum of which was recorded contemporaneously herewith, together with all assignments, modifications, extensions and renewals of the Mortgaged Lease and all credits, deposits, options, privileges and rights of Grantor as tenant under the Mortgaged Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms.
     “Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way famished in connection with the Trust Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.
     “Permitted Collateral Liens” shall mean the Liens described in clause (iii) of the definition of “Permitted Collateral Liens” contained in the Purchase Agreement.
     “Premises” shall mean, collectively, the Land and the Improvements.
     “Prior Liens” shall mean, collectively, the Liens identified in Schedule B annexed to this Deed of Trust.
     “Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Trust Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Beneficiary or to the Grantor from time to time with respect to any of the Trust Property, (iii) payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Trust Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Trust Property and (v) other amounts from time to time paid or payable under or in connection with any of the Trust Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

     “Property Material Adverse Effect” shall mean, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of the Grantor as presently conducted at the Trust Property; (b) the value or utility of the Trust Property; or (c) the legality, priority or enforceability of the Lien created by this Deed of Trust or the rights and remedies of the Beneficiary hereunder.
     “Prudent Operator” shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.
     “Purchase Agreement” shall have the meaning assigned to such term in Recital A hereof.
     “Records” shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Trust Property or the construction of any alteration relating to the Premises or the maintenance of any Permit.
     “Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.
     “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.
     “Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.
     “Trust Property” shall have the meaning assigned to such term in Section 2.1 hereof.
     “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the state in which the Premises are located; provided, however, that if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of any other state as to the matter in question, “UCC” shall mean the Uniform Commercial Code in effect in such state.
ARTICLE 2
GRANTS AND SECURED OBLIGATIONS
     Section 2.1 Grant of Trust Property. The Grantor hereby pleads, grants, gives, transfers, bargains, sells, assigns, and conveys to Trustee, its successors and assigns, in trust,

with power of sale, for the use and benefit of the Beneficiary, a security interest in and upon, all of the Grantor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Trust Property”):
(i)	[Land and the ] Mortgaged Lease; Improvements;

(ii)	Leases;

(iii)	Rents;

(iv)	Permits;

(v)	Contracts;

(vi)	Records; and

(vii)	Proceeds;
          Notwithstanding the foregoing provisions of this Section 2.1, Trust Property shall not include a grant of any of the Grantor’s right, title or interest in any Contract or Permit (x) that validly prohibits the creation by the Grantor of a security interest therein and (y) to the extent, but only to the extent that, any Requirement of Law applicable thereto prohibits the creation of a security interest therein; provided, however, that the right to receive any payment of money or any other right referred to in Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC to the extent that such Sections are effective to limit the prohibitions described in clauses (x) and (y) of this Section 2.1 shall constitute Trust Property hereunder and; provided, further, that at such time as any Contract or Permit described in clauses (x) and (y) of this Section 2.1 is no longer subject to such prohibition, such applicable Contract or Permit shall (without any act or delivery by any person) . constitute Trust Property hereunder;
          TO HAVE AND TO HOLD the Trust Property, IN TRUST FOREVER, with power of sale, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in and to the Trust Property and all rights and appurtenances relating thereto, unto the Beneficiary, its successors and assigns, for the benefit of the Beneficiary for the benefit of the Beneficiary for the benefit of the Secured Parties, for the purpose of securing the payment and performance in full of all the Secured Obligations.
     Section 2.2 Assignment of Leases and Rents. As additional security for the payment and performance in full of the Secured Obligations and subject to the provisions of Article V hereof, the Grantor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Beneficiary, and grants to the Beneficiary, all of the Grantor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Grantor’s Interest”):
          (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

          (ii) all claims, rights, powers, privileges and remedies of the Grantor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;
          (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and
          (iv) the full power and authority, in the name of the Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Grantor, as Landlord, is or may be entitled to take under the Leases.
          (v) Notwithstanding that this Agreement is an absolute assignment of the Rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, Beneficiary grants to Grantor a revocable license to collect and receive the Rents and to retain, use and enjoy such Rents and to otherwise have the rights and obligations with respect to the Leases as granted Grantor in this Section 2.2. Such license may only be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default.
     Section 2.3 Secured Obligations: This Deed of Trust secures, and the Trust Property is collateral security for, the payment and performance in full when due of the Secured Obligations.
     Section 2.4 Future Advances. This Deed of Trust shall secure all Secured Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Purchase Agreement or the other Basic Documents and shall secure not only Secured Obligations with respect to presently existing indebtedness under the Purchase Agreement or the other Basic Documents, but also any and all other indebtedness which may hereafter be owing by the Grantor to the Secured Parties under the Purchase Agreement or the other Basic Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Purchase Agreement or the other Basic Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Secured Obligations whether or not Grantor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.
     Section 2.5 Maximum Amount of Indebtedness. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time hereafter by this Deed of Trust is $10,000,000 (TEN MILLION DOLLARS) (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Beneficiary by reason of any default by the Grantor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

     Section 2.6 Last Dollar Secured. So long as the aggregate amount of the Secured Obligations exceeds the Secured Amount, any payments and repayments of the Secured Obligations shall not be deemed to be applied against or to reduce the Secured Amount.
     Section 2.7 No Release. Nothing set forth in this Deed of Trust shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor’s part to be performed or observed under or in respect of any of the Trust Property or from any liability to any person under or in respect of any of the Trust Property or shall impose any obligation on the Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantor’s part to be so performed or observed or shall impose any liability on the Beneficiary or any other Secured Party for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Deed of Trust or any other Basic Document, or under or in respect of the Trust Property or made in connection herewith or therewith. The obligations of the Grantor contained in this Section 2.7 shall survive the termination hereof and the discharge of the Grantor’s other obligations under this Deed of Trust and the other Basic Documents.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GRANTOR
     Section 3.1 Incorporation of Purchase Agreement. The Grantor represents, warrants, covenants and agrees that each of the representations, warranties, covenants and other agreements of the Grantor (as an Issuer) under and as contained in the Purchase Agreement are hereby incorporated herein in their entirety by this reference.
     Section 3.2 Warranty of Title. The Grantor represents and warrants that:
          (i) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Trust Property;
          (ii) it has good and marketable [fee simple] leasehold title to the Premises and the Landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for (x) as of the date hereof, Prior Liens and Liens in favor of the Beneficiary pursuant to the Security Documents and (y) hereafter, Permitted Collateral Liens; and
          (iii) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Deed of Trust will create and constitute a valid and enforceable first priority Lien on the Trust Property which constitutes real property in favor of the Agent for the benefit of the Secured Parties, and, to the extent any of the Trust Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are, as of the date hereof, subject only to Prior Liens and hereafter, subject only to Permitted Collateral Liens.

     Section 3.3 Condition of Trust Property. The Grantor represents and warrants that:
          (i) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use and subdivision laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Trust Property whether or not recorded, except where the failure so to comply could not result in a Property Material Adverse Effect;
          (ii) as of the date hereof, Grantor has neither received any notice of nor has any knowledge of any disputes regarding possession of any portions of the Trust Property and has no knowledge of any state of facts that may exist which could give rise to any such claims;
          (iii) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts promulgated by the Federal Emergency Management Agency or any successor thereto or, if any portion of the Premises is located within such area as evidenced by the Federal Emergency Management Agency Standard Flood Hazard Determination provided to the Beneficiary by the Grantor pursuant to Section 3.18(i) of the Purchase Agreement, the Grantor has obtained the flood insurance prescribed in Section 7.07(d) of the Purchase Agreement hereof;
          (iv) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and
          (v) there are no options or rights of first refusal to purchase or acquire all or any portion of the Trust Property from Grantor.
     Section 3.4 Charges. The Grantor represents and warrants that all Charges imposed upon or assessed against the Trust Property have been paid and discharged except to the extent such Charges constitute, as of the date hereof, a Prior Lien or hereafter, a Permitted Collateral Lien.
ARTICLE 4
CERTAIN COVENANTS OF GRANTOR
     Section 4.1 Payment and Performance. The Grantor shall pay and perform the Secured Obligations in full as and when the same shall become due under the Basic Documents and when they are required to be performed thereunder.
     Section 4.2 Title. The Grantor shall
          (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Trust Property except where the failure to keep in effect the same could not result in a Property Material Adverse Effect and (B) protect, preserve and defend its interest in the Trust Property and title thereto;
          (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Grantor which is secured by the Trust Property or the noncompliance with which may result in the imposition of a Lien on the Trust Property subject to Permitted Collateral Liens, (B) forever warrant and defend to the Trustee and Beneficiary the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Trust Property or any of the rights of the Trustee and Beneficiary hereunder and (C) maintain this Deed of Trust and a valid and enforceable first priority Lien on the Trust Property and, to the extent any of the Trust Property shall consist of Fixtures, a first priority security interest in the Trust Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Prior Liens; and
          (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Grantor from the Trust Property or any part thereof by paramount title or otherwise questioning the Grantor’s right, title and interest in, to and under the Trust Property as warranted in this Deed of Trust, or of any condition that could give rise to any such proceedings, notify the Beneficiary thereof. The Trustee and/or Beneficiary may participate in such proceedings and the Grantor will deliver or cause to be delivered to the Trustee and Beneficiary all instruments requested by the Beneficiary to permit such participation. In any such proceedings, the Trustee and Beneficiary may be represented by counsel satisfactory to the Trustee and Beneficiary at the reasonable expense of the Grantor. If, upon the resolution of such proceedings, the Grantor shall suffer a loss of the Trust Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary to be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of Section 7.18 of the Purchase Agreement.
          (iv) The Grantor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Beneficiary.
     Section 4.3 Inspection. Grantor shall permit Beneficiary, and its agents, representative and employees, upon reasonable prior notice to Grantor, to inspect the Trust Property and all books and records located thereon provided, that (i) such inspections shall not materially interfere with the use and operation of the Trust Property and (ii) shall comply with the applicable provisions of the Purchase Agreement.
     Section 4.4 Limitation on Liens; Transfer Restrictions.
          (i) Except for the Permitted Collateral Liens, Prior Liens and the Lien of this Deed of Trust, the Grantor may not, without the prior written consent of the

Beneficiary, permit to exist or grant any Lien on all or any part of the Trust Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.
          (ii) Except to the extent permitted by the Purchase Agreement, the Grantor may not, without the prior written consent of the Beneficiary, sell, convey, assign, lease or otherwise transfer all or any part of the Trust Property.
     Section 4.5 Insurance. The Grantor shall obtain and keep in full force and effect the Insurance Policies required by the Purchase Agreement pursuant to the terms thereof.
ARTICLE 5
CONCERNING ASSIGNMENT OF LEASES AND RENTS
     Section 5.1 Present Assignment; License to the Grantor.
          (i) Section 2.2 of this Deed of Trust constitutes a present, absolute, effective, irrevocable and complete assignment by Grantor to Beneficiary of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Grantor thereunder and apply the same as Beneficiary may, in its sole discretion, determine to be appropriate to protect the security afforded by this Deed of Trust (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Trust Property), which is not conditioned upon Beneficiary being in possession of the Premises. This assignment is an absolute assignment and not an assignment for additional security only. The Trustee and Beneficiary hereby grants to the Grantor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Secured Obligations or solvency of Grantor, the license granted in the immediately preceding sentence shall automatically cease and terminate without any notice by Beneficiary (such notice being hereby expressly waived by Grantor to the extent permitted by applicable law), or any action or proceeding or the intervention of a receiver appointed by a court.
          (ii) Grantor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Collateral Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “Choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title II of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          (iii) Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all rents acquired by the estate after the commencement of any case in bankruptcy.
     Section 5.2 Collection of Rents by the Beneficiary.
          (i) Upon the occurrence and during the continuance of an Event of Default, any Rents receivable by the Beneficiary hereunder, after payment of all proper costs and expenses as Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Trust Property), shall be applied in accordance with the provisions of Section 8.2(ii) of this Deed of Trust. The Beneficiary shall be accountable to the Grantor only for Rents actually received by the Beneficiary. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.
          (ii) The Grantor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Beneficiary for payment of Rents to the Beneficiary and the Grantor shall have no claim against Tenant for Rents paid by Tenant to the Beneficiary pursuant to such notice or demand.
     Section 5.3 Irrevocable Interest. All rights, powers and privileges of the Trustee and Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.
ARTICLE 6
TAXES AND CERTAIN STATUTORY LIENS
     Section 6.1 Payment of Charges. Unless and to the extent contested by the Grantor in accordance with the provisions of the Purchase Agreement, the Grantor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Grantor shall, upon the Beneficiary’s request, deliver to the Beneficiary receipts evidencing the payment of all such Charges.
     Section 6.2 Stamp and Other Taxes. The Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Beneficiary may advance the same and the amount so advanced shall be payable by the Grantor to the Beneficiary in accordance with the provisions of Section 13.01 of the Purchase Agreement hereof
     Section 6.3 Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages, deed of trust or debts secured by mortgages or deeds of trust for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Deed of Trust or any other Basic Document, the Grantor shall promptly pay to the Beneficiary such amount or amounts as may be necessary from time to time to pay any such taxes, assessments or other charges resulting therefrom; provided, that if any such payment or reimbursement shall be unlawful or taxable to Beneficiary, or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, the Grantor shall pay or reimburse Beneficiary for payment of the lawful and non-usurious portion thereof.
     Section 6.4 Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. The Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall in a reasonably prompt manner be released to the Grantor.
ARTICLE 7
CASUALTY EVENTS AND RESTORATION
     Section 7.1 Casualty Event. If there shall occur any Casualty Event (or, in the case of any condemnation, taking or other proceeding in the nature thereof, upon the occurrence thereof or notice of the commencement of any proceedings therefor), the Grantor shall promptly send to the Beneficiary a written notice setting forth the nature and extent thereof. The proceeds payable in respect of any such Casualty Event are hereby assigned and shall be paid to the Beneficiary or shall be used for the restoration of the Trust Property. The Net Cash Proceeds of each Casualty Event shall be applied, allocated and distributed in accordance with the provisions of Section 7.18 of the Purchase Agreement.
     Section 7.2 Condemnation. In the case of any taking, condemnation or other proceeding in the nature thereof, the Trustee and Beneficiary may, at their option, participate in any proceedings or negotiations which might result in any taking or condemnation and the Grantor shall deliver or cause to be delivered to the Trustee and Beneficiary all instruments reasonably requested by them to permit such participation. The Beneficiary may be represented by counsel satisfactory to it at the reasonable expense of the Grantor in connection with any such participation. The Grantor shall pay all reasonable fees, costs and expenses incurred by the Trustee and Beneficiary in connection therewith and in seeking and obtaining any award or payment on account thereof. The Grantor shall take all steps necessary to notify the condemning authority of such assignment.
     Section 7.3 Restoration. The Grantor shall complete such restoration in accordance with the provisions of the Purchase Agreement. If restoration of the Trust Property is not feasible so as to restore the Trust Property to the prior use thereof, the proceeds shall be applied as provided in the Purchase Agreement.
ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES
     Section 8.1 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Beneficiary may at its option, in addition to any other action permitted under this Deed of Trust or the Purchase Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:
          (i) personally, or by its agents or attorneys, and where applicable law so requires, with the Trustee, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Grantor relating thereto and, exclude the Grantor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful alterations thereto and thereon as the Beneficiary may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Grantor with respect thereto either in the name of the Grantor or otherwise or (F) collect and receive all Rents. The Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Beneficiary shall be applied in accordance with the provisions of Section 13.01 of the Purchase Agreement.
          (ii) with or without entry, personally or by its agents or attorneys, or by the Trustee (as so required by applicable law) (A) sell the Trust Property and all estate, right, title and interest, claim and demand therein at one or more sales as permitted by the terms of the Mortgaged Lease or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or
          (iii) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Purchase Agreement and the other Basic Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect.
     Section 8.2 Sale of Trust Property if Event of Default Occurs; Proceeds of Sale.
          (i) If any Event of Default shall have occurred and be continuing, the Beneficiary and/or Trustee (as so required by applicable law) may institute an action to foreclose this Deed of Trust or take such other action as may be permitted and available to the Beneficiary at law or in equity for the enforcement of the Purchase Agreement and realization on the Trust Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Beneficiary and/or Trustee (as so required by applicable law) may sell the Trust Property at one or more sales, to the extent and as provided under the terms of the Mortgaged Lease, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Beneficiary and/or Trustee (as so required by applicable law) may execute and deliver to the purchaser at such sale a conveyance of the Trust Property in fee simple and an assignment or conveyance of all the Grantor’s Interest in the Leases and the Trust Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Grantor hereby constitutes and appoints the Beneficiary and/or Trustee (as so required by applicable law) the true and lawful attorney in fact of the Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Beneficiary as such attorney in fact are hereby ratified and confirmed. The Grantor agrees that such recitals shall be binding and conclusive upon the Grantor and that any assignment or conveyance to be made by the Beneficiary or Trustee shall divest the Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Trust Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Beneficiary and Trustee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Grantor agrees that possession of the Trust Property by the Grantor, or any person claiming under the Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, the Grantor and any person in possession under the Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Trust Property may be sold as an entirety or in separate parcels in such manner or order as the Beneficiary and Trustee in their sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Trust Property is sold or all amounts secured hereby are paid in full.
          (ii) The proceeds of any sale made under or by virtue of this Article VIII, together with any other sums which then may be held by the Beneficiary under this Deed of Trust, whether under the provisions of this Article VIII or otherwise, shall be applied in accordance with the provisions of the Purchase Agreement.
          (iii) The Beneficiary (on behalf of any Secured Party or on its own behalf) or any Holder or any of their respective Affiliates may bid for and acquire the Trust Property or any part thereof at any sale made under or by virtue of this Article VIII and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Beneficiary, or such Holder in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Beneficiary, Trustee or such Holder is authorized to deduct under this Deed of Trust.
          (iv) The Beneficiary and/or Trustee (as so required by applicable law) may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Beneficiary and/or Trustee (as so required by applicable law), without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
          (v) If the Premises is comprised of more than one parcel of land, the Beneficiary and/or Trustee (as so required by applicable law) may take any of the actions authorized by this Section 8.2 in respect of any or a number of individual parcels.
     Section 8.3 Additional Remedies in Case of an Event of Default.
          (i) The Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof and, to the extent permitted by applicable law, the right of the Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against the Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Trust Property; provided, however, that in no case shall the Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs from the proceeds of the sale of the Trust Property and the distribution from the estate of the Grantor.
          (ii) Any recovery of any judgment by the Beneficiary and any levy of any execution under any judgment upon the Trust Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Trust Property or any part thereof, or any conveyances, powers, rights and remedies of the Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.
          (iii) Any monies collected by the Beneficiary under this Section 8.3 shall be applied in accordance with the provisions of Section 8.2(ii).
     Section 8.4 Legal Proceedings After an Event of Default.
          (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Grantor shall enter its voluntary appearance in such action, suit or proceeding.
          (ii) Upon the occurrence and during the continuance of an Event of Default, the Beneficiary and/or Trustee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Purchase Agreement to the Beneficiary.
          (iii) The Grantor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Trust Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales of the Trust Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Grantor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Beneficiary and Trustee by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.
     Section 8.5 Remedies Not Exclusive. No remedy conferred upon or reserved to the Beneficiary and/or Trustee by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of the Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this

Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Beneficiary in such order and manner as the Beneficiary, in its sole discretion, may elect. If the Beneficiary accepts any monies required to be paid by the Grantor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If the Beneficiary accepts any monies required to be paid by the Grantor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Grantor to pay the entire sum then due, and the Grantor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.
ARTICLE 9
SECURITY AGREEMENT AND FIXTURE FILING
     Section 9.1 Security Agreement. To the extent that the Trust Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Beneficiary’s option, (i) be sold hereunder together with any sale of any portion of the Trust Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantor to assemble such personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. The Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary’s rights and remedies in respect to the Trust Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Beneficiary shall give the Grantor not less than ten (10) days’ prior notice of the time and place of any intended disposition.
     Section 9.2 Fixture Filing. To the extent that the Trust Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Trust Property is located shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor:	Name and Address of the secured party:

The Grantor having the address described in the Preamble hereof. The Grantor is a corporation organized under the laws of the State of Florida whose Organization Number is P00000041951, and whose Taxpayer Identification Number is 65-1005493.
The Beneficiary having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.
This Financing Statement covers the following types or items of property:
The Trust Property.
This instrument covers goods or items of personal property which are or are to become fixtures upon the property.
The name of the record owner of the Property on which such fixtures are or are to be located is the Grantor.
          In addition, Grantor authorizes the Beneficiary to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Trust Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Beneficiary pursuant to this Deed of Trust in the Trust Property.
ARTICLE 10
FURTHER ASSURANCES
     Section 10.1 Recording Documentation To Assure Security. The Grantor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Trust Property and the interest and rights of the Beneficiary therein. The Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.
     Section 10.2 Further Acts. The Grantor shall, at the sole cost and expense of the Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Beneficiary or Trustee shall from time to time reasonably request, which may be necessary in the judgment of the Beneficiary from time to time to assure, perfect, convey, assign, pledge, transfer and confirm unto the Beneficiary and Trustee, the property and rights hereby conveyed or assigned or which the Grantor may be or may hereafter become bound to convey or assign to the Beneficiary and Trustee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Beneficiary or Trustee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Deed of Trust and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Beneficiary or Trustee, the Grantor agrees to use its best efforts to assist and aid the Beneficiary and/or Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Grantor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Grantor under this Section 10.2, the Beneficiary and/or Trustee may execute or take the same as the attorney-in-fact for the Grantor, such power of attorney being coupled with an interest and is irrevocable.
     Section 10.3 Additional Security. Without notice to or consent of the Grantor and without impairment of the Lien and rights created by this Deed of Trust, the Beneficiary and/or Trustee may accept (but the Grantor shall not be obligated to furnish) from the Grantor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Beneficiary or Trustee from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting the Beneficiary’s and Trustee’s Lien and rights under this Deed of Trust.
ARTICLE 11
MISCELLANEOUS
     Section 11.1 No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing.
Section 11.2 Concerning Beneficiary.
          (i) The Beneficiary has been appointed as Agent pursuant to the Purchase Agreement. The actions of the Beneficiary hereunder are subject to the provisions of the Purchase Agreement. The Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Trust Property), in accordance with this Deed of Trust and the Purchase Agreement. The Beneficiary may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Purchase Agreement. Upon the acceptance of any appointment as the Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust. After any retiring Beneficiary’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Beneficiary.

          (ii) The Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Trust Property in its possession if such Trust Property is accorded treatment substantially equivalent to that which the Beneficiary, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Beneficiary nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Trust Property.
          (iii) The Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.
          (iv) With respect to any of its rights and obligations as a Holder, the Beneficiary shall have and may exercise the same rights and powers hereunder. The term “Holders,” “Holder” or any similar terms shall, unless the context clearly otherwise indicates, include the Beneficiary in its individual capacity as a Holder. The Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Grantor or any Affiliate of the Grantor to the same extent as if the Beneficiary were not acting as Agent.
          (v) If any portion of the Trust Property also constitutes collateral granted by any Issuer to the Beneficiary to secure the Secured Obligations under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Beneficiary, in its sole discretion, shall select which provision or provisions shall control.
     Section 11.3 Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact. If the Grantor shall fail to perform any covenants contained in this Deed of Trust (including, without limitation, the Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Purchase Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Grantor under any Trust Property) or if any warranty on the part of the Grantor contained herein shall be breached, the Beneficiary may (but shall not be obligated to), after notice to Grantor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Beneficiary shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby and which the Grantor does not contest in accordance with the provisions of the Purchase Agreement. Any and all amounts so expended by the Beneficiary shall be paid by the Grantor in accordance with the provisions of Section 13.01 of the Purchase Agreement. Neither the provisions of this Section 11.3 nor any action taken by the Beneficiary pursuant to the provisions of this Section 11.3 shall prevent any such failure to observe any covenant contained in this Deed of Trust nor any breach of warranty from constituting an Event of Default. The Grantor hereby appoints the Beneficiary and Trustee its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, or otherwise, from time to time in the Beneficiary’s and Trustee’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Basic Documents which the Beneficiary and Trustee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
     Section 11.4 Continuing Security Interest; Assignment. This Deed of Trust shall create a continuing Lien on and security interest in the Trust Property and shall (i) be binding upon the Grantor, its successors and assigns, (ii) inure, together with the rights and remedies of the Beneficiary and Trustee hereunder, to the benefit of the Beneficiary for the benefit of the Secured Parties and each of their respective successors, transferees and assigns and (iii) in the event there is more than one Grantor party hereto, all undertakings hereunder shall be deemed joint and several. No other persons (including, without limitation, any other creditor of any Basic Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Holder may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject, however, to the provisions of the Purchase Agreement.
     Section 11.5 Termination; Release. This Deed of Trust shall terminate in accordance with the provisions of the Purchase Agreement. Upon termination hereof or any release of the Trust Property or any portion thereof in accordance with the provisions of the Purchase Agreement, the Beneficiary and/or Trustee (as so required by applicable law) shall, upon the request and at the sole cost and expense of the Grantor, forthwith assign, transfer and deliver to the Grantor, against receipt and without recourse to or warranty by the Beneficiary or Trustee, such of the Trust Property to be released (in the case of a release) as may be in possession of the Beneficiary or Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Trust Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Trust Property, as the case may be.
     Section 11.6 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Purchase Agreement and unless in writing and signed by the Beneficiary, and, if required by applicable law, the Trustee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Basic Document, no notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.
     Section 11.7 Notices. Unless otherwise provided herein or in the Purchase Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Purchase Agreement, if to the Grantor or the Beneficiary, addressed to it at the address set forth in the Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.7.
     Section 11.8 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF TRUST PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. GRANTOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE PURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY WANES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 11.9 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 11.10 Relationship. The relationship of the Beneficiary to the Grantor hereunder is strictly and solely that of holder and issuer and grantor and beneficiary and nothing contained in the Purchase Agreement, this Deed of Trust or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Grantor other than as holder and issuer and grantor and beneficiary.
     Section 11.11 No Credit for Payment of Taxes or Impositions. The Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Purchase Agreement, and the Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Trust Property or any part thereof.
     Section 11.12 No Claims Against the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
     Section 11.13 Beneficiary’s Right To Sever Indebtedness.
          (i) The Grantor acknowledges that (A) the Trust Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Grantor and its Affiliates in other jurisdictions (all such property, collectively, the “Collateral”), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific principal amount of indebtedness evidenced by Purchased Securities and to execute in respect thereof a separate purchase agreement and (C) the Grantor intends that the Beneficiary have the same rights with respect to the Trust Property, in foreclosure or otherwise, that the Beneficiary would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate purchase agreement, deed of trust, mortgage or security instrument. In furtherance of such intent, the Grantor agrees that the Beneficiary may at any time by notice (an “Allocation Notice”) to the Grantor allocate a portion (the “Allocated Indebtedness”) of the Secured Obligations to the Trust Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Trust Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as separate obligation of the Grantor unrelated to the other transactions contemplated by the Purchase Agreement, any other Basic Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Trust Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Grantor and shall not be available hereunder to satisfy any Secured Obligations of the Grantor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Deed of Trust commenced after the giving by the Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Grantor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 11.13, the proceeds received by the Beneficiary pursuant to this Deed of Trust shall be applied by the Beneficiary in accordance with the provisions of Section 8.2(ii) hereof.

     (ii) The Grantor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Deed of Trust constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Beneficiary is not entitled to a deficiency judgment, the Grantor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Grantor of any remedy in the Purchase Agreement or any other Basic Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.
     (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 11.13, including, without limitation, any amendment to this Deed of Trust, any substitute promissory note or affidavit or certificate of any kind, the Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of the Grantor. Such power of attorney is coupled with an interest and is irrevocable.
     (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 11.13 shall be effective only to the maximum extent permitted by law.
ARTICLE 12
MORTGAGED LEASE
     Section 12.1 Representations, Warranties and Covenants. Grantor represents and warrants to Beneficiary that (a) the Mortgaged Lease is unmodified and in full force and effect, (b) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (c) Grantor enjoys the quiet and peaceful possession of the property demised thereby, (d) Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, and (e) the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed (but this statement is made for the benefit of and may only be relied upon by Beneficiary and Secured Parties). Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Mortgaged Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Mortgaged Lease. Grantor shall notify Beneficiary in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under the Mortgaged Lease within ten (10) days after Grantor knows of such default. Grantor shall, promptly following the receipt thereof, deliver a copy of any notice of default given to Grantor by the lessor pursuant to the Mortgaged Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder. Unless required under the terms of the Mortgaged Lease, except as set forth in the Purchase Agreement, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary’s sole and absolute discretion) (i) terminate, or surrender the Mortgaged Lease, or (ii) enter into any modification of the Mortgaged Lease which materially impairs the practical realization of the security interests granted by this Deed of Trust, and any such attempted termination, modification or surrender without Beneficiary’s written consent shall be void. Grantor shall, within thirty (30) days after written request from Beneficiary, use commercially reasonable efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant thereunder and stating that the Mortgaged Lease is in full force and effect, is unmodified or, if the Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Grantor, stating that to the best of lessor’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under the Mortgaged Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Beneficiary.
     Section 12.2 No Merger; Acquisition; Power of Attorney. So long as any of the Secured Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to each Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Mortgaged Lease, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Trust Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary may reasonably require to ratify, confirm and further evidence the lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Secured Obligations remains unpaid.
     Section 12.3 New Leases. If the Mortgaged Lease shall be terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if, pursuant to the provisions of the Mortgaged Lease, Beneficiary or its designee shall acquire from the lessor a new lease of the premises subject to the Mortgaged Lease, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
     Section 12.4 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of any Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the tenant arising out of any Mortgaged Lease for only that period of time for which Beneficiary is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title and interest therein.]
ARTICLE 13
LEASES
     Section 13.1 Grantor’s Affirmative Covenants with Respect to Leases. With respect to each Lease, the Grantor shall:
          (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;
          (ii) promptly send copies to the Beneficiary of all notices of default which the Grantor shall send or receive thereunder; and
          (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.
ARTICLE 14
LOCAL LAW PROVISIONS
     Section 14.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 14 and the other terms and conditions of this Deed of Trust, the terms and conditions of this Article 14 shall control and be binding.
     Section 14.2 Fixture Filing. Section 9.2 of the Deed of Trust is amended to add the following provision to the end of the existing Section 9.2:
     To the extent permitted by law, Grantor and Beneficiary agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Deed of Trust, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of Sections 9313 and 9402 of the UCC. Borrower is the record owner of the Land.
     Section 14.3 Rights and Remedies. Section 8.2 of the Deed of Trust is amended to add the following provisions to the end of the existing Section 8.2:
     Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the Note, the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.
          (i) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice of default as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after delivery and recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said notice of sale, either as whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.
          (ii) Trustee may postpone the sale of all or any portion of the Trust Property from time to time in accordance with the laws of the State in which the Land is located.
ARTICLE 15
TRUSTEE’S POWERS AND LIABILITIES
     Section 15.1 Trustee’s Powers and Liabilities.
          (i) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however,, only for gross negligence, bad faith or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms thereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly;
          (ii) Trustee may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary;
          (iii) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the Premises are located, or in its sole discretion for any reason whatsoever. Beneficiary may, upon notice to the Grantor and without specifying the reason therefore and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby;
          (iv) Trustee shall not be required to see that this Deed of Trust is recorded nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the fullest extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the fullest extent permitted by law by all remedies at law or in equity; and
          (v) At any time, or from time to time, without liability therefore and with ten (10) day’s prior written notice to Grantor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (A) reconvey any part of the Trust Property, (B) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (C) join in granting any easement thereon, so long as Grantor has consented thereto, or (D) join in any extension agreement or any agreement subordinating the lien or charge hereof.
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     IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.

NAP OF THE AMERICAS/WEST, INC.

By:

Name:
Title:

ACKNOWLEDGMENT

State of	)
County o f	)
     On March 31, 2005, before me,                                          [name of notary], in and for said county and state, personally appeared                                           ,                                            of NAP OF THE AMERICAS/WEST, INC., personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

WITNESS my hand and official seal

Signature of Notary

Schedule A — Legal Description
(City of Santa Clara)
PARCEL ONE:
All of Parcel 2A, as shown upon that certain Parcel Map entitled, “Being a Portion of Tract No. 2791 (Lots 2 & 3) and a Portion of Lot 5 — Map of the Arques Subdivision in the City of Santa Clara, California”, which map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 10, 1970 in Book 266 of Maps, Page 32.
PARCEL TWO:
An easement for light and air over and across the parcel of land hereinafter described to be used in common with the record owner (as such owner shall exit from time to time) of the land adjoining to the south a strip of land of a uniform 30.00 feet lying northerly of the following described line: Beginning at a point in the westerly line of Corvin Drive at the intersection thereof with the northerly line of the hereinbefore described Parcel 2A; running thence along said northerly line South 89° 29’ West 310 feet. Said easement are shall at all times to be unobstructed from ground to Sky by the construction, installation or maintenance of any building or structure.
Said above easement is created by Easement Agreement recorded March 30, 1988, Instrument 14115469, Santa Clara Records.
PARCEL THREE:
An easement for installation and maintenance of storm drainage facilities over and across the parcel of land hereinafter describe, to be used in common with the record owner (as such owner shall exist from time to time) of the land adjoining to the south a strip of land of a uniform width of 10.00 feet, the center line of which is described as follows: Beginning at a point in the northerly line of the hereinbefore described Parcel 2A; distance therein South 89° 29’ West 52.50 feet from the northeasterly corner thereof; running thence from said line North 45° East 14.14 feet; thence North 3000 feet and North 67° 31’ 24” East 46.41 feet to the westerly line of Corvin Drive.
Said above easement is created by Easement Agreement recorded March 30, 1988, Instrument 14115469, Santa Clara Records.
PARCEL FOUR:
An easement for the permanent, mutual ingress and egress over a common driveway to serve both parcels and as a common storm drainage area to serve both parcels, described as a strip of land 25 feet in width and 310 feet in length, the centerline of said strip being the line common to Parcel 4A of that parcel map filed for record July 9, 1970, in Book 270, Page 21 of Maps, Santa Clara County Records, and parcel 2A of that parcel map filed for record April 10, 1970 in Book 266, Page 32, of Maps, Santa Clara County Records.

Excepting thereon that portion lying within Parcel One above.
Assessor’s Parcel Number:  216-33-025

Schedule B
     Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the Pro Forma Policy issued by Commonwealth Land Title Insurance Company, dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing Commonwealth Land Title Insurance Company reference number 05007173 relating to the real property described in Schedule A attached hereto.

EXHIBIT J-1
FORM OF PERFECTION CERTIFICATE
PERFECTION CERTIFICATE
     Reference is hereby made to (i) that certain Security Agreement dated as of January 5, 2007 (the “Security Agreement”), between Terremark Worldwide, Inc., a Delaware corporation (“Terremark”), the Guarantors party thereto (collectively, the “Guarantors”) and the Agent (as hereinafter defined) and (ii) that certain Purchase Agreement dated as of January 5, 2007 (the “Purchase Agreement”) among the Company, the Guarantors, certain other parties thereto and Credit Suisse, Cayman Islands Branch, as Agent (in such capacity, the “Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Purchase Agreement.
     As used herein, the term “Companies” means Terremark and each of its U.S. Subsidiaries.
     The undersigned hereby certify to the Agent as follows:
     1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
          (b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
          (c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between December 29, 2001 and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between December 29, 2001 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
     2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

J-1-1

          (b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.
          (c) Set forth in Schedule 2(c) hereto are all the other places of business of each Company.
          (d) Set forth in Schedule 2(d) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
          (e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
     3. Prior Locations. (a) Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.
          (b) Set forth in Schedule 3(b) is the information required by Schedule 2(d) or Schedule 2(e) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months.
     4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
     5. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule 1(c) or Schedule 4 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 8 with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Agent.
     6. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule

J-1-2

6 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof.
     7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 15(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Agent pursuant to the Security Documents.
     8. Real Property. Attached hereto as Schedule 8(a) is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
     9. Personal Property.
          (a) Tangible Personal Property in Possession of Warehousemen and Bailees. Except as set forth in Schedule 9(a), no persons (including warehousemen and bailees) other than the Company has possession of any material amount (fair market value of $10,000 or more) of tangible personal property of the Company.
          (b) Tangible Personal Property in Extended Article 9 Transition States and Former Article 9 Jurisdictions. Set forth in Schedule 9(b) are all the locations within the States of Alabama, Arizona, Florida or Mississippi or the Commonwealth of Puerto Rico where the Company currently maintains or has maintained any material amount (fair market value of $10,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Company (whether or not in the possession of such Company) within the past five (5) years.
     10. Termination Statements. Attached hereto as Schedule 10(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 10(b) hereto with respect to each Lien described therein.
     11. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 11(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule

J-1-3

11(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
     12. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 12 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of December 29, 2006, including all intercompany notes between or among any two or more Companies.
     13. Intellectual Property. (a) Except with respect to the trademarks “Luxury Condos at Hotel Rates” and “Fortune House”, attached hereto as Schedule 13(a) is a schedule setting forth all of each Company’s Patents, Patent applications, Patent Licenses, Trademarks, Trademark applications and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 13(b) is a schedule setting forth all of each Company’s United States Copyrights, Copyright applications and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
          (b) Attached hereto as Schedule 13(b) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 13(a) and Schedule 13(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.
     14. Commercial Tort Claims. Attached hereto as Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.
     15. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
     16. Letter-of-Credit Rights. Attached hereto as Schedule 16 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

J-1-4

     17. Motor Vehicles. Attached hereto as Schedule 17 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Company, and the owner and approximate value of such motor vehicles.
[The Remainder of this Page has been intentionally left blank]

J-1-5

     IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this th day of January, 2007.

TERREMARK WORLDWIDE, INC.

By:
Name: Jose A. Segrera Title: Chief Financial Officer

GUARANTORS:

NAP OF THE AMERICAS, INC.
NAP OF THE AMERICAS/WEST, INC.
OPTICAL COMMUNICATIONS, INC.
PARK WEST TELECOMMUNICATIONS INVESTORS, INC.
SPECTRUM TELECOMMUNICATIONS CORP.
TECOTA SERVICES CORP.
TERREMARK EUROPE, INC.
TERREMARK FEDERAL GROUP, INC.
TERREMARK FINANCIAL SERVICES, INC.
TERREMARK FORTUNE HOUSE #1, INC.
TERREMARK LATIN AMERICA, INC.
TERREMARK MANAGEMENT SERVICES, INC.
TERREMARK REALTY, INC.
TERREMARK TECHNOLOGY CONTRACTORS, INC.
TERRREMARK TRADEMARK HOLDINGS, INC.
TERRENAP DATA CENTERS, INC.
TERRENAP SERVICES, INC.

By:
Name:	Jose A. Segrera
Title:	Chief Financial Officer

J-1-6

Schedule 1(a)
Legal Names, Etc.

		Registered		Federal Taxpayer
		Organization	Organizational	Identification	State/Jurisdiction
Legal Name	Type of Entity	(Yes/No)	Number[1]	Number	of Formation

[1]	If none, so state.

J-1-7

Schedule 1(b)
Prior Organizational Names

Date of
Company/Subsidiary	Prior Name	Change

J-1-8

Schedule 1(c)
Changes in Corporate Identity; Other Names

List of All Other
			Date		Names Used
	Corporate		of	State of	During Past Five
Company/Subsidiary	Name of Entity	Action	Action	Formation	Years

J-1-9

Schedule 2(a)
Chief Executive Offices

Company/Subsidiary	Address	County	State/Country

J-1-10

Schedule 2(b)
Location of Books

Company/Subsidiary	Address	County	State/Country

J-1-11

Schedule 2(c)
Other Places of Business

Company/Subsidiary	Address	County	State

J-1-12

Schedule 2(d)
Additional Locations of Equipment and Inventory

Company/Subsidiary	Address	County	State

J-1-13

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Name of Entity in
Possession of
	Collateral/Capacity of such	Address/Location of
Company/Subsidiary	Entity	Collateral	County	State

J-1-14

Schedule 3(a)
Prior Locations Maintained by Company/Subsidiaries

J-1-15

Schedule 3(b)
Prior Locations/Other Entities

J-1-16

Schedule 4
Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

J-1-17

Schedule 5
File Search Reports

J-1-18

Schedule 6
Copy of Financing Statements To Be Filed

J-1-19

Schedule 7
Filings/Filing Offices

Applicable Collateral Document
Type of Filing[3]	Entity	[Mortgage, Security Agreement or Other]	Jurisdictions

[3]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

J-1-20

Schedule 8(a)
Real Property

Description of
		Owned or	Landlord/Owner	Lease
Entity of Record	Location Address	Leased	if Leased	Documents

J-1-21

Schedule 8(b)
Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

J-1-22

Schedule 9(a)
Tangible Personal Property in Possession of Warehousemen and Bailees

J-1-23

Schedule 9(b)
Tangible Personal Property in Extended Article 9 Transition States and Former Article 9
Jurisdictions

J-1-24

Schedule 10(a)
Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

J-1-25

Schedule 10(b)
Termination Statement Filings

				UCC-1 File	UCC-1 File
Debtor	Jurisdiction	Secured Party	Type of Collateral	Date	Number

J-1-26

Schedule 11 (a)
Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares / Interest	Percent Pledged

J-1-27

Schedule 11 (b)
Other Equity Interests

J-1-28

Schedule 12
Instruments and Tangible Chattel Paper
1.      Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.       Chattel Paper:

J-1-29

Schedule 13(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

OTHER PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

J-1-30

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

J-1-31

OTHER TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

J-1-32

Schedule 13(b)
Copyrights
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

OTHER COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

J- 1 -33

Licenses:

REGISTRATION/
LICENSEE	LICENSOR	COUNTRY/STATE	APPLICATION NUMBER	DESCRIPTION

J- 1 -34

Schedule 13(c)
Intellectual Property Filings

J- 1 -35

Schedule 14
Commercial Tort Claims

J- 1 -36

Schedule 15
Deposit Accounts, Securities Accounts and Commodity Accounts

	TYPE OF	BANK OR	ACCOUNT
OWNER	ACCOUNT	INTERMEDIARY	NUMBERS

J- 1 -37

Schedule 16
Letter of Credit Rights

J- 1 -38

Schedule 17
Motor Vehicles

J- 1 -39

EXHIBIT J-2
FORM OF PERFECTION CERTIFICATE SUPPLEMENT
PERFECTION CERTIFICATE SUPPLEMENT
          This Perfection Certificate Supplement, dated as of [ ], 200[ ] is delivered pursuant to Section 7.15(b) of that Certain Purchase Agreement dated as of January 5, 2007 (the “Purchase Agreement”) among Terremark Worldwide, Inc. (“Terremark”), the Guarantors, the Purchasers and Credit Suisse, Cayman Islands Branch, as Agent (in such capacity, the “Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Purchase Agreement. As used herein, the term “Companies” means Terremark and each of its [U.S.] Subsidiaries.
          The undersigned, the [      ] of Terremark, hereby certify (in my capacity as [      ] and not in my individual capacity) to the Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
          1. Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
     (b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
     2. Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.
     (b) Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where each Company maintains any books or records relating to any Collateral.

J-2-1

     (c) Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of each Company.
     (d) Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
     (e) Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
     3. [Intentionally omitted].
     4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
     5. [Intentionally omitted].
     6. UCC Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 6 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
     7. Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 14(c) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Agent pursuant to the Security Documents.
     8. Real Property. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no

J-2-2

Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) or Schedule 8(a) of the Prior Perfection Certificate, other than those listed on Schedule 8(b) of the Prior Perfection Certificate, and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
     9. Personal Property.
          (a) Tangible Personal Property in Possession of Warehousemen and Bailees. Except as set forth in Schedule 9(a), no persons (including warehousemen and bailees) other than the Company has possession of any material amount (fair market value of $10,000 or more) of tangible personal property of the Company.
          (b) Tangible Personal Property in Extended Article 9 Transition States and Former Article 9 Jurisdictions. Set forth in Schedule 9(b) are all the locations within the States of Alabama, Arizona, Florida or Mississippi or the Commonwealth of Puerto Rico where the Company currently maintains or has maintained any material amount (fair market value of $10,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Company (whether or not in the possession of such Company) within the past five (5) years.
          10. Termination Statements. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 9(a) to the Prior Perfection Certificate sets forth the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 10(b) hereto and thereto with respect to each Lien described therein.
          11. Stock Ownership and Other Equity Interests. Except as listed on Schedule 11(a) attached hereto and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Except as set forth on Schedule 11(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
          12. Instruments and Tangible Chattel Paper. Except as listed on Schedule 12 attached hereto and made a part hereof, Schedule 12 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of                                         , 200[ ], including all intercompany notes between or among any two or more Companies.

J-2-3

          13. Intellectual Property. (a) Except as listed on Schedule 13(a) attached hereto and made a part hereof, Schedule 13(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Except as listed on Schedule 13(b) attached hereto and made a part hereof, Schedule 13(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
     (b) Except as listed on Schedule 13(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 13(a) and Schedule 13(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.
     14. Commercial Tort Claims. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.
     15. Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
     16. Letter-of-Credit Rights. Except as listed on Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 16 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.
     17. Motor Vehicles. Except as listed on Schedule 17 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 17 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Company, and the owner and approximate value of such motor vehicles.
[The Remainder of this Page has been intentionally left blank]

J-2-4

     IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this                      day of                                         , 200[ ].

TERREMARK WORLDWIDE, INC.

By:
Name:
Title:

[Each of the Guarantors]

By:
Name:
Title:

J-2-5

Schedule 1(a)
Legal Names, Etc.

		Registered Organization		Federal Taxpayer
Legal Name	Type of Entity	(Yes/No)	Organizational Number[4]	Identification Number	State of Formation

[4]	If none, so state.

J-2-6

Schedule 1(b)
Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

J-2-7

Schedule 1(c)
Changes in Corporate Identity; Other Names

List of All Other
	Corporate Name of				Names Used During
Company/Subsidiary	Entity	Action	Date of Action	State of Formation	Past Five Years

J-2-8

Schedule 2(a)
Chief Executive Offices

Company/Subsidiary	Address	County	State

J-2-9

Schedule 2(b)
Location of Books

Company/Subsidiary	Address	County	State

J-2-10

Schedule 2(c)
Other Places of Business

Company/Subsidiary	Address	County	State

J-2-11

Schedule 2(d)
Additional Locations of Equipment and Inventory

Company/Subsidiary	Address	County	State

J-2-12

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Name of Entity in
Possession of
	Collateral/Capacity	Address/Location of
Company/Subsidiary	of such Entity	Collateral	County	State

J-2-13

Schedule 3(a)
Prior Locations Maintained by Company/Subsidiaries

J-2-14

Schedule 3(b)
Prior Locations/Other Entities

J-2-15

Schedule 4
Transactions Other Than in the Ordinary Course of Business

Description of
Transaction Including
Company/Subsidiary	Parties Thereto	Date of Transaction

J-2-16

Schedule 5
File Search Reports

J-2-17

Schedule 6
Copy of Financing Statements To Be Filed

J-2-18

Schedule 7
Filings/Filing Offices

Applicable
Collateral Document
[Mortgage, Security
Type of Filing[5]	Entity	Agreement or Other]	Jurisdictions

[5]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

J-2-19

Schedule 8(a)
Real Property

			Landlord/Owner if	Description of
Entity of Record	Location Address	Owned or Leased	Leased	Lease Documents

J-2-20

Schedule 8(b)
Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

J-2-21

Schedule 9(a)
Tangible Personal Property in Possession of Warehousemen and Bailees

J-2-22

Schedule 9(b)
Tangible Personal Property in Extended Article 9 Transition States and Former Article 9
Jurisdictions

J-2-23

Schedule 10(a)
Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

J-2-24

Schedule 10(b)
Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

J-2-25

Schedule 11(a)
Equity Interests of Companies and Subsidiaries

Current Legal
Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

J-2-26

Schedule 11(b)
Other Equity Interests

J-2-27

Schedule 12
Instruments and Tangible Chattel Paper
1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

J-2-28

Schedule 13(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION
Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION
Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

OTHER PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

J-2-29

Licenses:

REGISTRATION/
LICENSEE	LICENSOR	COUNTRY/STATE	APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

OTHER TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

J-2-30

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

J-2-31

Schedule 13(b)
Copyrights
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

OTHER COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

J-2-32

Licenses:

REGISTRATION/
LICENSEE	LICENSOR	COUNTRY/STATE	APPLICATION NUMBER	DESCRIPTION

J-2-33

Schedule 13(c)
Intellectual Property Filings

J-2-34

Schedule 14
Commercial Tort Claims

J-2-35

Schedule 15
Deposit Accounts, Securities Accounts and Commodity Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

J-2-36

Schedule 16
Letter of Credit Rights

J-2-37

Schedule 17
Motor Vehicles

J-2-38

EXHIBIT K
FORM OF SECURITY AGREEMENT
See attached.

K-1

EXHIBIT L
FORM OF CONFIDENTIALITY AGREEMENT
THIS AGREEMENT is made effective as of                     , 200 (the “Effective Date”) by and between Terremark Worldwide, Inc., a Florida corporation acting on behalf of itself and its Affiliates, with offices at 2601 South Bayshore Drive, Suite #900, Miami, FL and                                         , a corporation acting on behalf of itself and its Affiliates (as defined below) with offices                                          (each individually a “Party” and collectively the “Parties”).
WITNESSETH:
     WHEREAS, in connection with exploring and evaluating a possible business relationship (the “Relationship”) and for the purposes of the ongoing Relationship, the Parties recognize the need to disclose to one another certain of the Confidential Information (as defined below); and
     WHEREAS, the Parties wish to provide the terms and conditions upon which such Confidential Information will be disclosed by one Party to the other Party hereunder;
     NOW, THEREFORE In consideration of the other party’s disclosure of Confidential Information and the covenants and promises contained herein, the Parties agree as follows:
1.	“Confidential Information” means information in whatever form disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) before, on or after the Effective Date hereof which relates to a Disclosing Party’s business or the Relationship, including without limitation business, financial, operational, human resource and technical materials and information, or which although not directly related to the Relationship, is nevertheless disclosed as a result of or in connection with the Parties’ discussions of the Relationship.
2.	The Receiving Party shall use the Disclosing Party’s Confidential Information only for the purpose of evaluating the Relationship and for the purposes of the ongoing Relationship, and shall protect such Confidential Information from disclosure to third parties, using the same degree of care used to protect its own proprietary and confidential information of like importance, but in any case using no less than a reasonable degree of care. The Parties understand that disclosure of Confidential Information could result in violation of the federal securities laws as well as other laws. The Receiving Party agrees not to trade in the securities of Disclosing Party while in possession of material Confidential Information or any other information of a material, non-public nature relating to the Disclosing Party. The Receiving Party may disclose the Disclosing Party’s Confidential Information to its Affiliates, its employees and its consultants, in each case if such Affiliates, employees, and consultants have a need to know, and provided such Affiliates, employees and consultants (i) use the Confidential Information for the purposes of the Relationship only, and (ii) are bound to protect the Confidential Information as required hereunder. The Parties shall each be responsible for any breach of the terms of this Agreement by them or their respective Affiliates or representatives and agree, at their sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain their respective Affiliates or representatives from prohibited or unauthorized disclosure or use of the Confidential Information.
3.	The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (a) the Receiving Party can demonstrate is in the possession or control of such

Party at the time of its disclosure hereunder; (b) is or becomes publicly known, through no wrongful act of the Receiving Party; (c) the Receiving Party can demonstrate was received by such Party from a third party free to disclose it without obligation (whether contractual, legal, fiduciary or otherwise) to the Disclosing Party; (d) the Receiving Party can demonstrate was developed independently by such Party without reference to the Confidential Information; or (e) is lawfully required to be disclosed..
4.	Confidential Information disclosed under this Agreement shall be and remain the property of the Disclosing Party. Upon the written request of the Disclosing Party at any time, shall promptly return or destroy all such tangible Confidential Information of the Disclosing Party in its possession, and no such Confidential Information shall thereafter be retained in any form by the Receiving Party except that the Receiving Party may retain a copy of the Disclosing Party’s Confidential Information in the possession of outside counsel of its own choosing for use solely in the event a dispute arises hereunder and only in connection with such dispute or as otherwise required by law. The Receiving Party shall be fully responsible for the return or destruction of all Confidential Information disclosed to its Affiliates, its employees and its consultants.
5.	Without the prior written consent of the other Party, neither Party will disclose to any third party any Confidential Information, including without limitation any of the terms or conditions relating to the Relationship being discussed by the Parties, or the existence of this Agreement.
6.	This Agreement shall become effective on the date first set forth above and shall continue for a period of three (3) years, or until a further agreement is entered into by and between the Parties, whichever shall occur first.
7.	The term “Affiliate” means any person or entity controlling controlled by or under common control with a Party.
8.	This Agreement: (a) is the complete Agreement of the Parties concerning the subject matter hereof and supersedes any and all prior Agreements, understandings or discussions with respect to the subject matter hereof; (b) shall not be construed to create any obligation on the part of either Party to create the Relationship or to compensate the other Party in any manner; (c) may not be amended or and any manner codified except in a writing signed by the Parties; and (d) shall be governed and construed in accordance with the laws of the State of Florida except with regard to conflict of laws rules. Each party hereby consents to the jurisdiction of the Circuit Court of the State of Florida in Miami-Dade County, Florida and the United States District Court for the Southern District of Florida. Each party acknowledges that such Confidential Information is unique and valuable to the Disclosing Party. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provisions shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely representing the intention of the Parties as expressed herein. Without prejudice to the rights and remedies otherwise available to the Parties, each Party recognizes and agrees that the Disclosing Party would not have an adequate remedy at law if the Receiving Party were to violate the covenants and agreements set forth herein and acknowledges that a breach of the covenants and agreements set forth herein would cause irreparable harm and damage to the Disclosing Party and that money damages would not be a sufficient remedy for any breach of this Agreement by either Party or their respective Affiliates and representatives and, accordingly, that either Party shall be entitled to equitable relief, including injunctive and specific performance, if either Party or any of their respective Affiliates or representatives breaches or threatens to breach any of the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement.

9.	Each Party understands and acknowledges that neither Party makes any representations or warranty, express of implied, as to the accuracy or completeness of Confidential Information disclosed hereunder. Neither the disclosing party nor any of the officers, directors, employees, agents, advisors, legal counsel or other representatives or Affiliates thereof, shall be subject to any liability or responsibility for errors or omissions in, or any decisions made by the Receiving Party in reliance on, any Confidential Information disclosed under this Agreement.
10.	Neither Party shall assign any of its rights or obligations hereunder, except to an Affiliate or successor in interest, without prior written consent of the other party, which consent shall not be unreasonably withheld.
IN WITNESS WHEREOF, each of the Parties hereto has caused the Agreement to be executed by its duly authorized representative.

Terremark Worldwide, Inc.
By:

Name: Suzanne Chebat

Title: Director of Contract Management

Tel:	(305) 860-7821
A.

B.
(Company name)

By:

Name:

Title:

Tel:

Fax:

Address:

EXHIBIT M
FORM OF SERIES B SUBORDINATION AGREEMENT

M-1

EXHIBIT 3.03(A)
FORM OF OFFICER’S CERTIFICATE
OFFICER’S CERTIFICATE
     This Officer’s Certificate is being delivered to the Purchasers (defined below) pursuant to Section 3.03(a) of that certain Purchase Agreement dated as of January 5, 2007 (the “Purchase Agreement”), between Terremark Worldwide, Inc. (the “Company”), the guarantors listed on the signature pages thereto (the “Guarantors”, and together with the Company, the “Issuers”), [ ] (the “Agent”) and each of the purchasers listed on Schedule A thereto (the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.
     The undersigned executive officer of each of the Issuers hereby certifies on behalf of each of the applicable Issuers that the conditions specified in Sections 3.01, 3.02, 3.05, 3.06 and 3.07 of the Purchase Agreement have been fulfilled.
     IN WITNESS WHEREOF, each of the undersigned has executed this Officer’s Certificate as of this ___day of January, 2007.
ISSUERS:
NAP OF THE AMERICAS, INC.
NAP OF THE AMERICAS/WEST, INC.
PARK WEST TELECOMMUNICATIONS INVESTORS, INC.
SPECTRUM TELECOMMUNICATIONS CORP.
TECOTA SERVICES CORP.
TERREMARK EUROPE, INC.
TERREMARK FINANCIAL SERVICES, INC.
TERREMARK FORTUNE HOUSE #1, INC.
TERREMARK LATIN AMERICA, INC.
TERREMARK MANAGEMENT SERVICES, INC.
TERREMARK REALTY, INC.
TERREMARK TECHNOLOGY CONTRACTORS, INC.
TERRREMARK TRADEMARK HOLDINGS, INC.
TERREMARK WORLDWIDE, INC.
TERRENAP DATA CENTERS, INC.
TERRENAP SERVICES, INC.

By:
Name: Jose A. Segrera
Title: Chief Financial Officer

3.03(a)-1

OPTICAL COMMUNICATIONS, INC.

By:
Name: [Nelson Fonseca]
Title: [Treasurer and Chief Financial Officer]

TERREMARK FEDERAL GROUP, INC.

By:
Name: [Manual D. Medina]
Title: [Chief Executive Officer]

3.03(a)-2

EXHIBIT 3.03(B)
FORM OF SECRETARY’S CERTIFICATE
TERREMARK WORLDWIDE, INC.
SECRETARY CERTIFICATE
     This Certificate is delivered pursuant to Section 3.03(b) of the Purchase Agreement dated as of January ___, 2007 (the “Purchase Agreement”) between Terremark Worldwide, Inc. (the “Company”), the guarantors listed on the signature pages thereto (the “Guarantors”, and together with the Company, the “Issuers”), Credit Suisse, Cayman Islands Branch (the “Agent”) and each of the purchasers listed on Schedule A thereto (the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.
     1. Attached hereto as Exhibit “A” is a true, complete and correct copy of the Certificate of Incorporation of Terremark Worldwide, Inc. as amended and in effect on the date hereof.
     2. Attached hereto as Exhibit “B” is a true, complete and correct copy of the By-laws of Terremark Worldwide, Inc. as amended and in effect on the date hereof.
     3. Attached hereto as Exhibit “C” is a true, complete and correct copy of the incumbency certificate of Terremark Worldwide, Inc. in effect on the date hereof.
     4. Attached hereto as Exhibit “D” are true, complete and correct copies of resolutions adopted by the Board of Directors of Terremark Worldwide, Inc. and said resolutions have not been altered, abridged or amended.
     5. Attached hereto as Exhibit “E” is a true, complete and correct copy of the good standing certificate of Terremark Worldwide, Inc. in effect on the date hereof.

Dated: January __, 2007	TERREMARK WORLDWIDE, INC.
By:
		Name:	Adam Smith
		Title:	Secretary

3.03(b)-1

EXHIBIT A
CERTIFICATE OF INCORPORATION

3.03(b)-2

EXHIBIT B
BY-LAWS

3.03(b)-3

EXHIBIT C
INCUMBENCY CERTIFICATE
     The undersigned, the Secretary of Terremark Worldwide, Inc. (the “Company”), hereby certifies that the person named below is an officer of the Company, and the signature set forth opposite such person’s name is genuine:

Name	Title	Specimen Signature
Jose A. Segrera	Chief Financial Officer

     IN WITNESS WHEREOF, I have hereunto ascribed my name, this ___day of January, 2007.

By:
Name: Adam Smith
Title: Secretary

3.03(b)-4

EXHIBIT D
RESOLUTIONS

3.03(b)-5

EXHIBIT E
GOOD STANDING CERTIFICATE

3.03(b)-6

NAP OF THE AMERICAS, INC.
SECRETARY CERTIFICATE
     This Certificate is delivered pursuant to Section 3.03(b) of the Purchase Agreement dated as of January ___, 2007 (the “Purchase Agreement”) between Terremark Worldwide, Inc. (the “Company”), the guarantors listed on the signature pages thereto (the “Guarantors”, and together with the Company, the “Issuers”), Credit Suisse, Cayman Islands Branch (the “Agents”) and each of the purchasers listed on Schedule A thereto (the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.
     1. Attached hereto as Exhibit “A” is a true, complete and correct copy of the Articles of Incorporation of NAP of the Americas, Inc. as amended and in effect on the date hereof.
     2. Attached hereto as Exhibit “B” is a true, complete and correct copy of the By-laws of NAP of the Americas, Inc. as amended and in effect on the date hereof.
     3. Attached hereto as Exhibit “C” is a true, complete and correct copy of the incumbency certificate of NAP of the Americas, Inc. in effect on the date hereof.
     4. Attached hereto as Exhibit “D” are true, complete and correct copies of resolutions adopted by the Board of Directors of NAP of the Americas, Inc. and said resolutions have not been altered, abridged or amended.
     5. Attached hereto as Exhibit “E” is a true, complete and correct copy of the good standing certificate of NAP of the Americas, Inc. in effect on the date hereof.

Dated: January __, 2007	NAP OF THE AMERICAS, INC.
By:
		Name:	Adam Smith
		Title:	Secretary

3.03(b)-7

EXHIBIT A
ARTICLES OF INCORPORATION

3.03(b)-8

EXHIBIT B
BY-LAWS

3.03(b)-9

EXHIBIT C
INCUMBENCY CERTIFICATE
     The undersigned, the Secretary of NAP of the Americas, Inc. (the “Company”), hereby certifies that the person named below is an officer of the Company, and the signature set forth opposite such person’s name is genuine:

Name	Title	Specimen Signature
Jose A. Segrera	Chief Financial Officer

     IN WITNESS WHEREOF, I have hereunto ascribed my name, this ___ day of January, 2007.

By:
Name: Adam Smith
Title: Secretary

3.03(b)-10

EXHIBIT D
RESOLUTIONS

3.03(b)-11

EXHIBIT E
GOOD STANDING CERTIFICATE

3.03(b)-12

EXHIBIT 3.04(A)(i)
FORM OF COMPANY COUNSEL OPINION
See attached.

3.04(a)(ii)-1